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                                                                    Exhibit 4.1


                             BLYTH INDUSTRIES, INC.
                    NON-QUALIFIED DEFERRED COMPENSATION PLAN

                         Effective as of January 1, 2000

                                    RECITALS

This BLYTH INDUSTRIES, INC. NON-QUALIFIED DEFERRED COMPENSATION PLAN (the "Plan") is adopted by BLYTH INDUSTRIES, INC. AND ITS NORTH AMERICAN SUBSIDIARIES (the "Employer") for certain of its executive employees. The purpose of the Plan is to provide those employees with supplemental retirement income and to offer those employees an opportunity to elect to defer the receipt of compensation in order to provide termination of employment and related benefits pursuant to
Section 451 of the Internal Revenue Code of 1986, as amended (the Code). The Plan is intended to be a top-hat plan (I.E., an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees) under Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (ERISA).

Accordingly, the following Plan is adopted.

                             Article I - Definitions

1.1 ACCOUNT means the balance credited to a Participant's or Beneficiary's Deferral Account, including Compensation Deferrals, Voluntary Employer Contributions and Earnings thereon (as determined by the Administrator). A Participant's or Beneficiary's Account shall be determined as of the date of reference.

1.2 ADMINISTRATOR means the Chief Financial Officer or Vice President Organization Development of Blyth Industries, Inc. under the direction of the Compensation Committee of the Board of Directors of Blyth Industries, Inc. The Compensation Committee shall be responsible for the approval of all discretionary matters under the terms of the Plan and for all aspects of interpretation and administration of the Plan.

1.3 BENEFICIARY means any person or persons, entity or entities, designated by the Participant to receive the balance of his or her Deferral Account in the event of his or her death.

1.4 CODE means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

1.5 COMPENSATION shall mean, with respect to any employee, the difference between (a) such employee's "Compensation" for purposes of the 401(k)/Profit Sharing Plan, without regard to any limitations that are set forth in Section 1.15 of the 401(k)/Profit Sharing Plan, and (b) the dollar amount of the limit set forth in Subsection (E) of such
         Section 1.15.

1.6 COMPENSATION DEFERRAL means that amount which a Participant elects from time to time to have withheld from his or her Compensation, to be deferred currently and paid at a later point in time. A Compensation Deferral is initiated by making a Deferral Election.



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1.7      DEFERRAL ACCOUNT means the bookkeeping account established and maintained by Blyth Industries, Inc. to record a Participant's cumulative Compensation Deferrals under the terms of this Plan, plus any Voluntary Employer Contributions and any adjustments due to Earnings. A Participant's Deferral Account may be divided into subaccounts.

1.8 DEFERRAL ELECTION means a written agreement executed by the Participant and delivered to Blyth Industries, Inc. by which the Participant agrees to a Compensation Deferral.

1.9 DESIGNATION DATE means the date or dates as of which a designation of deemed investment directions by an individual pursuant to Section 4.5, or any change in a prior designation of deemed investment directions by an individual pursuant to Section 4.5, shall become effective. The Administrator shall designate the Designation Date in any Plan Year.

1.10 EARNINGS means the income, gains and losses (Earnings may be a negative number) attributable to the deemed investment of the assets comprising the Participant's Deferral Account.

1.11 EFFECTIVE DATE means the effective date of the Plan, which shall be January 1, 2000.

1.12 ELIGIBLE EMPLOYEE means, for any Plan Year (or applicable portion thereof), a person employed by the Employer who is an officer of the Employer at the level of Vice President or above and who is designated by the Employer to be an Eligible Employee under the Plan. By each November 1, the Employer shall notify those individuals, if any, who will be Eligible Employees for the next Plan Year. If the Employer determines that an individual first becomes an Eligible Employee during a Plan Year, the Employer shall notify such individual of its determination and of the date during the Plan Year on which the individual shall first become an Eligible Employee.

1.13 EMPLOYER means BLYTH INDUSTRIES, INC. AND ITS NORTH AMERICAN SUBSIDIARIES and their successors and assigns unless otherwise herein provided, or any other corporation or business organization that, with the consent of BLYTH INDUSTRIES, INC. or its successors or assigns, assumes the Employer's obligations hereunder, or any other corporation or business organization that agrees, with the consent of BLYTH INDUSTRIES, INC., to become a party to the Plan.

1.14 ENTRY DATE with respect to an individual means the first day of the pay period following the date on which the individual first becomes an Eligible Employee.

1.15 INVESTMENT FUND means any of the investment funds selected by the Administrator for use by the Participants in the Blyth Industries, Inc. Non-Qualified Deferred Compensation Plan.

1.16 PARTICIPANT means any individual so designated in accordance with the provisions of Article II, including, where appropriate according to the context of the Plan, any former employee who is or may become (or whose beneficiaries may become) eligible to receive a benefit under the Plan.



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1.17     PARTICIPANT ENROLLMENT AND ELECTION FORM means the form on which a
         Participant makes a Deferral Election to defer Compensation hereunder and on which the Participant makes certain other designations as required thereon.

1.18 PLAN means this BLYTH INDUSTRIES, INC. NON-QUALIFIED DEFERRED COMPENSATION PLAN, as amended from time to time.

1.19 PLAN YEAR means the twelve (12) month period ending on December 31 of each year during which the Plan is in effect.

1.20     TRUST means the trust fund established pursuant to the Plan.

1.21 TRUSTEE means the trustee named in the agreement establishing the Trust and such successor and/or additional trustees as may be named pursuant to the terms of the agreement establishing the Trust.

1.22 VALUATION DATE means the December 31 of each Plan Year and any other date that the Administrator, in its sole discretion, designates as a Valuation Date.

1.23 VOLUNTARY EMPLOYER CONTRIBUTION shall have the meaning ascribed thereto in Section 3.1 hereof.

1.24 401(k)/PROFIT SHARING PLAN means the Blyth Industries, Inc. Profit Sharing Retirement Plan and Trust, as amended from time to time.

                   Article II - Eligibility and Participation

2.1 REQUIREMENTS. Every Eligible Employee on the Effective Date shall be eligible to become a Participant on the Effective Date. Every other Eligible Employee shall be eligible to become a Participant on the first Entry Date occurring on or after the date on which he or she becomes an Eligible Employee. No individual shall become a Participant, however, if he or she is not an Eligible Employee on the date his or her participation is to begin.

         Participation in the Plan is voluntary. In order to participate, an Eligible Employee must make a Deferral Election in such manner as may be required by Section 3.1 and by the Administrator and must agree to make Compensation Deferrals as provided in Article III.

2.2 REEMPLOYMENT. If a Participant whose employment with the Employer is terminated is subsequently reemployed and becomes an Eligible Employee once again, he or she shall become a Participant in accordance with the provisions of Section 2.1.

2.3 CHANGE OF EMPLOYMENT CATEGORY. During any period in which a Participant remains in the employ of the Employer, but ceases to be an Eligible Employee, he or she shall not be eligible to make Compensation Deferrals hereunder.


                     Article III - Contributions and Credits

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3.1      PARTICIPANT COMPENSATION DEFERRALS AND VOLUNTARY EMPLOYER
         CONTRIBUTIONS. In accordance with rules established by the Administrator, a Participant may make a Deferral Election to defer Compensation that is due to be earned and would otherwise be paid to the Participant, in a fixed percentage of Compensation designated by the Participant, which percentage shall not exceed the percentage of compensation deferred by such Participant pursuant to Section 4.1 of the 401(k)/Profit Sharing Plan. Amounts so deferred will be considered a Participant's "Compensation Deferrals." Ordinarily, a Participant shall make such a Deferral Election with respect to a coming twelve
         (12) month Plan Year during the period beginning on the November 1 and ending on the November 30 of the prior Plan Year or during such other period established by the Administrator.

         Compensation Deferrals shall be made through regular payroll deductions or through an election by the Participant to defer the payment of a bonus not yet payable to him or her at the time of the election. The Participant may reduce his or her payroll deduction Compensation Deferral amount by providing written notice to the Administrator. Such reduction will become effective on the paycheck for the first pay period of the following calendar quarter. Once made, a Compensation Deferral payroll deduction election shall continue in force indefinitely, until changed by the Participant on a subsequent Participant Enrollment and Election Form provided by the Administrator. Compensation Deferrals shall be deducted by the Employer from the pay of a deferring Participant and shall be credited to the Deferral Account of the deferring Participant.

         The Employer may, but shall not be obligated to, credit to a Participant's Deferral Account ("Voluntary Employer Contributions"), based upon such Participant's Compensation Deferrals or such Participant's Compensation (determined without regard to clause (b) of Section 1.5), as the case may be, on substantially the same basis as "Matching Contributions" or "Non-Elective Contributions"are made by the Employer pursuant to Sections 4.2 and 4.4 of the 401(k)/Profit Sharing Plan for the applicable Plan Year.

         There shall be established and maintained by the Employer a separate Deferral Account in the name of each Participant, to which shall be credited or debited (a) amounts equal to the Participants Compensation Deferrals, (b) Voluntary Employer Contributions, if any, subject to vesting as hereinafter provided and (c) Earnings (based upon the deemed net asset value of the Deferral Account's deemed assets, as determined by the Administrator) attributable or allocable to (a) and (b). Subject to Section 4.1 hereof, the Administrator shall have the discretion to allocate such Earnings among Deferral Accounts in a manner comparable to the manner in which investment earnings are allocated under the 401(k)/Profit Sharing Plan or pursuant to such other allocation rules as the Administrator deems to be reasonable and administratively practicable.

         Amounts equal to the Compensation Deferrals and Voluntary Employer Contributions will be paid by the Employer to the Trust with reasonable promptness after the total of such Compensation Deferrals and Voluntary Employer Contributions during any month or other period established by the Administrator has been determined.

3.2 DEFERRAL CANCELLATION. A Participant may only cancel his or her Deferral Election once in a calendar year. In the event of such a cancellation, a subsequent Deferral Election may not become effective prior to the first day of the succeeding calendar year.



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3.3      VESTING. An Eligible Employee shall always be one hundred percent
         (100%) vested in his or her Compensation Deferrals and the Earnings attributed thereto.

         An Eligible Employee will be vested in the Voluntary Employer Contributions and the Earnings thereon in accordance with such Eligible Employee's Vesting Percentage, determined in accordance with the provisions of Section 1.67 of the 401(k)/Profit Sharing Plan that are applicable to "Matching Contributions" and "Non-Elective
         Contributions".

                        Article IV - Allocation of Funds

4.1 ALLOCATION OF DEEMED EARNINGS ON DEFERRAL ACCOUNTS. Pursuant to Section 4.5, each Participant shall have the right to direct the Administrator as to how his or her Deferral Account shall be deemed to be invested. In such a case, the Administrator may, but shall not be obligated to, direct the Trustee to invest the Deferral Account maintained in the Trust on behalf of the Participant pursuant to the direction the Administrator has received from that Participant, but in any case such Deferral Account shall be deemed to have been invested as so directed. The Participant's Deferral Account will be credited or debited with the increase or decrease in the net asset value of the designated deemed investments, as follows: as of each Valuation Date, an amount equal to the net increase or decrease in the net asset value (as determined by the Administrator), of each deemed Investment Fund within the Trust since the preceding Valuation Date shall be allocated among all Participant's Deferral Accounts deemed to be invested in that Investment Fund in accordance with the ratio that the portion of the Deferral Account of each Participant that is deemed to be invested in that Investment Fund, determined as provided herein, bears to the aggregate of all Deferral Accounts deemed to be invested in that Investment Fund.

4.2 ACCOUNTING FOR DISTRIBUTIONS. As of the date of any distribution hereunder, the distribution to a Participant or his or her Beneficiary or Beneficiaries shall be charged to such Participant's Deferral Account.

4.3 SEPARATE ACCOUNTS. A separate account under the Plan shall be established and maintained by the Employer to reflect the Deferral Account for each Participant with subaccounts to show separately the deemed earnings and losses credited or debited to such Deferral Account and the applicable deemed investments of the Deferral Account.

4.4 INTERIM VALUATIONS. If it is determined by the Administrator that the value of the Trust as of any date on which distributions are to be made differs materially from the value of the Trust on the prior Valuation date upon which the distribution is to be based, the Administrator, in its discretion, shall have the right to designate any date in the interim as a Valuation Date for the purpose of revaluing the Trust so that the Deferral Account from which the distribution is being made will, prior to the distribution, reflect its share of such material difference in value.

4.5 DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS. Subject to such limitations as may from time to time be required by law, imposed by the Administrator or the Trustee, or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Administrator or the Trustee, prior to and effective for each Designation Date, each Participant may communicate to the Administrator or the Trustee, as



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         deemed appropriate by the Administrator, a direction as to how his or her Deferral Account should be deemed to be invested among such categories of deemed investments as may be made available by the Employer hereunder. Such direction shall designate the percentage (in any whole percent multiples) of each portion of the Participant's Deferral Account that is requested to be deemed to be invested in such categories of deemed investments and shall be subject to the following rules:

                            (a) Any initial or subsequent deemed investment direction shall be in writing, on a form supplied by and filed with the Administrator, and shall be effective as of the next Designation Date that is at least ten (10) business days after such filing. The Administrator may allow, in its discretion, alternative means of communicating deemed investment directions.

                            (b) All amounts credited to the Participant's Deferral Account shall be deemed to be invested in accordance with the then effective deemed investment direction, and, as of the effective date of any new deemed investment direction, all or a portion of the Participant's Deferral Account at that date shall be reallocated among the designated deemed investment funds according to the percentages specified in the new deemed investment direction unless and until a subsequent deemed investment election shall be filed and become effective. An election concerning deemed investment choices shall continue indefinitely as provided in the Participant's most recent Participant Enrollment and Election Form or other form specified by the Administrator.

                            (c) If the Administrator or Trustee receives an initial or revised deemed investment direction that it deems to be incomplete, unclear, or improper, the Participant's investment direction then in effect shall remain in effect (or, in the case of a deficiency in an initial deemed investment direction, the Participant shall be deemed to have filed no deemed investment direction) until the next Designation Date, unless the Administrator provides for, and permits the application of, corrective action prior thereto.

                            (d) If the Administrator or Trustee possesses at any time directions as to the deemed investment of less than all of a Participant's Deferral Account, the Participant shall be deemed to have directed that the undesignated portion of the Deferral Account be deemed to be invested in a money market, fixed income, or similar fund made available under the Plan as determined by the Administrator in its discretion.

                            (e) Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Employer, the Administrator and their respective agents and representatives from any losses or damages of any kind relating to the deemed investment of the Participant's Deferral Account hereunder.

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                            (f)     Each reference in this Section to a
                                    Participant shall be deemed to include,
                                    where applicable, a reference to a
                                    Beneficiary.

                       Article V - Entitlement to Benefits

5.1 If an event shall have occurred that would have entitled a Participant to receive a distribution pursuant to the 401(k)/Profit Sharing Plan, assuming that the Participant was a participant therein, the Participant's Deferral Account at the date of such event shall be valued and payable according to the provisions of Article VI.

5.2 REEMPLOYMENT OF RECIPIENT. If a Participant receiving installment distributions pursuant to Section 6.1 as a result of a termination of such Participant's employment by the Employer is reemployed by the Employer, the remaining distributions due to the Participant shall be suspended until such time as the Participant (or his or her Beneficiary) once again becomes eligible for benefits under Section 5.1, at which time such distribution shall commence, subject to the limitations and conditions contained in this Plan.

                      Article VI - Distribution of Benefits

6.1 AMOUNT; MANNER OF PAYMENT. In the event that a Participant has become entitled to receive a distribution pursuant to Section 5.1, the Participant (or his or her Beneficiary) shall become entitled to receive payment in an aggregate amount not in excess of the Participant's Account, to the extent vested, which shall be payable in substantially the same manner as such Participant's benefits under the 401(k)/Profit Sharing Plan, assuming that such Participant was a participant therein. If the whole or any part of a payment hereunder by the Trust or the Employer is to be in installments, the balance remaining to be so paid shall continue to be deemed to be invested pursuant to Sections 4.1 and 4.5 under such procedures as the Administrator may establish, in which case, subject to the limitations of Section 6.1, any Earnings attributable thereto (as determined by the Administrator) shall be reflected in the installment payments, in such equitable manner as the Administrator may determine.

6.2 WITHHOLDING. All payments under the Plan shall be made in cash and shall be subject to withholding as required by applicable law.

                  Article VII - Beneficiaries; Participant Data

7.1 DESIGNATION OF BENEFICIARIES. Each Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon or after the Participant's death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Administrator, and will be effective only when filed in writing with the Administrator during the Participant's lifetime.

         In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Participant's Account shall be paid to the Participant's spouse, if then living, but otherwise to the Participant's then living descendants, if any, PER STIRPES, but, if none, to the Participant's


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         estate. In determining the existence or identity of anyone entitled to a benefit payment, the Administrator may rely conclusively upon information supplied by the Participant's personal representative, executor, or administrator. If a question arises as to the existence or identity of anyone entitled to receive a benefit payment as aforesaid, or if a dispute arises with respect to any such payment, then, notwithstanding the foregoing, the Administrator, in its sole discretion, may distribute such payment to the Participant's estate without liability for any tax or other consequences that might flow therefrom or may take such other action as the Administrator deems to be appropriate.

7.2 INFORMATION TO BE FURNISHED BY PARTICIPANTS AND BENEFICIARIES/ INABILITY TO LOCATE PARTICIPANTS OR BENEFICIARIES. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Administrator's records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Administrator shall not be obliged to search for any Participant or Beneficiary beyond the sending of a registered letter to such last known address. If the Administrator notifies any Participant or Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Administrator within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next kin of the Participant is known to the Administrator, the Administrator may direct distribution of such amount to any one or more or all of such next of kin, and in such proportions as the Administrator determines. If the location of none of the foregoing persons can be determined, the Administrator shall have the right to direct that the amount payable shall be deemed to be a forfeiture, except that the dollar amount of the forfeiture, unadjusted for deemed gains or losses in the interim, shall be paid if a claim for the benefit is subsequently made by the Participant or the Beneficiary to whom it was payable. If a benefit payable to an unlocated Participant or Beneficiary is subject to escheat pursuant to applicable state law, the Employer shall not be liable to any person for any payment made in accordance with such law.

                            Article VIII - The Trust

8.1 ESTABLISHMENT OF TRUST. The Employer shall establish the Trust with the Trustee, pursuant to such terms and conditions as are set forth in the Trust agreement to be entered into between the Employer and the Trustee. The Trust is intended to be treated as a grantor trust under the Code, and the establishment of the Trust is not intended to cause Participants to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.

                           Article IX - Administration

9.1 ADMINISTRATIVE AUTHORITY. Except as otherwise specifically provided herein, the Administrator shall have sole responsibility for and the sole control of the operation and administration of the Plan and shall have the power and authority to take all action and to make all decisions and interpretations that may be necessary and appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to

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                   (a)     Resolve and determine all disputes or questions
                           arising under the Plan, including the power to determine the rights of Eligible Employees, Participants, and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies, or omissions in the Plan.

                   (b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

                   (c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

                   (d) Make determinations with respect to the eligibility of any Eligible Employee as a Participant and make determinations concerning the crediting and distribution of Deferral Accounts.

                   (e) Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it seems necessary or desirable in connection with the administration and operation of the Plan, and the Administrator shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in its good faith reliance upon, the advice or opinions of such firms or persons. The Administrator shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers, or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers, or responsibilities. Any action of such person or committee in the exercise of such delegated duties, powers, or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Administrator. Further, the Administrator may authorize one or more persons to execute any certificate or document on behalf of the Administrator, in which event any person notified by the Administrator of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Administrator until such third person shall have been notified of the revocation of such authority.

9.2 MUTUAL EXCLUSION OF RESPONSIBILITY. Neither the Trustee nor the Employer (whether or not acting by or through the Administrator) shall be obliged to inquire into or be responsible for any act or failure to act, or the authority therefor, on the part of the other.

9.3 UNIFORMITY OF DISCRETIONARY ACTS. Whenever in the administration or operation of the Plan discretionary actions by the Administrator are required or permitted, such actions shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken that shall discriminate in favor of any particular person or group of persons.

9.4 LITIGATION. Except as may otherwise be required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or


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         service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

9.5 PAYMENT OF ADMINISTRATION EXPENSES. All expenses incurred in the administration and operation of the Plan and the Trust, including any taxes payable by the Employer in respect of the Plan or Trust or payable by or from the Trust pursuant to its terms, shall be paid by the Employer.

9.6 CLAIMS PROCEDURE. Any person claiming a benefit under the Plan (a "Claimant") shall present the claim, in writing, to the Administrator, and the Administrator shall respond in writing. If the claim is denied, the written note of denial shall state, in a manner calculated to be understood by the Claimant:

                  (a) the specific reason or reasons for the denial, with specific references to the Plan provisions on which the denial is based;

                  (b) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

                  (c)      an explanation of the Plan's claims review procedure.

                  The written notice denying or granting the Claimant's claim shall be provided to the Claimant within ninety (90) days after the Administrator's receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Administrator to the Claimant within the initial ninety (90) day period and in no event shall such extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Administrator expects to render a decision on the claim. Any claim not granted or denied within the period noted above shall be deemed to have been denied.

                  Any Claimant whose claim is denied or deemed to have been denied under the preceding sentence (or such Claimant's authorized representative) may, within sixty (60) days after the Claimant's receipt of notice of the denial or after the date of the deemed denial, request a review of the denial by notice given, in writing, to the Administrator. Upon such a request for review, the claim shall be reviewed by the Administrator (or its designated representative), which may, but shall not be required to, grant the Claimant a hearing. In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing.

                  The decision on review normally shall be made with sixty (60) days of the Administrator's receipt of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Administrator, and the time limit for the decision on review shall be extended to one hundred twenty (120) days. The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall be given to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty
                  (120) day) time limit discussed above. If the decision on review is not communicated to the Claimant within the sixty
                  (60) day (or, if applicable, the one hundred twenty (120) day) time limit discussed above, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all concerned parties.

                              Article X - Amendment

10.1 RIGHT TO AMEND. The Employer, by written instrument executed by the Employer, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or a Beneficiary of a right accrued hereunder prior to the date of the amendment.

10.2 AMENDMENTS TO ASSURE PROPER CHARACTERIZATION OF PLAN. Notwithstanding the provisions of Section 10.1, the Plan and the Trust agreement may be amended by the Employer at any time, retroactively if required, if found necessary, in the opinion of the Employer, in order to ensure that the Plan is characterized as a top hat plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA Sections 201(2), 301(a)(3), and 401(a)(1) and to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder.

                            Article XI - Termination

11.1 EMPLOYER'S RIGHT TO TERMINATE OR SUSPEND PLAN. The Employer reserves the right, at any time, to terminate the Plan and/or its obligation to make further credits to Deferral Accounts. The Employer also reserves the right, at any time, to suspend the operation of the Plan for a fixed or indeterminate period of time.

11.2 AUTOMATIC TERMINATION OF PLAN. The Plan, but not the Trust, automatically shall terminate upon the dissolution of the Employer or upon its merger into or consolidation with any other corporation or business organization if there is a failure by the surviving corporation or business organization to adopt specifically and agree to continue the Plan.

11.3 SUSPENSION OF COMPENSATION DEFERRALS. In the event of a suspension of the Plan, the Employer shall continue all aspects of the Plan, other than Compensation Deferrals and Voluntary Employer Contributions under
         Section 3.1, during the period of the suspension, in which event payments hereunder will continue to be made during the period of the suspension in accordance with Articles V and VI.

11.4 ALLOCATION AND DISTRIBUTION. This Section shall become operative upon a complete termination of the Plan. The provisions of this Section also shall become operative in the event of a partial termination of the Plan, as determined by the Employer, but only with respect to that portion of the Plan attributable to the Participants to whom the partial termination is applicable. Upon the effective date of any such event, notwithstanding any other provision of the Plan, (i) no persons who were not theretofore Participants shall be eligible to become Participants, and (ii) the value of the vested interests of all Participants and Beneficiaries shall be determined and, after deduction of estimated expenses in liquidating and, if applicable, paying Plan benefits, paid to them as soon as is practicable after such termination.

11.5 SUCCESSOR TO EMPLOYER. Any corporation or other business organization that is a successor to the Employer by reason of a consolidation, merger, or purchase of substantially all of the assets of the Employer shall have the right to become a party to the Plan by adopting the same by resolution of the entity's board of directors or other appropriate governing body. If, within ninety (90) days from the effective date of such consolidation, merger, or sale of assets, such new entity does not become a party hereto, as above provided, the Plan automatically shall be terminated, and the provisions of Section 11.4 shall become operative.

                           Article XII - Miscellaneous

12.1 LIMITATIONS ON LIABILITY OF EMPLOYER. Neither the establishment of the Plan or any modification thereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Employer or any officer or employee thereof, except as provided by law or by any Plan provision. The Employer does not in any way guarantee any Participant's Deferral Account from loss or depreciation caused by poor investment performance of a deemed investment. In no event shall the Employer, or any successor, employee, officer, director or stockholder of the Employer, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary, or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution thereunder.

12.2 CONSTRUCTION. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of the State of Connecticut shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give any Participant any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder. Nothing in this Plan shall be deemed to constitute an agreement of employment with any Eligible Employee or to entitle any Eligible Employee to continue in the employ of the Employer for any particular period of time nor, subject to the terms of any separate agreement, to interfere with the Employer's right to terminate any Eligible Employee's employment at any time for any reason.

         The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any individual any right in any assets of the Employer which right is greater than the rights of a general unsecured creditor of the Employer.

12.3 SPENDTHRIFT PROVISION. No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge, or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled thereto. Further, the withholding of taxes from Plan benefit payments; the recovery under the Plan of overpayment of benefits previously made to a Participant or Beneficiary; if applicable, the transfer of benefit rights from the Plan to another plan; or the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

         In the event that any Participant's or Beneficiary's benefits hereunder are garnished or attached by order of any court, the Employer may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of said action, any benefits that become payable shall be held as credits to the Participant's or Beneficiary's Deferral Account or, if the Employer prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of said action.

         IN WITNESS WHEREOF, the Employer has caused the Plan to be executed and its seal to be affixed hereto, effective as of the first day of January, 2000.

         ATTEST/WITNESS                      BLYTH INDUSTRIES, INC.

         By:_________________________            By:____________________________

         Print Name: ________________            Print Name:____________________

                  [SEAL]                              Date:_____________________

         ATTEST/WITNESS                      [NORTH AMERICAN SUBSIDIARIES]

         By:_________________________            By:____________________________

         Print Name: ________________            Print Name:____________________

                                             Date:_____________________________

                  [SEAL]

         [SEAL]

                                  AMENDMENT TO

            CANDLE CORPORATION OF AMERICA PROFIT SHARING/401(K) PLAN

WHEREAS, Candle Corporation of America, Partylite Gifts, Inc. and Aromatic Industries, Inc. (hereinafter referred to as the "Employer") established the Candle Corporation of America Profit Sharing/401(k) Plan (hereinafter referred to as the "Plan") effective April 30, 1980 for the benefit of its eligible Employees and their Beneficiaries; and

WHEREAS, the Employer reserved the right to amend the Plan under the terms thereof; and

WHEREAS, the Employer now desires to amend the Plan and restate its provisions to comply with the requirements of the Tax Reform Act of 1986 (TRA '86), the Omnibus Budget Reconciliation Act of 1986 (OBRA '86), and the Unemployment Compensation Amendment of 1992 (UCA '92) if applicable;

WHEREAS, the Employer also desires to change the name of the Plan to the Blyth Industries, Inc. Profit Sharing
Retirement Plan and Trust;

NOW THEREFORE, the Plan is hereby amended and restated in its entirety effective February 1, 1992 except as follows:

1. Effective for calendar years beginning on January 1, 1987, the provisions regarding limits on Elective Deferral Contributions shall be amended and governed by the terms of Article IV of the Plan attached hereto.

2. Effective on the first day of the Plan Year beginning in 1987, the provisions relating to the special nondiscrimination test for Elective Deferral Contributions under Code section 401(k), as defined in Article I, shall be amended and governed by the terms of the Plan attached hereto.

3. Effective on the first day of the Plan Year beginning in 1987, the provisions relating to the special nondiscrimination test for Matching Contributions and Employee Contributions under Code section 401(m), as defined in Article I, shall be amended and governed by the terms of the Plan attached hereto.

4. Effective on the first day of the Plan Year beginning in 1987, the provisions defining Highly Compensated Employee shall be amended and governed by the terms of Article I of the Plan attached hereto.

5. Effective on the first day of the Plan Year beginning in 1987, the provisions regarding Limitations on Allocations shall be amended and governed by the terms of Article V of the Plan attached hereto.

6. Effective on January 1, 1989, the provisions relating to required minimum distributions shall be amended and governed by the terms of the Plan attached hereto.

7. Effective on the first day of the Plan Year beginning in 1992, gap period earnings associated with Excess Contributions shall not be distributed.

8. Effective on the first day of the Plan Year beginning in 1992, gap period earnings associated with Excess Aggregate Contributions shall not be distributed.

9. Effective on the first day of the 1992 Plan Year, the provisions relating to the determination of a financial need for a Serious Financial Hardship shall be liberalized in accordance with the rules set forth in the final 401(k) regulations.

10. Effective on the first day of the 1992 Plan Year, the provisions relating to the correction of excess Annual Additions shall be amended and governed by the terms of Article V of the Plan attached hereto.

11. Effective March 26, 1992, the provisions relating to Employer and Plan shall be amended and governed by the new definitions of those terms contained in Article I of the Plan attached hereto.

12. Effective January 1, 1993, the provisions relating to Direct Rollovers shall be added to the Plan as governed by the terms of Article VI-A of the Plan attached hereto.

13. Effective January 1, 1993, the name of the Plan shall be the Blyth Industries, Inc. Profit Sharing Retirement Plan and Trust.

14. Effective January 1, 1994, the provisions relating to Rollover Contributions shall be amended and governed by the terms of Article IV of the Plan attached hereto.

15. Effective January 1, 1994, the provisions relating to Investment of Contributions and Transfers Between Investment Funds shall be amended and governed by the terms of Article XIII of the Plan attached hereto.

16. Effective on the first day of the Plan Year beginning in 1994, Compensation for purposes of the Plan shall be limited to a maximum of $150,000.

17. Effective January 1, 1995, the provisions relating to the Investment of Contributions shall be amended to allow investment of contributions in shares of stock of Blyth Industries Inc.

18. The terms of the Plan as heretofore set forth shall no longer apply with respect to Participants under the Plan who have not terminated employment (including terminations on account of Retirement, death or Disability); and the terms of the Plan with respect to such Participants shall henceforth be as set forth in the Blyth Industries, Inc. Profit Sharing Retirement Plan and Trust, a copy of which is attached to and forms a part of this amendment.

19. The Plan and Trust as amended and restated, shall represent a continuation of the prior Plan and Trust as heretofore set forth and shall not abridge or curtail any rights accorded to Participants under said prior instrument.

IN WITNESS WHEREOF, the Employer, the Administrator and the Trustee have hereunto affixed their signatures.

Executed at Chicago, Illinois             on November 30, 1994
            -----------------------          ---------------------------------

                                               CANDLE CORPORATION OF AMERICA

/s/ Richard Zielinski                     By  /s/ Howard E. Rose (HER)
-----------------------------------          ----------------------------------
                  Witness

                                          Title Vice-President
                                                ------------------------------

Executed at Chicago, Illinois             on November 30, 1994
            -----------------------          ---------------------------------

                                                           PARTYLITE GIFTS, INC.

/s/ Richard Zielinski                     By  /s/ Howard E. Rose (HER)
-----------------------------------          ----------------------------------
                  Witness

                                          Title Vice-President
                                                ------------------------------

Executed at Chicago, Illinois             on November 30, 1994
            -----------------------          ---------------------------------

                                                       AROMATIC INDUSTRIES, INC.

/s/ Richard Zielinski                     By  /s/ Howard E. Rose (HER)
-----------------------------------          ----------------------------------
                  Witness

                                          Title Vice-President
                                                ------------------------------


Accepted this 30th day of November, 1994.
              ----        --------  ----

/s/ Richard Zielinski                     By  /s/ Howard E. Rose (HER)
-----------------------------------       -------------------------------------
                  Witness                                    Administrator
                                          Vice-President, Candle Corporation
                                             of America

Accepted this _______ day of ___________________, ________.

__________________________________        By ___________________________________
                  Witness                                        Trustee

__________________________________        By ___________________________________
                  Witness                                        Trustee

__________________________________        By ___________________________________
                  Witness                                        Trustee

                                 IMPORTANT NOTE

Neither Connecticut General Life Insurance Company nor any of its employees can provide you with legal advice in connection with the execution of this document. Prior to execution of this document, you should consult your attorney on whether this document is appropriate for you.

         BLYTH INDUSTRIES, INC. PROFIT SHARING RETIREMENT PLAN AND TRUST



                                 IMPORTANT NOTE


Neither Connecticut General Life Insurance Company nor any of its employees can provide you with legal advice in connection with the execution of this document. Prior to execution of this document, you should consult your attorney on whether this document is appropriate for you.

                                Table Of Contents

ARTICLE I                Definitions.....................................1

ARTICLE II               Service........................................17

ARTICLE III              Eligibility, Enrollment and Participation......20

ARTICLE IV               Contributions..................................22

ARTICLE V                Limitations on Allocations.....................34

ARTICLE VI               Distribution of Benefits.......................41

ARTICLE VI-A             Direct Rollovers...............................48

ARTICLE VII              Retirement Benefits............................50

ARTICLE VIII             Joint and Survivor Annuity Requirements........51

ARTICLE IX               Termination of Employment......................56

ARTICLE X                Withdrawals....................................57

ARTICLE XI               Fiduciary Duties and Responsibilities..........61

ARTICLE XII              The Administrator..............................62

ARTICLE XIII             Participants' Rights...........................64

ARTICLE XIV              Amendment or Termination of the Plan...........67

ARTICLE XV               Substitution of Plans..........................69

ARTICLE XVI              Miscellaneous..................................70

ARTICLE XVI-A            Top-Heavy Provisions...........................72

ARTICLE XVII             Trust Agreement................................77

                                    ARTICLE I
                                   DEFINITIONS

1.1 ACCRUED BENEFIT. The term Accrued Benefit means the value on any applicable date of the Participant's Account.

1.2  ACTIVE PARTICIPANT. The term Active Participant means any Participant who
     (a) performs duties as an Employee for the Employer, and (b) is not an Inactive Participant.

1.3 ACTUAL CONTRIBUTION PERCENTAGE. The term Actual Contribution Percentage means the average of the Actual Contribution Ratios of a specified group computed to the nearest one-hundredth of one percent.

1.4  ACTUAL CONTRIBUTION PERCENTAGE TEST.

     (A) For each Plan Year, the Plan shall satisfy the contribution percentage requirement described in section 401(m)(2) of the Code and the regulations thereunder, which are incorporated herein.

          The  Plan satisfies the Actual Contribution Percentage Test if:

          (1) The Actual Contribution Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Contribution Percentage for the group of all other eligible Employees multiplied by 1.25; or

          (2) The excess of the Actual Contribution Percentage for the group of eligible Highly Compensated Employees over the Actual Contribution Percentage for the group of all other eligible Employees is not more than two percentage points, and the Actual Contribution Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Contribution Percentage for the group of all other eligible Employees multiplied by two.

     (B)  Special Rules.

          (1) Matching Contributions and Qualified Nonelective Contributions will be considered for a Plan Year only if allocated to the Employee's Account as of any date within the Plan Year being tested and only if made before the last day of the twelve month period immediately following the Plan Year to which such contributions relate.

          (2) A Matching Contribution that is forfeited to correct Excess Aggregate Contributions, or because the contribution to which it relates is treated as an Excess Contribution, Excess Deferral, or Excess Aggregate Contribution, shall not be taken into account for purposes of the Actual Contribution Percentage Test.

          (3) The Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Contribution Percentage Test, including records showing the extent to which Qualified Nonelective Contributions and Elective Deferral Contributions are taken into account.

1.5  ACTUAL CONTRIBUTION RATIO.

     (A) An Employee's Actual Contribution Ratio is the sum of the Contribution Percentage Amounts allocated to the Employee's Account for the Plan Year (including any amounts required to be taken into account under subparagraphs (B) (1) and (B) (2) of this section) divided by the Employee's Compensation for the Plan Year. If no Matching Contributions, Qualified Nonelective Contributions, or Elective Deferral Contributions are taken into account with respect to an eligible Employee, the Actual Contribution Ratio of the Employee is zero.

     (B)  Special Rules.

          (1) In the event that this Plan is aggregated with one or more plans for purposes of section 410(b) of the Code (other than for purposes of the average benefit percentage test), or if one or more other plans satisfy the requirements of section 410(b) of the Code (other than the average benefit percentage test) only if aggregated with this Plan, then this section shall be applied by determining the Actual Contribution Ratios of Employees as if all such plans were a single plan. Plans may be aggregated only if they have the same Plan Year.

          (2) The Actual Contribution Ratio of a Highly Compensated Employee who is eligible to participate in more than one plan of the Employer to which employee contributions or Matching Contributions are made shall be calculated by treating all such plans in which the Employee is eligible to participate as one plan. For Plan Years beginning after December 31, 1988, if a Highly Compensated Employee participates in two or more plans that have different plan years, all plans ending with or within the same calendar year shall be treated as a single plan. However, plans that are not permitted to be aggregated under Treasury Regulation section 1.401(m)-1(b)(3)(ii) shall not be aggregated for purposes of this section.

          (3) For purposes of determining the Actual Contribution Ratio of a Participant who is a 5-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts (including any amounts required to be taken into account under subparagraphs (B)
               (1) and (B) (2) of this section) and Compensation for the Plan Year of all Family Members.

               If the Participant is required to be aggregated as a member of more than one family group under the Plan, all eligible Employees who are members of those family groups that include that Employee are aggregated as one family group.

               Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Actual Contribution Ratio both for Participants who are Nonhighly Compensated Employees and for Participants who are Highly Compensated Employees.

          (4) The determination and treatment of the Actual Contribution Ratio amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

1.6 ACTUAL DEFERRAL PERCENTAGE. The term Actual Deferral Percentage means the average of the Actual Deferral Ratios of a specified group, computed to the nearest one-hundredth of one percent.

1.7  ACTUAL DEFERRAL PERCENTAGE TEST.

     (A) For each Plan Year, the Plan shall satisfy the Actual Deferral Percentage Test described in section 401(k)(3) and the regulations thereunder, which are herein incorporated by reference.

          The Plan satisfies the Actual Deferral Percentage Test for a Plan Year only if:

          (1) The Actual Deferral Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Deferral Percentage for the group of all other eligible Employees multiplied by 1.25; or

          (2) The excess of the Actual Deferral Percentage for the group of eligible Highly Compensated Employees over the Actual Deferral Percentage for the group of all other eligible Employees is not more than two percentage points, and the Actual Deferral Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Deferral Percentage for the group of all other eligible Employees multiplied by two.

     (B)  Special Rules.

          (1) For purposes of determining the Actual Deferral Percentage Test, Elective Deferral Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions must be allocated to the Employee's Account as of a date within the Plan Year being tested and must be made before the last day of the twelve-month period immediately following the Plan Year to which such contributions relate.

          (2) The Excess Deferrals of a Highly Compensated Employee shall be taken into account for purposes of the Actual Deferral Percentage Test. Conversely, the Excess Deferrals of an Employee who is a Nonhighly Compensated Employee shall not be taken into account for purposes of the Actual Deferral Percentage Test.

          (3) The Employer shall maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percentage Test, including the extent to which Qualified Nonelective Contributions and Qualified Matching Contributions are taken into account.

1.8  ACTUAL DEFERRAL RATIO.

     (A) An Employee's Actual Deferral Ratio for the Plan Year is the sum of the Employee's Deferral Percentage Amounts allocated to the Employee's Account for the Plan Year (including any amounts required to be taken into account under subparagraphs (B) (1) and (B) (2) of this section), divided by the Employee's Compensation taken into account for the Plan Year. If an eligible Employee makes no Elective Deferral Contributions, and no Qualified Matching Contributions or Qualified Nonelective Contributions are taken into account with respect to the Employee, the Actual Deferral Ratio of the Employee is zero.

     (B)  Special Rules.

          (1) In the event that this Plan is aggregated with one or more plans for purposes of section 410(b) of the Code (other than for purposes of the average benefit percentage test), or if one or more other plans satisfy the requirements of section 410(b) of the Code (other than the average benefit percentage test) only if aggregated with this Plan, then this section shallbe applied by determining the Actual Deferral Ratio of Employees as if all such plans were a single plan. Plans may be aggregated only if they have the same Plan Year.

          (2) The Actual Deferral Ratio of a Highly Compensated Employee who is eligible to participate in more than one cash or deferred arrangement (as described in section 401(k) of the Code) of the same Employer shall be calculated by treating all the cash or deferred arrangements in which the Employee is eligible to participate as one arrangement. If the cash or deferred arrangements that are treated as a single arrangement under the preceding sentence are parts of plans that have different Plan Years, the cash or deferred arrangements are treated as a single arrangement with respect to the Plan Years ending with or within the same calendar year. However, plans that are not permitted to be aggregated under Treasury Regulation section 1.401(k)-1(b)(3)(ii)(B) are not aggregated for purposes of this section.

          (3) For purposes of determining the Actual Deferral Ratio of a Participant who is a 5 percent owner or one of the 10 most Highly Compensated Employees, the Deferral Percentage Amounts and Compensation of such Participant shall include the Deferral Percentage Amounts (including any amounts required to be taken into account under subparagraphs (B) (1) and (B) (2) of this section) and Compensation for the Plan Year of Family Members.

               If an Employee is required to be aggregated as a member of more than one family group under the Plan, all eligible Employees who are members of those family groups that include that Employee are aggregated as one family group.

               Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the Actual Deferral Percentage both for Participants who are Nonhighly Compensated Employees and for Participants who are Highly Compensated Employees.

          (4) The determination and treatment of the Actual Deferral Ratio amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

1.9 ADDITIONAL MATCHING CONTRIBUTIONS. The term Additional Matching Contributions means contributions made by the Employer pursuant to Article IV, and shall be considered to be Matching Contributions for purposes of determining the Actual Contribution Ratio and/or the Actual Deferral Ratio pursuant to Article I and Annual Additions pursuant to Article V.

1.10 ANNUITY. The term Annuity means a series of payments made over a specified period of time which, for a fixed annuity are, of equal, specified amounts, and for a variable annuity increase or decrease to reflect changes in investment performance of the underlying portfolio.

1.11 ANNUITY STARTING DATE. The term Annuity Starting Date means the first day of the first period for which an amount is payable as an Annuity. In the case of a benefit not payable in the form of an Annuity, the term Annuity Starting Date means the first day on which all events have occurred which entitle the Participant to such benefit.

1.12 BENEFICIARY. The Participant's Spouse is the designated Beneficiary of the Participant's entire Vested Interest. However, each Participant shall have the right to designate another Beneficiary and to specify the form of death benefit the Beneficiary is to receive, subject to the requirements of the "Qualified Election" provisions of Article VIII, Joint and Survivor Annuity Requirements. The Participant may change the Beneficiary and/or the form of death benefit at any time, subject to the requirements of the "Qualified Election" provisions of Article VIII, Joint and Survivor Annuity Requirements.

       If any distribution hereunder is made to a Beneficiary in the form of an Annuity, and if such Annuity provides for a death benefit, then such Beneficiary shall also have the right to designate a Beneficiary and to change that Beneficiary from time to time. As an alternative to receiving the benefit in the form of an Annuity, the Beneficiary may elect to receive a single cash payment or any other form of payment provided for in the Plan.

       If a Beneficiary has not been designated, or if a Beneficiary designation or change of Beneficiary designation does not meet the requirements of the "Qualified Election" provisions of Article VIII, Joint and Survivor Annuity Requirements, (including any designation made prior to August 23, 1984 by a married Participant who has an Hour of Service on or after August 23, 1984), or if no designated Beneficiary survives the Participant, the Participant's entire Vested Interest shall be distributed to the Participant's Spouse, if living; otherwise in equal shares to any surviving children of the Participant. In the event none of the above named individuals survives the Participant, the Participant's entire Vested Interest shall be paid to the executor or administrator of the Participant's estate.

       For purposes of Investment of Contributions as described in Sections
       13.10 and 13.11 of the Plan, an individual who is designated as an alternate payee in a qualified domestic relations order (as defined in section 414(p) of the Code) relating to a Participant's benefits under this Plan shall be treated as a Beneficiary hereunder, to the extent provided by such order.

1.13 BOARD OF DIRECTORS. The term Board of Directors means the Employer's board of directors or other comparable governing body.

1.14 CODE. The term Code means the Internal Revenue Code of 1986, as amended from time to time.

1.15   COMPENSATION

       (A) Except as otherwise provided in the Plan, the term Compensation means wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a nonaccountable plan (as described in 1.62-2(c)), and foreign earned income (as defined in section 911(b) of the Code) whether or not excludable from gross income under section 911 of the Code. The term Compensation does not include:

              (1) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

              (2) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to substantial risk of forfeiture;


              (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

              (4) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

              Notwithstanding the foregoing, Compensation shall be reduced by all of the following items (even if includible in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits.

       (B) Compensation shall include only that Compensation which is actually paid to the Participant during the determination period. Except as provided elsewhere in the Plan, the determination period shall be the Plan Year. However, for the Plan Year in which an Employee begins participation in the Plan and the Plan Year in which an Employee ends participation in the Plan, the determination period is the portion of the Plan Year during which the Employee is a Participant in the Plan.

       (C) Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the employee under sections 125, 402(e)(3), 402(h), or 403(b) of the Code; Compensation deferred under an eligible deferred compensation plan within the meaning of section 457(d) of the Code; and employee contributions described in section 414(h)(2) of the Code that are picked up by the employing unit and, thus, are treated as employer contributions.

       (D) The annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $200,000. This limitation shall be adjusted by the Secretary of the Treasury at the time and in the same manner as under section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for determination periods beginning in such calendar year and the first adjustment to the $200,000 limitation is effected on January 1, 1990. If the period for determining Compensation used in calculating an Employee's allocation for a determination period is a short Plan Year (i.e., shorter than 12 months), the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short Plan Year, and the denominator of which is 12.

              In determining the Compensation of a Participant for purposes of this limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the adjusted $200,000 limitation is exceeded, then (except for the purposes of determining the portion of Compensation up to the Integration Level) either the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation, or the limitation shall be allocated among the affected individuals in an objective and nondiscriminatory manner based on a reasonable, good faith interpretation of section 401(a)(17) of the Code. The method chosen in the preceding sentence shall be uniformly applied to all affected individuals in a Plan Year and shall be applied consistently from year to year.


              If Compensation for any prior determination period is taken into account in determining an Employee's allocations or benefits for the current determination period, the Compensation for such prior determination period is subject to the applicable annual Compensation limit in effect for that prior year. For this purpose, for years beginning before January 1, 1990, the applicable annual Compensation limit is $200,000.

       (E) In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual Compensation limit. The OBRA '93 annual Compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual Compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual Compensation limit set forth in this provision. If Compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual Compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual Compensation limit is $150,000.

1.16 CONSIDERED NET PROFITS. The term Considered Net Profits means the entire amount of the accumulated or current operating profits (excluding capital gains from the sale or involuntary conversion of capital or business assets) of the Employer after all expenses and charges other than (i) the contributions made by the Employer to the Plan, and (ii) federal or state or local taxes based upon or measured by income, as determined by the Employer, either on an estimated basis or a final basis, in accordance with the generally accepted accounting principles used by the Employer. When the amount of Considered Net Profits has been determined by the Employer, and the contributions are made by the Employer on the basis of such determination, for any Plan Year, such determination and contribution shall be final and conclusive and shall not be subject to change because of any adjustments in income or expense which may be required by the Internal Revenue Service or otherwise. Such determination and contribution shall not be open to question by any Participant either before or after the contributions by the Employer have been made.

1.17 CONTRIBUTION PERCENTAGE AMOUNTS. The term Contribution Percentage Amounts means the sum of the Matching Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the Actual Deferral Percentage Test) made under the Plan on behalf of the Employee for the Plan Year. The term Contribution Percentage Amounts also includes Qualified Nonelective Contributions and Elective Deferral Contributions treated as Matching Contributions and taken into account in determining the Employee's Actual Contribution Ratio for the Plan Year.

1.18 CONTRIBUTION PERIOD. The term Contribution Period means that regular period specified by the Employer in Article IV for which contributions shall be made.

1.19 DEFERRAL PERCENTAGE AMOUNTS. The term Deferral Percentage Amounts means an Employee's Elective Deferral Contributions for the Plan Year. The term Deferral Percentage Amounts also includes Qualified Nonelective Contributions and Qualified Matching Contributions treated as Elective Deferral Contributions and taken into account in determining the Employee's Actual Deferral Ratio for the Plan Year.

1.20 DISABILITY. The term Disability means a Participant's incapacity to engage in any substantial gainful activity because of a medically determinable physical or mental impairment which can be expected to result in death, or to be of long, continued and indefinite duration. Such determination of Disability shall be made by the Administrator with the advice of competent medical authority. All Participants in similar circumstances will be treated alike.

1.21 DISABILITY RETIREMENT DATE. The term Disability Retirement Date means the first day of the month after the Plan Administrator has determined that a Participant's incapacity is a Disability.

1.22   EFFECTIVE DATE. The term Effective Date means February 1, 1992.

1.23 ELECTIVE DEFERRAL CONTRIBUTION. The term Elective Deferral Contribution means any Employer Contribution made to the Plan at the election of the Participant, in lieu of cash compensation, and includes contributions made pursuant to a Salary Deferral Agreement or other deferral mechanism.

       Solely for purposes of the dollar limitation specified in section 402(g) of the Code, with respect to any taxable year, a Participant's Elective Deferral Contributions are the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in section 401(k) of the Code, any simplified employee pension cash or deferred arrangement described in section 402(h)(1)(B) of the Code, any plan as described under section 501(c)(18) of the Code, and any employer contributions made on behalf of a Participant for the purchase of a tax sheltered annuity contract under section 403(b) of the Code pursuant to a salary reduction agreement.

       The term Elective Deferral Contribution shall not include any deferrals properly distributed as excess annual additions.

1.24 EMPLOYEE. The term Employee means an individual who performs services for the Employer and who is either a common law employee of the Employer or a self-employed individual/owner employee treated as an Employee pursuant to Code section 401(c)(1). The term Employee also includes a Leased Employee who is treated as an Employee of the Employer-recipient pursuant to the provisions of Code section 414(n) or 414(o). For purposes of determining the Highly Compensated Employees, the Employer may elect, on a reasonable and consistent basis, to treat such Leased Employees covered by a plan described in Code section 414(n)(5) as Employees.

1.25 EMPLOYEE CONTRIBUTIONS. The term Employee Contributions means any contributions to the Plan or any other plan that are designated or treated at the time of contribution as after-tax Employee Contributions and are allocated to a separate account to which the attributable earnings and losses are allocated. Such term includes Employee Contributions applied to the purchase of life insurance policies.

       Such term does not include buy-back of benefits described in code section
       (411)(a)(7)(c) or employee contributions transferred to this Plan.

1.26 EMPLOYER. The term Employer means Candle Corporation of America, Partylite Gifts, Inc. and Aromatic Industries, Inc. and any successor organization to such Employer which elects to continue the Plan. In the case of a group of employers which constitutes a controlled group of corporations (as defined in Code section 414(b)), or which constitutes trades or businesses (whether or not incorporated) which are under common control (as defined in Code section 414(c)), or which constitutes an affiliated service group (as defined in Code section 414(m)), all such employers shall be considered a single employer for purposes of participation, vesting, Top-Heavy provisions and determination of Highly Compensated Employees.

1.27 EMPLOYER CONTRIBUTION. The term Employer Contribution means any contribution made to the Plan by the Employer on behalf of a Participant, other than a Rollover Contribution or a mandatory or voluntary contribution made to the Plan by the Employee that is treated at the time of contribution as an after-tax employee contribution.

1.28 ENTRY DATE. The term Entry Date means either the Effective Date or monthly thereafter when an Employee who has fulfilled the eligibility requirements commences participation in the Plan.

       Any Employee who has satisfied the maximum eligibility requirements permissible under ERISA, shall be eligible to commence participation in this Plan no later than the earlier of (A) or (B) below, as applicable; provided that the Employee has not separated from the Service of the
       Employer:

       (A) The first day of the first Plan Year beginning after the date on which the Employee satisfied such requirements; or

       (B) The date six months after the date on which the Employee satisfied such requirements.

       If an Employee is not in the active Service of the Employer as of his initial Entry Date, his subsequent Entry Date shall be the date he returns to the active Service of the Employer, provided he still meets the eligibility requirements. If an Employee does not enroll as a Participant as of his initial Entry Date, his subsequent Entry Date shall be the applicable Entry Date as specified above when the Employee actually enrolls as a Participant.

1.29 ERISA. The term ERISA means the Employee Retirement Income Security Act of 1974 (PL 93-406) as it may be amended from time to time, and any regulations issued pursuant thereto as such Act and such regulations affect this Plan and Trust.

1.30   EXCESS AGGREGATE CONTRIBUTIONS.

       (A) The term Excess Aggregate Contributions means, with respect to any Plan Year, the excess of the aggregate amount of the Contribution Percentage Amounts actually made on behalf of Highly Compensated Employees for the Plan Year (including any amounts required to be taken into account under subparagraphs (B) (1) and (B) (2) of
              Section 1.5 of the Plan), over the maximum amount of contributions permitted under the Actual Contribution Percentage Test. The amount of Excess Aggregate Contributions for each Highly Compensated Employee is determined by using the method described in paragraph (B) of this section.

       (B) The amount of Excess Aggregate Contributions for a Highly Compensated Employee for a Plan Year is the amount (if any) by which the Employee's Matching Contributions must be reduced for the Employee's Actual Contribution Ratio to equal the highest permitted Actual Contribution Ratio under the Plan.

              To calculate the highest permitted Actual Contribution Ratio under the Plan, the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio is reduced by the amount required to cause the Employee's Actual Contribution Ratio to equal the ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio. If a lesser reduction would enable the Plan to satisfy the Actual Contribution Percentage Test, only this lesser reduction may be made. This process shall be repeated until the Plan satisfies the Actual Contribution Percentage Test. The highest Actual Contribution Percentage Ratio remaining under the Plan after leveling is the highest permitted Actual Contribution Ratio.

              For each Highly Compensated Employee, the amount of Excess Aggregate Contributions for a Plan Year is equal to the total Contribution Percentage Amounts (including any amounts required to be taken into account under subparagraphs (B) (1) and (B) (2) of
              Section 1.5 of the Plan), minus the
              amount determined by multiplying the Employees's highest permitted Actual Contribution Ratio (determined after application of this section) by the compensation used in determining the ratio.

1.31   EXCESS CONTRIBUTION.

       (A) The term Excess Contribution means, with respect to a Plan Year, the excess of Deferral Percentage Amounts made on behalf of eligible Highly Compensated Employees for the Plan Year (including any amounts required to be taken into account under subparagraphs
              (B) (1) and (B) (2) of Section 1.8 of the Plan) over the maximum amount of such contributions permitted under the Actual Deferral Percentage Test for the Plan Year. The amount of Excess Contributions for each Highly Compensated Employee is determined by using the method described in paragraph (B) of this section.

       (B) The amount of Excess Contributions for a Highly Compensated Employee for a Plan Year is the amount (if any) by which the Employee's Elective Deferral Contributions must be reduced for the Employee's Actual Deferral Ratio to equal the highest permitted Actual Deferral Ratio under the Plan.

              To calculate the highest permitted Actual Deferral Ratio under the Plan, the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio is reduced by the amount required to cause the Employee's Actual Deferral Ratio to equal the ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio. If a lesser reduction would enable the arrangement to satisfy the Actual Deferral Percentage Test, only this lesser reduction shall be made. This process shall be repeated until the cash or deferred arrangement satisfies the Actual Deferral Percentage Test. The highest Actual Deferral Ratio remaining under the Plan after leveling is the highest permitted Actual Deferral Ratio.

1.32 EXCESS DEFERRALS. The term Excess Deferrals means those Elective Deferral Contributions that are includible in a Participant's gross income under section 402(g) of the Code to the extent such Participant's Elective Deferral Contributions for a taxable year exceed the dollar limitation under such Code section.

1.33 FAIL-SAFE CONTRIBUTION. The term Fail-Safe Contribution means a Nonelective Contribution, designated by the Employer at the time of contribution as a Qualified Nonelective Contribution, which is contributed to the Plan solely for the purposes of satisfying either the Actual Deferral Percentage Test or the Actual Contribution Percentage Test and is made in accordance with the provisions of Article IV of this Plan.

1.34 FAMILY MEMBER. The term Family Member means, with respect to any Employee, such Employee's Spouse and lineal ascendants and descendants and the spouses of such lineal ascendants and descendants.

1.35 FIDUCIARY. The term Fiduciary means any, or all, of the following, as applicable:

       (A) Any Person who exercises any discretionary authority or control respecting the management of the Plan or its assets; or

       (B) Any Person who renders investment advice for a fee or other compensation, direct or indirect, respecting any monies or other property of the Plan or has authority or responsibility to do so; or

       (C) Any Person who has discretionary authority or responsibility in the administration of the Plan; or

       (D) Any Person who has been designated by a Named Fiduciary pursuant to authority granted by the Plan, who acts to carry out a fiduciary responsibility, subject to any exceptions granted directly or indirectly by ERISA.

1.36 FORFEITURE. The term Forfeiture means the amount, if any, by which the value of a Participant's Account exceeds his Vested Interest following such Participant's Termination of Employment, and at the time specified in Section 9.1.

1.37 HIGHLY COMPENSATED EMPLOYEE. The term Highly Compensated Employee means any Highly Compensated Active Employee or Highly Compensated Former Employee as further defined herein.

       For purposes of the determination of Highly Compensated Employees, the term Compensation means Compensation as defined in Article V of the Plan, but includes the amount of any elective contributions made by the Employer on the Employee's behalf to a cafeteria plan established in accordance with the provisions of Code section 125, a qualified cash or deferred arrangement in accordance with the provisions of Code section 402(e)(3), a simplified employee pension plan in accordance with the provisions of Code section 402(h), or a tax sheltered annuity plan maintained in accordance with the provisions of Code section 403(b).

       A "Highly Compensated Active Employee" is any Employee who performs services for the Employer during the current Plan Year and who, during the current Plan Year or the 12-month period immediately preceding such Plan Year:

       (A) Owns (or is considered to own within the meaning of section 318 of the Code, as modified by section 416(i)(1)(B)(iii) of the Code), more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer, or, if the Employer is other than a corporation, owns more than 5% of the capital or profits interest in the Employer. The determination of 5% ownership shall be made separately for each member of a controlled group of corporations (as defined in Code section 414(b)), or of a group of trades or businesses (whether or not incorporated) that are under common control (as defined in Code section 414(c)), or of an affiliated service group (as defined in Code section 414(m)); or

       (B) Receives Compensation in excess of $75,000 multiplied by the applicable cost-of-living adjustment factor prescribed under Code section 415(d) and then prorated in the case of a short Plan Year; or

       (C) Receives Compensation in excess of $50,000, as adjusted for cost-of-living increases in accordance with Code section 415(d) and then prorated in the case of a short Plan Year, and is in the top 20% of Employees ranked by Compensation; or

       (D) Is, at any time, an officer of the Employer and receives Compensation in excess of 50% of the amount in effect under Code section 415(b)(1)(A) for the applicable period.

              If no officer receives Compensation in excess of the amount specified above, the highest paid officer for the applicable period shall be a Highly Compensated Employee.

              In no event if there are more than 500 Employees, shall more than 50 Employees or, if there are less than 500 Employees, shall the greater of three Employees or 10% of all Employees, be taken into account as officers.

       In determining both the top 20% of Employees ranked by Compensation for purposes of paragraph (C) above, and officers of the Employer for purposes of paragraph (D) above, Employees who have not completed six months of Service by the end of the applicable period, Employees who normally work less than 17-1/2 hours per week, Employees who normally work less than six months during a year, Employees who have not attained 21, and nonresident aliens who receive no earned income from U.S. sources shall be excluded.

       Also excluded under the above paragraph are Employees who are covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement. Such Employees will be excluded only if retirement benefits were the subject of good faith bargaining, 90% of the Employees of the Employer are covered by the agreement, and the Plan covers only Employees who are not covered by the agreement.

       Notwithstanding the above provisions, an Employee, other than a 5% owner as described in paragraph (A) above who was not highly compensated during the 12-month period immediately preceding the current Plan Year will not be considered to be a Highly Compensated Employee in the current Plan Year unless such Employee is one of the top 100 Employees ranked by Compensation for the current Plan Year.

       A "Highly Compensated Former Employee" is any former Employee who separated from Service with the Employer in a Plan Year preceding the current Plan Year and was a Highly Compensated Active Employee in either:

       (A)    the Plan Year in which his separation from Service occurred; or

       (B) any Plan Year ending on or after such former Employee's 55th birthday.

       A former Employee is an Employee who performs no services for the Employer during a Plan Year (for example, by reason of a leave of absence).

1.38 INACTIVE PARTICIPANT. The term Inactive Participant means any Participant who does not currently meet the requirements to be an Active Participant due to a suspension of the performance of duties for the Employer.

       In addition, a Participant who ceases to meet the eligibility requirements in accordance with Section 3.1 shall be considered an Inactive Participant.

1.39 INSTALLMENT REFUND ANNUITY. The term Installment Refund Annuity means an annuity which provides fixed monthly payments for a period certain of not less than three nor more than 15 years. If the Participant dies before the period certain expires, the annuity will be paid to the Participant's Beneficiary for the remainder of the period certain. The period certain shall be chosen by the Participant at the time the annuity is purchased, and the Installment Refund Annuity will be the amount of benefit which can be purchased with the Participant's Vested Interest. The Installment Refund Annuity is not a life annuity and in no event shall the period certain extend to a period which equals or exceeds the life expectancy of the Participant.

1.40 JOINT AND SURVIVOR ANNUITY. The term Joint and Survivor Annuity means an Annuity for the life of the Participant with a survivor Annuity for the life of the Participant's Spouse which is not less than one-half, nor greater than, the amount of the Annuity payable during the joint lives of the Participant and the Participant's Spouse. The Joint and Survivor Annuity will be the amount of benefit which can be purchased with the Participant's vested account balance. In the case of an unmarried Participant, Joint and Survivor Annuity means an Annuity payable over the Participant's life.

1.41 LATE RETIREMENT DATE. The term Late Retirement Date means the first day of the month coinciding with or next following the date a Participant is separated from Service with the Employer after his Normal Retirement Age, for any reason other than death.

1.42 LEASED EMPLOYEE. The term Leased Employee means any person (other than an Employee of the recipient) who, pursuant to an agreement between the recipient and any other person ("leasing organization"), has performed services for the recipient (or for the Employer and related persons determined in accordance with Code section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient Employer.

1.43 MATCHING CONTRIBUTIONS. The term Matching Contributions means contributions made by the Employer to the Plan on behalf of a Participant on account of either Elective Deferral Contributions, if any, Employee Contributions, if any, or required contributions, if any. In addition, any Forfeitures reallocated as a Matching Contribution, pursuant to
       Article IV, shall be considered a Matching Contribution for purposes of this Plan.

1.44 NAMED FIDUCIARY. The term Named Fiduciary means the Plan Administrator, the Trustee and any other Fiduciary designated in writing by the Employer, and any successor thereto.

1.45 NONELECTIVE CONTRIBUTIONS. The term Nonelective Contributions means contributions made by the Employer (other than Matching Contributions) that the Participant may not elect to have paid in cash or other benefits instead of being contributed to the Plan. In addition, any Forfeitures reallocated as a Nonelective Contribution, pursuant to Article IV, shall be considered a Nonelective Contribution for purposes of this Plan.

1.46 NONHIGHLY COMPENSATED EMPLOYEE. The term Nonhighly Compensated Employee means an Employee who is not a Highly Compensated Employee.

1.47 NORMAL RETIREMENT AGE. The term Normal Retirement Age means the date the Participant attains age 62, or if later, the fifth anniversary of the Participant's commencement date. The Participant's commencement date is the first day of the first Plan Year in which the Participant began participating.

1.48 NORMAL RETIREMENT DATE. The term Normal Retirement Date means the first day of the month coinciding with or next following the date a Participant attains his Normal Retirement Age.

1.49 PARTICIPANT. The term Participant means any Employee of the Employer, who is or becomes eligible to participate under this Plan in accordance with its provisions and shall include an Active Participant and an Inactive Participant and, for purposes of Investment of Contributions as described in Sections 13.10 and 13.11 of the Plan, former participant. Former participants shall include those Participants who upon termination of employment defer distribution in accordance with Section 6.2 of the Plan.

1.50 PARTICIPANT'S ACCOUNT. The term Participant's Account means the sum of the following sub-accounts held on behalf of each Participant:

       -      Elective Deferral Contributions, if any, and earnings thereon.

       -      Matching Contributions, if any, and earnings thereon.

       -      Additional Matching Contributions, if any, and earnings thereon.

       -      Qualified Matching Contributions, if any, and earnings thereon.

       -      Nonelective Contributions, if any, and earnings thereon.

       -      Qualified Nonelective Contributions, if any, and earnings thereon.

       -      Prior Employee Contributions, if any, and earnings thereon.

       -      Rollover Contributions, if any, and earnings thereon.

       A Participant's Account shall be invested in accordance with the rules established by the Plan Administrator, which shall be applied in a consistent and nondiscriminatory manner.

1.51 PARTICIPANT'S EMPLOYER STOCK ACCOUNT. The term Participant's Employer Stock Account means that portion, if any, of the Participant's Account which is invested in shares of the stock of Blyth Industries, Inc. Such Participant's Employer Stock Account shall be credited with dividends paid, if any. Such Participant's Employer Stock Account will be valued on the last day of each month that the public exchange over which the stock of Blyth Industries, Inc. is traded is open for unrestricted trading.

       Amounts which are to be invested in the Participant's Employer Stock Account may be invested in any short term account prior to actual investment in the Participant's Employer Stock Account.

       The Trustee will vote the shares of the stock of Blyth Industries, Inc. invested in the Participant's Employer Stock Account in accordance with the Participant's instructions. The Trustee will request voting, tender and other similar instructions from the Participants.

       The common stock of Blyth Industries, Inc. will be held by the stock custodian.

1.52 PERSON. The term Person means any natural person, partnership, corporation, trust or estate.

1.53 PLAN. The term Plan means Blyth Industries, Inc. Profit Sharing Retirement Plan and Trust, the terms of which are set forth herein as it may be amended from time to time.

1.54 PLAN ADMINISTRATOR. The terms Plan Administrator and Administrator are used interchangeably throughout the Plan and Trust and shall mean the Employer.

1.55 PLAN YEAR. The term Plan Year means the 12-month period commencing on January 1 and ending on the following December 31.

1.56 PRIOR EMPLOYEE CONTRIBUTIONS. The term Prior Employee Contributions means Employee Contributions that were made prior to February 1, 1992. Prior Employee Contributions shall be considered to be Employee Contributions for purposes of determining a Participant's Vested Interest, pursuant to
       Article I. In addition, Prior Employee Contributions shall also be considered to be Employee Contributions for the purposes of determining the Actual Contribution Ratio pursuant to Article I and Annual Additions pursuant to Article V.

1.57 QUALIFIED MATCHING CONTRIBUTIONS. The term Qualified Matching Contributions shall mean Matching Contributions which are subject to the distribution and nonforfeitability requirements under section 401(k) of the Code when made.

1.58 QUALIFIED NONELECTIVE CONTRIBUTIONS. The term Qualified Nonelective Contributions shall mean Nonelective Contributions which are subject to the distribution and nonforfeitability requirements under section 401(k) of the Code when made.

1.59 ROLLOVER CONTRIBUTION. The term Rollover Contribution means an amount representing all or part of a distribution from a pension or profit-sharing plan meeting the requirements of Code section 401(a) that is eligible for rollover to this Plan in accordance with the requirements set forth in Code section 402 or Code section 408(d)(3), whichever is applicable.

1.60 SALARY DEFERRAL AGREEMENT. The term Salary Deferral Agreement means an agreement between a Participant and the Employer to defer the Participant's Compensation for the purpose of making Elective Deferral Contributions to the Plan.

1.61 SOCIAL SECURITY INTEGRATION LEVEL. The term Social Security Integration Level means $20,000 annually.

1.62 SOCIAL SECURITY TAXABLE WAGE BASE. The term Social Security Taxable Wage Base means, with respect to any Plan Year, the maximum amount of earnings which may be considered wages for such year under section 3121(a)(i) of the Code.

1.63 TERMINATION OF EMPLOYMENT. The term Termination of Employment means a severance of the Employer-Employee relationship which occurs prior to a Participant's Normal Retirement Age for any reason other than Disability or death.

1.64 TRUST. The term Trust means the trust agreement entered into by the Employer, the Administrator and the Trustee, which trust agreement forms a part of, and implements the provisions of this Plan.

1.65 TRUSTEE. The term Trustee means one or more individuals collectively appointed and acting under the trust agreement, and any successor thereto.

1.66 VESTED INTEREST. The term Vested Interest on any date means the nonforfeitable right to an immediate or deferred benefit in the amount which is equal to the following:

       (A) the value on that date of that portion of the Participant's Account that is attributable to the following contributions:

              -      Elective Deferral Contributions, if any

              -      Employee Contributions, if any

              -      Rollover Contributions, if any

              -      Additional Matching Contributions, if any

              -      Qualified Matching Contributions, if any

              -      Qualified Nonelective Contributions, if any

       (B) plus the value on that date of that portion of the Participant's Account that is attributable to and derived from:

              -      Matching Contributions, if any

              -      Nonelective Contributions, if any

              -      Forfeitures, if any

              Such contributions pursuant to Subsection (B), plus the earnings thereon, shall be, at any relevant time, a part of the Participant's Vested Interest equal to an amount ("X") determined by the following formula:

                     X = P(AB + D) - D

              For the purposes of applying this formula:

                     P = The Participant's Vesting Percentage at the
                         relevant time.

                    AB = The account balance attributable to such
                         contributions, plus the earnings thereon, at the relevant time.

                     D = The amount of the distribution.

1.67 VESTING PERCENTAGE. The term Vesting Percentage means the percentage used to determine a Participant's Vested Interest in contributions made by the Employer, plus the earnings thereon, credited to his Participant's Account that are not 100% immediately vested. The Vesting Percentage for each Participant shall be determined in accordance with the following schedule based on Years of Service with the Employer:


                                YEARS OF SERVICE                            VESTING PERCENTAGE
                                -----------------                            -----------------

                                Less than 2                                           0%
                                2 but less than 3                                    20%
                                3 but less than 4                                    40%
                                4 but less than 5                                    60%
                                5 but less than 6                                    80%
                                6 or more                                           100%

       However, if an Active Participant dies or becomes disabled prior to attaining his Normal Retirement Age, his Vesting Percentage shall be 100%.

                                   ARTICLE II

                                     SERVICE

2.1 SERVICE. The term Service means active employment with the Employer as an Employee. For purposes of determining Service, employment with any company which is under common control with the Employer as specified in section 414 of the Internal Revenue Code shall be treated as employment with the Employer.

2.2 ABSENCE FROM EMPLOYMENT. Absence from employment on account of a leave of absence authorized by the Employer pursuant to the Employer's established leave policy will be counted as employment with the Employer provided that such leave of absence is of not more than two years' duration. Absence from employment on account of active duty with the Armed Forces of the United States will be counted as employment with the Employer. If the Employee does not return to active employment with the Employer, his Service will be deemed to have ceased on the date the Administrator receives notice that such Employee will not return to the active Service of the Employer. The Employer's leave policy shall be applied in a uniform and nondiscriminatory manner to all Participants under similar circumstances.

2.3 HOUR OF SERVICE. The term Hour of Service means a period of Service during which an Employee shall be credited with one Hour of Service as described in (A), (B), (C), and (D) below:

       (A) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and

       (B) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for reasons (such as vacation, sickness or Disability) other than for the performance of duties. Hours under this Subsection shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

       (C) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made; and

       (D) Each hour for which an Employee is on an authorized unpaid leave (such as service with the Armed Forces, jury duty, educational leave). These hours shall be credited to the Employee for the computation period or periods in which such authorized leave takes place. However, no more than 501 hours shall be credited under this subparagraph (D).

       Hours of Service will be credited for employment with other members of an affiliated service group (under Internal Revenue Code section 414(m)), a controlled group of corporations (under Internal Revenue Code section 414(b)), or a group of trades or businesses under common control (under Internal Revenue Code section 414(c)), of which the adopting employer is a member. Hours of Service will also be credited for any individual considered an Employee under Internal Revenue Code section 414(n).

       Solely for purposes of determining whether a One-Year Break in Service, as defined in Section 2.4, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following computation period.

2.4 ONE-YEAR BREAK IN SERVICE. Except as provided below regarding eligibility, the term One-Year Break in Service means any Plan Year during which an Employee fails to complete more than 500 Hours of Service.

2.5 DETERMINING VESTING PERCENTAGE. Vesting credit shall be given for each Year of Service except those periods specified in Section 2.7.

       If a Participant completes less than 1,000 Hours of Service during a Plan Year while remaining in the Service of the Employer, his Vesting Percentage shall not be increased for such Plan Year. However, at such time as the Participant again completes at least 1,000 Hours of Service in any subsequent Plan Year, his Vesting Percentage shall then take into account all Year(s) of Service with the Employer except those specified in Section 2.7.

       If an individual who ceases to be an Employee and is subsequently rehired as an Employee enrolls (or re-enrolls) in the Plan, upon his participation (or subsequent participation) his Vesting Percentage shall then take into account all Year(s) of Service except those specified in
       Section 2.7.

2.6    YEAR(S) OF SERVICE. The term Year(s) of Service means a
       12-consecutive-month period during which an Employee has completed at least 1,000 Hours of Service.

       (A)    Eligibility Computation Period.

              For purposes of determining Years of Service and Breaks in Service for eligibility, the twelve-consecutive-month period shall begin with the date on which an Employee's employment commenced and, where additional periods are necessary, on succeeding anniversaries of his employment commencement date. The employment commencement date is the date on which the Employee first performs an Hour of Service for the Employer maintaining the Plan.

              The eligibility requirement specified in Article III is one or more full Years of Service. Such requirement shall be met upon completion of at least 1,000 Hours of Service for each Year of Service specified.

       (B)    Vesting Computation Period.

              In computing Years of Service and Breaks in Service for vesting, the 12-consecutive-month period shall be the Plan Year. However, active participation as of the last day of the Plan Year is not required in order for a Participant to be credited with a Year of Service for vesting purposes.

              For purposes of the Vesting Computation Period, if any Plan Year is less than 12-consecutive months, and if a Participant would have been credited with a Year of Service during the 12-consecutive-month period beginning on the first day of the short Plan Year, then the Participant will receive a Year of

              Service for the short Plan Year. The Participant receives credit for an additional Year of Service if the Participant would have been credited with a Year of Service for the Plan Year immediately following the short Plan Year.

       (C)    Contribution Computation Period.

              For purposes of determining a Participant's eligibility to receive a contribution made by the Employer, pursuant to Article IV, which is conditioned upon a Year of Service requirement, the twelve-consecutive-month period shall be any Plan Year during which the Active Participant is credited with at least 1,000 Hours of Service. However, when an Employee first becomes a Participant or resumes active participation in the Plan following a One-Year Break in Service on a date other than the first day of the Plan Year, all Hours of Service credited to the Participant during that Plan Year, including those hours credited prior to the date the Employee enrolls (or re-enrolls) as an Active Participant in the Plan, shall be counted.

              For purposes of the Contribution Computation Period, if any Plan Year is less than 12 consecutive months, the number of Hours of Service required to accrue a Year of Service, in such short Plan Year, shall bear the same ratio to 1000 as the number of days in the short Plan Year bears to 365.

2.7 EXCLUDED YEARS OF SERVICE. In determining the Vesting Percentage of an Employee, all Years of Service with the Employer shall be taken into account except:

       - Plan Years during which a Participant did not complete at least 1,000 Hours of Service.

2.8 PREDECESSOR ORGANIZATION SERVICE. For purposes of this Article, Service with a predecessor organization of the Employer shall be treated as Service with the Employer in any case in which the Employer maintains the Plan of such predecessor organization.

                                   ARTICLE III
                    ELIGIBILITY, ENROLLMENT AND PARTICIPATION

3.1 ELIGIBILITY. Each Employee who was a Participant prior to the Effective Date and who is in the Service of the Employer on the Effective Date shall continue as a Participant in the Plan. Each other Employee, including a Leased Employee, shall be eligible to become a Participant as of the Entry Date when he first meets the following requirement(s):

       -      One Year of Service

       -      Age 21

       - Not in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and the Employer, unless the collective bargaining agreement provides for coverage under this Plan.

3.2 ENROLLMENT AND PARTICIPATION. Each eligible Employee may enroll as of his Entry Date by completing and delivering to the Administrator an enrollment form and, if applicable, a Salary Deferral Agreement. He will then become a Participant as of his Entry Date.

3.3 RE-EMPLOYED EMPLOYEE. In the case of an individual who ceases to be an Employee and is subsequently rehired as an Employee, the following provisions shall apply in determining his eligibility to again participate in the Plan:

       (A) If the Employee had met the eligibility requirement(s) specified in Section 3.1 prior to his separation from employment, he shall become an Active Participant in the Plan as of the date he is re-employed, after completing the applicable form(s), in accordance with Section 3.2.

       (B) If the Employee had not met the eligibility requirement(s) specified in Section 3.1 prior to his separation from employment, he shall be eligible to participate in the Plan on the first Entry Date following his fulfillment of such eligibility requirement(s).

       For purposes of this Subsection, all Years of Service with the Employer, including any Years of Service prior to any Breaks in Service, shall be taken into account.

3.4 ELIGIBLE CLASS. In the event a Participant becomes ineligible to participate because he is no longer a member of an eligible class of Employees, such Employee shall participate immediately upon his return to an eligible class of Employees.

       In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee shall participate immediately if such Employee has satisfied the minimum age and service requirements and would have previously become a Participant had he been in the eligible class.

3.5 WAIVER OF PARTICIPATION. Notwithstanding any provision of the Plan to the contrary, any Employee in accordance with the rules of the Plan may decline to become a Participant or cease to be an Active Participant by filing a written waiver of participation with the Administrator in the manner he prescribes. Such waiver must be filed prior to the date such Employee is eligible to become a Participant, or in the case of an Active Participant, in the last month of the Plan Year immediately preceding the Plan Year for which he wishes to cease being an Active Participant.

       Any Employee who files such a waiver shall not become a Participant, or if an Active Participant, shall elect to cease to be such as of the first day of the succeeding Plan Year; and such Employee shall not receive any additional compensation or other sums by reason of his waiver of participation.

       Any such waiver may be rescinded by an Employee effective on the first day of the first Plan Year following one or more Plan Years commencing after the filing of such waiver in which he was not an Active Participant, in which event he shall become a Participant, or again become an Active Participant, as the case may be, effective as of such date.

       As of the effective date of the waiver the Participant shall be entitled to receive a distribution of that portion of his Account attributable to Employee Contributions, which distribution shall be further subject to the terms and conditions of Article VI.

                                   ARTICLE IV

                                  CONTRIBUTIONS

4.1 ELECTIVE DEFERRAL CONTRIBUTIONS. Each Active Participant may enter into a written Salary Deferral Agreement with the Employer in an amount equal to not less than 1% nor more than 10% of his Compensation for the Contribution Period. In consideration of such agreement, the Employer will make a contribution for each Contribution Period on behalf of the Participant in an amount equal to the total amount by which the Participant's Compensation from the Employer was deferred during the Contribution Period pursuant to the Salary Deferral Agreement then in effect. Elective Deferral Contributions shall be paid by the Employer to the Trust not less frequently than monthly, but in no event later than 90 days following the date the amounts were deferred.

       Salary Deferral Agreements shall be governed by the following provisions:

       (A) Amounts contributed pursuant to a Salary Deferral Agreement shall be 100% vested and nonforfeitable at all times.

       (B) No Participant shall be permitted to have Elective Deferral Contributions made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect at the beginning of the taxable year. However, this $7,000 limit shall not apply to certain amounts deferred in 1987 that were attributable to Service performed in 1986.

       (C) Amounts contributed pursuant to a Salary Deferral Agreement, which are not in excess of the limit described in Subsection (B) above, shall be subject to the Limitations on Allocations in accordance with Article V. Elective Deferral Contributions that are in excess of the limit described in Subsection (B) shall also be subject to the Limitations on Allocations in accordance with Article V.

       (D) A Salary Deferral Agreement may be changed by a Participant four times during the Plan Year, at any time, by filing written notice thereof with the Administrator. Such notice shall be effective, and the Salary Deferral Agreement shall be changed on the date specified in such notice or as soon as administratively possible, which date must be at least 15 days after such notice is filed.

       (E) Elective Deferral Contributions shall be subject to the Actual Deferral Percentage Test limitations.

       (F)    Correction of Excess Contributions.

              (1) If the Employer determines prior to the end of the Plan Year that the Actual Deferral Percentage Test may not be satisfied, the Employer may take the corrective action specified in Section 4.13 of the Plan.

              (2) If, after the end of the Plan Year, the Employer determines that the Plan will fail the Actual Deferral Percentage Test, the Employer shall take the corrective action specified in Section 4.15 or Section 4.18 of the Plan, or a combination of such corrective actions, in order to ensure that the Plan does not fail the Actual Deferral Percentage Test for the Plan Year being tested.

4.2 MATCHING CONTRIBUTIONS. The Employer, in its discretion, may make a Matching Contribution for a Contribution Period on behalf of Participants who are eligible to share in Matching Contributions for such Contribution Period. The amount of such discretionary Matching Contribution shall be equal to a percentage of each such Participant's Compensation for the Contribution Period (the exact percentage to be determined by the Employer), the Matching Contribution not to exceed however, a percentage of the Participant's Elective Deferral Percentage Amount for the Contribution Period (the exact percentage to be determined by the Employer).

       Notwithstanding anything contained above to the contrary, the Matching
       Contribution:

       (1) shall be made out of Considered Net Profits. If there are insufficient Considered Net Profits, the amount of the Matching Contribution shall be diminished to the amount that can be made from the Employer's Considered Net Profits.

       (2)    shall be subject to the Limitations on Allocations specified in
              Article V.

       The Matching Contribution shall be paid to the Trust not less frequently than quarterly. Matching Contributions shall be subject to the Actual Contribution Percentage Test. The Employer may designate at the time of contribution that all or a portion of such Matching Contributions be treated as Qualified Matching Contributions.

       If the Employer determines prior to the end of the Plan Year that the Actual Contribution Percentage Test may not be satisfied, the Employer may take the corrective action specified in Section 4.14 of the Plan.

       If, after the end of the Plan Year, the Employer determines that the Plan will fail the Actual Contribution Percentage Test, the Employer shall take the corrective action specified in Section 4.16 or Section 4.18 of the Plan, or a combination of such corrective actions, in order to ensure that the Plan does not fail the Actual Contribution Percentage Test for the Plan Year being tested.

       All Active Participants as of the last day of the Contribution Period shall be eligible to be allocated the Matching Contribution. The Matching Contribution shall be allocated as of the last day of the Contribution Period for which such contribution is made.

       Each calendar quarter and each Plan Year shall constitute a Contribution Period.

4.3 ADDITIONAL MATCHING CONTRIBUTIONS. The Employer shall make a contribution under the Plan for each Plan Year of an amount equal to $100.00 on behalf of each Active Participant, for the first $1.00 contributed by such Participant during the Plan Year pursuant to a Salary Deferral Agreement subject to the Limitations on Allocations Specified in Article V.

       The Employer may designate at the time of contribution that all or a portion of such Additional Matching Contribution be treated as Qualified Matching Contributions. Contributions treated as Qualified Matching Contributions shall be subject to the Actual Deferral Percentage Test. Additional Matching Contributions not treated as Qualified Matching Contributions shall be subject to the Actual Contribution Percentage Test.

       Additional Matching Contribution shall be allocated as of the last day of the Plan Year for which such contribution is made and shall be 100% vested and nonforfeitable at all times.

       The contribution as described above, for any Plan Year, shall be paid to the Trust at the end of the Plan Year, or as soon as possible on or after the last day of such Plan Year, but in any event not later than the date which is prescribed by law for filing the Employer's income tax return, including any extension thereof.

4.4 NONELECTIVE CONTRIBUTIONS. The Employer may make a contribution under the Plan for any Plan Year of an amount out of Considered Net Profits that the Employer's Board of Directors shall determine by resolution. Such resolution shall either be a fixed amount or specify a definite formula by which a fixed amount can be determined.

       Such Nonelective Contribution shall be allocated as of the last day of the Plan Year for which such contribution is made to each Participant who:

       -      has a Year of Service for contribution purposes, as defined in
              Article II.

       -      is an Active Participant as of the last day of the Plan Year.

       Subject to the Limitations on Allocations specified in Article V, for each Plan Year the contribution shall be allocated in accordance with the following:

       (A) An amount equal to 4.3% (or, if greater, the maximum percentage allowed pursuant to Code section 401(1) and the regulations thereunder), of the sum of each Participant's total Compensation plus the Participant's Compensation in excess of the Social Security Integration Level as defined in Article 1, Section 1.60, for the Plan Year shall be allocated to each Participant's Account. If the Employer does not contribute such amount for all Participants, an amount shall be allocated to each Participant's Account equal to the same portion that each Participant's total Compensation plus the Participant's Compensation in excess of the Social Security Integration Level for the Plan Year bears to the total Compensation plus the Compensation in excess of the Social Security Integration Level of all Participants in the Plan.

       (B) Remaining contributions, if any, after the application of subparagraph (a) above shall be allocated to each Participant's Account in the same proportion that his Compensation for the Plan Year bears to the total Compensation of all Participants for such year.

       The contribution as described above, for any Plan Year, shall be paid to the Trust at the end of the Plan Year, or as soon as possible on or after the last day of such Plan Year, but in any event not later than the date which is prescribed by law for filing the Employer's income tax return, including any extension thereof.

4.5 FAIL-SAFE CONTRIBUTION. The Employer reserves the right to make a discretionary Nonelective Contribution to the Plan for any Plan Year, if the Employer determines that such a contribution is necessary to ensure that either the Actual Deferral Percentage Test or the Actual Contribution Percentage Test will be satisfied for that Plan Year. Such amount shall be designated by the Employer at the time of contribution as a Qualified Nonelective Contribution and shall be known as a Fail-Safe Contribution.

       The Fail-Safe Contribution shall be made on behalf of all eligible Nonhighly Compensated Employees who are Participants and who are considered under the Actual Deferral Percentage Test or the Actual Contribution Percentage Test. This contribution shall be allocated to the Participant's Account of each such Participant in an amount equal to a fixed percentage of such Participant's Compensation. The fixed percentage shall be equal to the minimum fixed percentage necessary to be contributed by the Employer on behalf of each eligible Nonhighly Compensated Employee who is a Participant so that the Actual Deferral Percentage Test or the Actual Contribution Percentage Test is satisfied.

       The Fail-Safe Contribution for any Plan Year as determined above shall be paid to the Trust at the end of the Plan Year, or as soon as possible on or after the last day of such Plan Year, but in no event later than the date which is prescribed by law for filing the Employer's income tax return, including any extensions thereof.

4.6 PROFITS NOT REQUIRED. Contributions to this Plan shall not be precluded because the Employer does not have Considered Net Profits.
       Notwithstanding the existence of Considered Net Profits, the Employer may determine in its sole discretion that it will make no contributions for such Plan Year.

4.7 PAYMENT OF EXPENSES. The Employer may contribute to the Plan the amount necessary, to pay any applicable expense charges and administration charges. In lieu of the Employer's contributing the amount necessary to pay such charges, these expenses may be paid from the Trust fund.

4.8 ALLOCATION OF FORFEITURES. Forfeitures available for reallocation in accordance with Section 9.3 shall be allocated to each Participant in the proportion that the Compensation paid to each Participant during the Plan Year bears to the Compensation paid to all such Participants, subject to the Limitations on Allocations specified in Article V.

4.9 CREDITING OF ELECTIVE DEFERRAL AND OTHER CONTRIBUTIONS. Elective Deferral Contributions and other contributions made by the Employer (and any Forfeitures available for reallocation in accordance with Section 9.3) shall be credited to the Participant Account of each Participant for whom such contributions are made, in accordance with the provisions of Article XIII.

4.10 ROLLOVER CONTRIBUTIONS. The Plan may receive Rollover Contributions on behalf of an Employee. Receipt of a Rollover Contribution shall be subject to the approval of the Plan Administrator. Before approving the receipt of a Rollover Contribution, the Plan Administrator may request any documents or other information from an Employee or opinions of counsel which the Plan Administrator deems necessary to establish that such amount is a Rollover Contribution.

       A Participant's Account shall be maintained on behalf of each Employee from whom Rollover Contributions are received, regardless of such Employee's eligibility to participate in the Plan in accordance with the requirements of Article III, and Rollover Contributions may be invested in any manner authorized under the provisions of this Plan.

       Rollover Contributions received from an Employee who is not otherwise eligible to participate in the Plan may not be withdrawn in accordance with the provisions of Article X until such Employee becomes a Participant, except that such Employee may receive a distribution of his Participant's Account if his Termination of Employment occurs.

       Rollover Contributions shall be credited to the Participant's Account and may be invested in any manner authorized under the provisions of this Plan.

4.11   TRANSFERS. Without regard to the Limitations on Allocations imposed under
       Article V, the Trustee may receive, directly from another qualified pension or profit-sharing plan meeting the requirements of Internal Revenue Code section 401(a), all or part of the entire amount distributable on behalf of a Participant from such plan. Likewise, the Trustee may receive Transfers representing the assets of any predecessor plan.

       Transfers may be invested in any manner authorized under the provisions of this Plan.

4.12 SUSPENSION OF ELECTIVE DEFERRAL CONTRIBUTIONS. The following provisions shall apply with respect to suspension of Elective Deferral Contributions.

       (A) Elective Suspension. An Active Participant may elect to suspend his Salary Deferral Agreement for Elective Deferral Contributions by filing a written notice thereof with the Administrator at any time. The Salary Deferral Agreement shall be suspended on the date specified in such notice, which date must be at least 15 days after such notice is filed. The notice shall specify the period for which such suspension shall be effective. Such period may extend indefinitely.

       (B) Suspension for Leave. A Participant who is absent from employment on account of an authorized leave of absence or military leave shall have his Salary Deferral Agreement suspended during such leave. Such suspension of contributions shall be effective on the date payment of Compensation by the Employer to him ceases, and shall remain in effect until payment of Compensation is resumed.

       (C) Withdrawal Suspension. An Active Participant who elects a withdrawal in accordance with Article X may have his Salary Deferral Agreement suspended on the date such election becomes effective. Such suspension shall remain in effect for the number of months specified therein.

       (D) Non-Elective Suspension. An Active Participant who ceases to meet the eligibility requirements as specified in Section 3.1 but who remains in the employ of the Employer, shall have his Salary Deferral Agreement suspended, effective as of the date he ceases to meet the eligibility requirements. Such suspension shall remain in effect until he again meets such eligibility requirements.

       The Participant may elect to reactivate his Salary Deferral Agreement for Elective Deferral Contributions by filing a written notice thereof with the Plan Administrator. The Salary Deferral Agreement shall be reactivated at any time following the expiration of the suspension period described above.

4.13 LIMITATION OF ELECTIVE DEFERRAL CONTRIBUTIONS. If the Employer determines prior to the end of the Plan Year that the Plan may not satisfy the Actual Deferral Percentage Test for the Plan Year, the Employer may require that the amount of Elective Deferral Contributions being allocated to the accounts of Highly Compensated Employees be reduced to the extent necessary to prevent Excess Contributions from being made to the Plan.

       Although the Employer may reduce the amount of Elective Deferral Contributions that may be allocated to the Participant's Account of Highly Compensated Employees, the affected Employees shall continue to participate in the Plan. When the situation that resulted in the reduction of Elective Deferral Contributions ceases to exist, the Employer shall reinstate the amount of Elective Deferral Contributions elected by the Participant in the Salary Deferral Agreement to the fullest extent possible for all affected Participants in a nondiscriminatory manner.

4.14 LIMITATION OF MATCHING CONTRIBUTIONS. If the Employer determines prior to the end of the Plan Year that the Plan may not satisfy the Actual Contribution Percentage Test for the Plan Year, the Employer may require that the amount of Matching Contributions being allocated to the Accounts of Highly Compensated Employees be reduced to the extent necessary to prevent Excess Aggregate Contributions from being made to the Plan.

4.15   CORRECTIVE DISTRIBUTION OF EXCESS CONTRIBUTIONS.

       (A) The Employer may distribute Excess Contributions (and income allocable thereto) to the appropriate Highly Compensated Employee after the close of the Plan Year in which the Excess Contribution arose and within 12 months after the close of that Plan Year.

       (B) The income allocable to Excess Contributions is equal to the sum of the allocable gain or loss for the Plan Year and shall be determined as follows:

              (1) The income allocable to Excess Contributions is determined by multiplying the income for the Plan Year allocable to Deferral Percentage Amounts by a fraction. The numerator of the fraction is the Excess Contributions attributable to the Employee for the Plan Year. The denominator of the fraction is equal to the sum of (A) the total account balance of the Employee attributable to Deferral Percentage Amounts as of the beginning of the Plan Year, plus (B) the Employee's Deferral Percentage Amounts for the Plan Year.

              (2) The allocable gain or loss for the period between the end of the Plan Year and the date of distribution shall not be taken into consideration when determining the income allocable to Excess Contributions.

       (C) The amount of Excess Contributions to be distributed with respect to an Employee for a Plan Year shall be reduced by Excess Deferrals previously distributed to the Employee for the Employee's taxable year ending with or within the Plan Year.

       (D) The distribution of Excess Contributions made to the Family Members of a family group that was combined for purposes of determining a Highly Compensated Employee's Actual Deferral Ratio shall be allocated among the Family Members in proportion to the Elective Deferral Contribution (including any amounts required to be taken into account under subparagraphs (B) (1) and (B) (2) of
              Section 1.8 of the Plan) of each Family Member that is combined to determine the Actual Deferral Ratio.

       (E) A corrective distribution of Excess Contributions (and income) shall be made without regard to any Participant or spousal consent or any notice otherwise required under sections 411(a)(11) and 417 of the Code.

       (F) Any Matching Contributions or Qualified Matching Contributions that relate to the Excess Contribution being distributed shall be forfeited. The Matching Contribution so forfeited shall be in proportion to the applicable Employee's vested and nonvested interest in Matching Contributions under the Plan for the Plan Year in which the Excess Contribution arose. Forfeitures of Matching Contributions or Qualified Matching Contributions that relate to Excess Contributions shall be applied to reduce Employer contributions or pay Plan expenses.

       (G) In no case may the amount of Excess Contributions to be distributed for a Plan Year with respect to any Highly Compensated Employee exceed the amount of Elective Deferral Contributions made on behalf of the Highly Compensated Employee for the Plan Year.

       (H) In the event of a complete termination of the Plan during the Plan Year in which an Excess Contribution arose, the corrective distribution must be made as soon as administratively feasible after the date of the termination of the Plan, but in no event later than 12 months after the date of termination.

       (I) Any distribution of less than the entire amount of Excess Contributions with respect to any Highly Compensated Employee shall be treated as a pro-rata distribution of Excess Contributions and allocable income or loss.

4.16   CORRECTION OF EXCESS AGGREGATE CONTRIBUTIONS.

       (A) Excess Aggregate Contributions may be corrected using one of the methods described in subparagraphs (1) and (2) below. The Employer shall elect the method of correction to be used and shall apply such method to the correction of the Excess Annual Contribution for the Plan Year.

              (1)    Method 1:

                     (a) The Excess Aggregate Contribution (and income) shall be forfeited, if forfeitable, or distributed on a pro-rata basis from the Employee's Account attributable to Contribution Percentage Amounts. The distribution or forfeiture shall be made after the close of the Plan Year in which the Excess Aggregate Contribution arose and within 12 months after the close of that Plan Year. Whether an amount is distributed or forfeited under this subparagraph (a) shall be determined based on the rules set forth in paragraph (B) of this section.

              (2)    Method 2:

                     (a) Any Matching Contributions (and Qualified Matching Contributions, to the extent not taken into account for purposes of the Actual Deferral Percentage
                            Test), and income allocable thereto, shall be forfeited, if forfeitable, or distributed to the appropriate Highly Compensated Employee. The distribution or forfeiture shall be made after the close of the Plan Year in which the Excess Aggregate Contribution arose and within 12 months after the close of that Plan Year. Whether an amount is forfeited or distributed shall be determined under the rules set forth in paragraph (B) of this section.

       (B) Determination of Distributable and Forfeitable Amounts. For purposes of paragraph (A) of this section:

              (1) An Excess Aggregate Contribution attributable to vested Matching Contributions, Qualified Matching Contributions (and, if applicable, Qualified Nonelective Contributions and Elective Deferral Contributions) shall be distributed to the appropriate Highly Compensated Employee in accordance with the terms of this section.

              (2) An Excess Aggregate Contribution attributable to an Employee's nonvested Matching Contributions shall be forfeited in accordance with the terms of this section.

              (3) A Highly Compensated Employee's vested and nonvested interest in Matching Contributions (and income allocable thereto) attributable to Excess Aggregate Contributions shall be based on the proportion that represents the Employee's Vested Interest in Matching Contributions under the Plan for the Plan Year in which the Excess Aggregate Contribution arose.

       (C) Forfeited Excess Aggregate Contributions. In accordance with paragraph (B) of this section, the amount that represents the Employee's nonvested interest in Matching Contributions (and income), and is attributable to Excess Aggregate Contributions, shall be forfeited and, as such, shall be applied to reduce Employer contributions or pay expenses.

       (D) Income Allocable to Excess Aggregate Contributions. For purposes of this section, the income allocable to Excess Aggregate Contributions is equal to the sum of the allocable gain or loss for the Plan Year, and shall be determined as follows:

              (1) The income allocable to Excess Aggregate Contributions is determined by multiplying the income for the Plan Year allocable to Contribution Percentage Amounts by a fraction. The numerator of the fraction is the Excess Aggregate Contributions for the Employee for the Plan Year. The denominator of the fraction is equal to the sum of (A) the total account balance of the Employee attributable to Contribution Percentage Amounts as of the beginning of the Plan Year, plus (B) the Contribution Percentage Amounts for the Plan Year.

              (2) The allocable gain or loss for the period between the end of the Plan Year and the date of correction shall not be taken into consideration when determining the income allocable to Excess Aggregate Contributions.

       (E) The distribution of Excess Aggregate Contributions (and income) made to Family Members of a family group that was combined for purposes of determining a Highly Compensated Employee's Actual Contribution Ratio shall be allocated among Family Members in proportion to the Contribution Percentage Amounts (including any amounts required to be taken into account under subparagraphs (B)
              (1) and (B) (2) of Section 1.5 of the Plan) of each Family Member that are combined to determine the Actual Contribution Ratio.

       (F) In the event of a complete termination of the Plan during the Plan Year in which an Excess Aggregate Contribution arose, the corrective distribution or forfeiture shall be made as soon as administratively feasible after the date of termination of the Plan, but in no event later than 12 months after the date of termination.

       (G) If the entire account balance of a Highly Compensated Employee is distributed during the Plan Year in which the Excess Aggregate Contribution arose, the distribution shall be deemed to have been a corrective distribution of Excess Aggregate Contributions (and income) to the extent that a corrective distribution would otherwise have been required.

       (H) Any distribution of less than the entire amount of Excess Aggregate Contributions (and income) shall be treated as a pro-rata distribution of Excess Aggregate Contributions and allocable income or loss.

       (I) In no case may the amount of Excess Aggregate Contributions distributed to a Highly Compensated Employee exceed the amount of Matching Contributions made on behalf of the Highly Compensated Employee for the Plan Year.

       (J) A distribution of Excess Aggregate Contributions (and income) shall be made under this section without regard to any notice or consent otherwise required under sections 411(a)(11) and 417 of the Code.

4.17 CORRECTIVE DISTRIBUTION OF EXCESS DEFERRALS. Notwithstanding any other provision of the Plan, Excess Deferrals, plus any income and minus any loss allocable thereto, may be distributed to any Participant to whose account Excess Deferrals were allocated for the individual's taxable year. Such a corrective distribution shall be made in accordance with this section.

       (A)    Correction of Excess Deferrals After Taxable Year.

              (1) Not later than the March 15 following the close of a Participant's taxable year, the Participant may notify the Plan of the amount of Excess Deferrals received by the Plan during that taxable year. The notification shall be in writing, shall specify the Participant's Excess Deferrals, and shall be accompanied by the Participant's written statement that if such amounts are not distributed, these amounts, when added to all other Elective Deferral Contributions made on behalf of the Participant during the taxable year, shall exceed the dollar limitation specified in section 402(g) of the Code.

              (2) The Participant is deemed to have notified the Plan of Excess Deferrals if, not later than the March 1 following the close of a Participant's taxable year, the Employer notifies the Plan on behalf of the Participant of the Excess Deferrals. Such Excess Deferrals shall be calculated by taking into account only Elective Deferral Contributions under the Plan and any other plans of the Employer.

              (3) Not later than the April 15 following the close of the taxable year, the Plan shall distribute to the Participant the amount of Excess Deferrals designated under subparagraphs (1) or (2) above.

       (B) Correction of Excess Deferrals During the Taxable Year. A Participant who has an Excess Deferral during a taxable year may receive a corrective distribution during the same year. Such a corrective distribution shall be made if:

              (1) The Participant designates the distribution as an Excess Deferral. The designation shall be made in the same manner as the notification described in subparagraph (A) (1) of this section. The Participant will be deemed to have designated the distribution as an Excess Deferral if the Employer makes the designation on behalf of the Participant to the extent that the Participant has Excess Deferrals for the taxable year calculated by taking into account only Elective Deferral Contributions to the Plan and other plans of the Employer.

              (2) The corrective distribution is made after the date on which the Plan received the Excess Deferral.

              (3) The Plan designates the distribution as a distribution of Excess Deferrals.

       (C) If the Participant provides the Employer with satisfactory evidence and written notice to demonstrate that all Elective Deferral Contributions by the participant in this Plan and any other qualified plan exceed the applicable limit under section 402(g) of the Code for such individual's taxable year, then the Plan Administrator may (but is not required to) distribute sufficient Elective Deferral Contributions (not to exceed the amount of Elective Deferral Contributions actually contributed on behalf of the Participant to this Plan during the Participant's taxable year) from this Plan to allow the Participant to comply with the applicable limit. The evidence provided by the Participant must establish clearly the amount of Excess Deferrals. The Participant must present this evidence to the Plan Administrator by the March 1 following the end of the calendar year in which the Excess Deferrals occurred.

       (D) Income Allocable to Excess Deferrals. The income allocable to Excess Deferrals is equal to the sum of allocable gain or loss for the taxable year of the individual and shall be determined as follows:

              (1) The gain or loss allocable to Excess Deferrals is determined by multiplying the income for the taxable year allocable to Elective Deferral Contributions by a fraction. The numerator of the fraction is the Excess Deferrals by the Employee for the taxable year. The denominator of the fraction is equal to the sum of:

                     (a) The total account balance of the Employee attributable to Elective Deferral Contributions as of the beginning of the Plan Year, plus

                     (b) The Employee's Elective Deferral Contributions for the taxable year.

              (2) The income allocable to Excess Deferrals shall not include the allocable gain or loss for the period between the end of the taxable year and the date of distribution.

       (E) No Employee or Spousal Consent Required. A corrective distribution of Excess Deferrals (and income) shall be made without regard to any notice or consent otherwise required under sections 411(a)(11) and 417 of the Code.

       (F) Any Matching Contributions or Qualified Matching Contributions that relate to the Excess Deferral being distributed shall be forfeited. The Matching Contribution so forfeited shall be in proportion to the applicable Employee's vested and nonvested interest in Matching Contributions under the Plan for the Plan Year in which the Excess Deferral arose. Forfeitures of Matching Contributions or Qualified Matching Contributions that relate to Excess Deferrals shall be applied to reduce Employer contributions or pay Plan expenses.

4.18 QUALIFIED CONTRIBUTIONS. In lieu of distributing Excess Contributions as provided in Section 4.15 of the Plan, or Excess Aggregate Contributions as provided in Section 4.16 of the Plan, the Employer may take the actions specified below in order to satisfy the Actual Deferral Percentage Test or the Actual Contribution Percentage Test, or both, pursuant to the regulations under the Code.

       (A) At the election of the Employer, Qualified Nonelective Contributions or Qualified Matching Contributions, or both, may be taken into account as Elective Deferral Contributions for purposes of calculating the Actual Deferral Ratio of a Participant.

              The amount of Qualified Nonelective Contributions or Qualified Matching Contributions made under the terms of this Plan and taken into account as Elective Deferral Contributions for purposes of calculating the Actual Deferral Ratio, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be such Qualified Nonelective Contributions or Qualified Matching Contributions, or both, that are needed to meet the Actual Deferral Percentage Test.

       (B) At the election of the Employer, Qualified Nonelective Contributions or Elective Deferral Contributions, or both, may be taken into account as Matching Contributions for purposes of calculating the Actual Contribution Ratio of a Participant.

              The amount of Qualified Nonelective Contributions or Elective Deferral Contributions made under the terms of this Plan and taken into account for purposes of calculating the Actual Contribution Ratio, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be such Qualified Nonelective Contributions or Elective Deferral Contributions, or both, that are needed to meet the Actual Contribution Percentage Test.

       (C) Any Qualified Nonelective Contribution, Qualified Matching Contribution, and Elective Deferral Contribution taken into account under paragraphs (A) or (B) must be allocated to the Employee's Account as of a date within the Plan Year in which the Excess Contribution or Excess Aggregate Contribution arose and must be paid to the Plan no later than the 12-month period immediately following the Plan Year to which the contribution relates.

4.19   MULTIPLE USE OF ALTERNATIVE LIMITATION.

       (A) Multiple use of the alternative limitation occurs if all of the conditions of this paragraph (A) are satisfied:

              (1) One or more Highly Compensated Employee of the Employer are eligible employees in both a cash or deferred arrangement subject to section 401(k) and a plan maintained by the Employer subject to section 401(m).

              (2) The sum of the Actual Deferral Percentage of the entire group of eligible Highly Compensated Employees under the arrangement subject to section 401(k) and the Actual Contribution Percentage of the entire group of eligible Highly Compensated Employees under the Plan subject to section 401(m) exceeds the aggregate limit of paragraph (C) of this section.

              (3) Actual Deferral Percentage of the entire group of eligible Highly Compensated Employees under the arrangement subject to section 401(k) exceeds the amount described in section 401(k)(3)(A)(ii)(I).

              (4) The Actual Contribution Percentage of the entire group of eligible Highly Compensated Employees under the arrangement subject to section 401(m) exceeds the amount described in section 401(m)(2)(A)(i).

       (B) For purposes of this section, the aggregate limit is the greater of:

              (1)    The sum of-

                     (a) 1.25 times the greater of the relevant Actual Deferral Percentage or the relevant Actual Contribution Percentage, and

                     (b) Two percentage points plus the lesser of the relevant Actual Deferral Percentage or the relevant Actual Contribution Percentage. In no event, however, may this amount exceed twice the lesser of the relevant Actual Deferral Percentage or the Actual Contribution Percentage; or

              (2)    The sum of-

                     (a) 1.25 times the lesser of the relevant Actual Deferral Percentage or the relevant Actual Contribution Percentage, and

                     (b) Two percentage points plus the greater of the relevant Actual Deferral Percentage or the relevant Actual Contribution Percentage. In no event, however, may this amount exceed twice the greater of the relevant Actual Deferral Percentage or the relevant Actual Contribution Percentage.

       (C) For purposes of paragraph (B) of this section, the term "relevant Actual Deferral Percentage" means the Actual Deferral Percentage of the group of Nonhighly Compensated Employees under the arrangement subject to section 401(k) for the Plan Year, and the term "relevant Actual Contribution Percentage" means the Actual Contribution Percentage of the group of Nonhighly Compensated Employees eligible under the Plan subject to section 401(m) for the Plan Year beginning with or within the Plan Year of the arrangement subject to section 401(k).

       (D) The Actual Deferral Percentage and Actual Contribution Percentage of the group of eligible Highly Compensated Employees are determined after use of Qualified Nonelective Contributions and Qualified Matching Contributions to meet the requirements of the Actual Deferral Percentage Test and after use of Qualified Nonelective Contributions and Elective Deferral Contributions to meet the requirements of the Actual Contribution Percentage Test. The Actual Deferral Percentage and Actual Contribution Percentage of the group of Highly Compensated Employees are determined after any corrective distribution or forfeiture of Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions and after recharacterization of Excess Contributions required without regard to this section. Only plans and arrangements maintained by the Employer are taken into account under paragraph (B). If the Employer maintains two or more cash or deferred arrangements subject to section 401(k) that must be mandatorily disaggregated pursuant to section 401(k)-1(g)(11)(iii) multiple use is tested separately with respect to each plan.

       (E) If multiple use of the alternative limit occurs with respect to two or more plans or arrangements maintained by the Employer, it shall be corrected by reducing the Actual Contribution Percentage of Highly Compensated Employees in the manner described in paragraph (F) of this section. Instead of making this reduction, the Employer may eliminate the multiple use of the alternative limitation by making Qualified Nonelective Contributions to the Plan.

       (F) The amount of the reduction by which each Highly Compensated Employee's Actual Contribution Ratio is reduced shall be treated as an Excess Aggregate Contribution. The Actual Contribution Percentage of all Highly Compensated Employees under the plan subject to reduction shall be reduced so that there is no multiple use of the alternative limitation.

                                    ARTICLE V
                           LIMITATIONS ON ALLOCATIONS

5.1 LIMITATIONS ON ALLOCATIONS. Definitions - The following definitions are atypical terms which refer only to terms used in the Limitations on Allocations Sections of this Article V.

       (A) Annual Additions. The term Annual Additions shall mean the sum of the following amounts allocated on behalf of a Participant for a Limitation Year:

              (1)    all contributions made by the Employer which shall include:

                     -      Elective Deferral Contributions, if any;

                     -      Matching Contributions, if any;

                     -      Qualified Matching Contributions, if any;

                     -      Nonelective Contributions, if any;

                     -      Qualified Nonelective Contributions, if any;

              (2)    all Forfeitures, if any;

              (3)    all Employee Contributions, if any.

              For the purposes of this Article, Excess Amounts reapplied under
              Section 5.2 (D) shall also be included as Annual Additions. Also, for the purposes of this Article, Employee Contributions are determined without regard to deductible employee contributions within the meaning of section 72(o)(5) of the Code.

              Amounts allocated after March 31, 1984, to an individual medical account, as defined in Internal Revenue Code section 415(l)(1), which is part of a defined benefit plan maintained by the Employer, are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Internal Revenue Code section 419A(d)(3), under a welfare benefit fund, as defined in Internal Revenue Code section 419(e), maintained by the Employer, are treated as Annual Additions to a defined contribution plan.

              Contributions do not fail to be Annual Additions merely because they are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions or merely because Excess Contributions or Excess Aggregate Contributions are corrected through distribution or recharacterization. Excess Deferrals that are distributed in accordance with Section 4.17 of the Plan are not Annual Additions.

              Forfeited Matching Contributions that are forfeited because the contributions to which they relate are treated as Excess Aggregate Contributions, Excess Contributions, or Excess Deferrals and that are reallocated to the Participant Accounts of other Participants for the Plan Year in which the forfeiture occurs, are treated as Annual Additions for the Participants to whose accounts they are reallocated and for the Participants from whose accounts they are forfeited.

       (B) Compensation. The term Compensation means wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements, or other expense allowances under a nonaccountable plan (as described in 1.62-2(c)), and foreign earned income (as defined in section 911(b) of the Code) whether or not excludable from gross income under section 911 of the Code. The term Compensation does not include:

              (1) Employer Contributions to a plan of deferred compensation which are not includible in the employee's gross income for the taxable year in which contributed, or Employer Contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

              (2) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to substantial risk of forfeiture;

              (3) Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

              (4) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in section 403(b) of the Code (whether or not the contributions are actually excludable from the gross income of the Employee).

              For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this article, Compensation for a Limitation Year is the Compensation actually paid or made available during such Limitation Year.

       (C) Defined Contribution Dollar Limitation. The term Defined Contribution Dollar Limitation shall mean $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Internal Revenue Code section 415(b)(1) as in effect for the Limitation Year.

       (D) Employer. The term Employer shall mean the Employer that adopts this Plan. In the case of a group of employers which constitutes a controlled group of corporations (as defined in Internal Revenue Code section 414(b) as modified by section 415(h)), or which constitutes trades or business (whether or not incorporated) which are under common control (as defined in section 414(c) as modified by section 415(h)), or affiliated service groups (as defined in section 414(m)) of which the adopting Employer is a part, all such employers shall be considered a single Employer for purposes of applying the limitations of this Article.

       (E) Excess Amount. The term Excess Amount shall mean the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

       (F) Limitation Year. The term Limitation Year shall mean the calendar year.

       (G) Maximum Permissible Amount. The term Maximum Permissible Amount shall mean the lesser of (1) the Defined Contribution Dollar Limitation, or (2) 25% of the Participant's Compensation for the Limitation Year.

              If a short Limitation Year is created because of an amendment changing the Limitation Year to a different period of 12 consecutive months, the Maximum Permissible Amount for the short Limitation Year will be the lesser of (1) the Defined Contribution Dollar Limitation multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year, and the denominator of which is 12, or (2) 25% of the Participant's Compensation for the short Limitation Year.

5.2 LIMITATIONS ON ALLOCATIONS. If the Employer does not maintain any qualified plan in addition to this Plan:

       (A) The amount of Annual Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.

       (B) Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Participant's estimated annual Compensation. Such Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any employer contributions based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years.

       (C) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual Compensation for such Limitation Year. In the event a Participant separates from the Service of the Employer prior to the end of the Limitation Year, the Maximum Permissible Amount for such Participant shall be determined prior to any distribution of his Participant's Account on the basis of his actual Compensation. Any Excess Amounts shall be disposed of in accordance with Section 5.2 (D).

       (D) If there is an Excess Amount with respect to a Participant for a Limitation Year as a result of a reasonable error in estimating the Participant's annual compensation, an allocation of forfeitures, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g)(3) of the Code) that may be made with respect to any individual under the limits of section 415 of the Code, or under other limited facts and circumstances which the commissioner finds justified, such Excess Amount shall be disposed of as follows:

              (1) If an Excess Amount exists, the Excess Amount in the Participant's Account (excluding Elective Deferral Contributions) shall be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to all Participants in the Plan. The excess amount must be used to reduce Employer Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the Participants in the Plan. For purposes of this subparagraph, the Excess Amount may not be distributed to Participants or former Participants.

              (2) If, after the application of subparagraph (1) an Excess Amount still exists, then the Participant's Elective Deferral Contributions (including earnings and losses thereon) allocated for the Limitation Year shall be returned to the Participant to the extent that an Excess Amount exists. This distribution shall be made as soon as administratively feasible after the Excess Amount is determined. Any Elective Deferral Contributions returned under this paragraph shall be disregarded for purposes of the Actual Deferral Percentage Test.

              (3) Alternatively, the Plan Administrator may elect to dispose of the Excess Amount by applying the procedure in subparagraph (2) before applying the procedure in subparagraph (1). If the Plan Administrator makes this election, the Plan Administrator must apply it uniformly to all Participants in a Limitation Year.

              (4) If a suspense account is in existence at any time during a Limitation Year pursuant to this section, it will not participate in the allocation of investment gains or losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer Contributions which would constitute Annual Additions may be made to the Plan for that Limitation Year.

5.3 LIMITATIONS ON ALLOCATIONS. If the Employer maintains one or more defined contribution plans in addition to this Plan:

       (A) The amount of Annual Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year, shall not exceed the lesser of:

              (1) The Maximum Permissible Amount, reduced by the sum of any Annual Additions allocated to the Participant's Account for the same Limitation Year under this Plan and such other defined contribution plan; or

              (2)    Any other limitation contained in this Plan.

              Prior to the determination of the Participant's actual Compensation for the Limitation Year, the amounts referred to in Subsection (1) above may be determined on the basis of the Participant's estimated annual Compensation for such Limitation Year. Such estimated annual Compensation shall be determined for all Participants similarly situated.

              Any contribution made by the Employer based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years, if applicable.

       (B) As soon as is administratively feasible after the end of the Limitation Year, the amounts referred to in Section 5.3 (A) shall be determined on the basis of the Participant's actual Compensation for such Limitation Year.

       (C) If amounts are contributed to a Participant's Account under this Plan on an allocation date which does not coincide with the allocation date(s) for all such other plans, and if a Participant's Annual Additions under this Plan and all such other plans result in an Excess Amount, such Excess Amount shall be deemed to have derived from those contributions last allocated.

       (D) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributable to this Plan will be the product of (1) and (2) below:

              (1) The total Excess Amount allocated as of such date (including any amount which would have been allocated but for the limitations of Internal Revenue Code section 415).

              (2) The ratio of (1) the amount allocated to the Participant as of such date under this Plan, divided by (2) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Internal Revenue Code section 415).

       (E) Any Excess Amounts attributed to this Plan shall be disposed of as provided in Section 5.2 (D).

5.4 LIMITATIONS ON ALLOCATIONS. If the Employer maintains a defined benefit plan in addition to this Plan:

       (A) If an individual is a Participant at any time in both this Plan and a defined benefit plan maintained by the Employer, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for any year may not exceed 1.0. In the event that the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction exceeds 1.0, the Defined Contribution Plan Fraction will be reduced until the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction does not exceed 1.0.

              If an individual was a Participant in this Plan or in any other defined contribution plan maintained by the Employer which was in existence on July 1, 1982, the numerator of the Defined Contribution Plan Fraction will be adjusted if the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the Fractions over 1.0 times (2) the denominator of the Defined Contribution Plan Fraction, will be permanently subtracted from the numerator of the Defined Contribution Plan Fraction. The adjustment is calculated using the Fractions as they would be computed as of the later of the end of the last Limitation Year beginning before January 1, 1983, or June 30, 1983. This adjustment also will be made if at the end of the last Limitation Year beginning before January 1, 1984, the sum of the Fractions exceeds 1.0 because of accruals or additions that were made before the limitations of this Article became effective to any plans of the Employer in existence on July 1, 1982.

              In addition, if an individual was a Participant in this Plan or in any other defined contribution plan maintained by the Employer which was in existence on May 6, 1986, the numerator of the Defined Contribution Plan Fraction will be adjusted if the Employer's defined benefit plan was also in existence on May 6, 1986, and the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the Fractions over 1.0 times (2) the denominator of the Defined Contribution Plan Fraction, will be permanently subtracted from the numerator of the Defined Contribution Plan Fraction. This adjustment is calculated using the Fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987. In the event that a Participant's accrued benefit as of December 31, 1986, under the defined benefit plan exceeds the defined benefit dollar limitation set forth in Internal Revenue Code section 415(b)(1), the amount of that accrued benefit shall be used in both the numerator and the denominator of the Defined Benefit Plan Fraction in making this adjustment.

              For purposes of this Section 5.4, all defined benefit plans of the Employer, whether or not terminated, will be treated as one defined benefit plan and all defined contribution plans of the Employer, whether or not terminated, will be treated as one defined contribution plan.

       (B) The Defined Benefit Plan Fraction for any year is a fraction, the numerator of which is the Participant's Projected Annual Benefit under the defined benefit plan (determined as of the close of the Limitation Year), and the denominator of which is the lesser of
              (1) or (2) below:

              (1) 1.25 times the dollar limitation in effect under Internal Revenue Code section 415(b)(1)(A) on the last day of the Limitation Year; or

              (2) 1.4 times the amount which may be taken into account under Internal Revenue Code section 415(b)(1)(B) with respect to such Participant for the Limitation Year.

              Notwithstanding the above, if the Participant was a participant in one or more defined benefit plans maintained by the Employer which were in existence on July 1, 1982, the denominator of the Defined Benefit Plan Fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the later of the end of the last Limitation Year beginning before January 1, 1983 or June 30, 1983. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Internal Revenue Code section 415 as in effect at the end of the 1982 Limitation Year.

       (C) A Participant's Projected Annual Benefit is equal to the annual benefit to which the Participant would be entitled under the terms of the defined benefit plan based upon the following assumptions:

              (1) The Participant will continue employment until reaching Normal Retirement Age as determined under the terms of the plan (or current age, if that is later);

              (2) The Participant's Compensation for the Limitation Year under consideration will remain the same until the date the Participant attains the age described in sub-division (1) of this subparagraph; and

              (3) All other relevant factors used to determine benefits under the plan for the Limitation Year under consideration will remain constant for all future Limitation Years.

       (D) The Defined Contribution Plan Fraction for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's Accounts in such Limitation Year and for all prior Limitation Years, and the denominator of which is the lesser of (1) or (2) below for such Limitation Year and for all prior Limitation Years of such Participant's employment (assuming for this purpose, that Internal Revenue Code section 415(c) had been in effect during such prior Limitation Years):

              (1) 1.25 times the dollar limitation in effect under Internal Revenue Code section 415(c)(1)(A) on the last day of the Limitation Year; or

              (2) 1.4 times the amount which may be taken into account under Internal Revenue Code section 415(c)(1)(B) with respect to such Participant for the Limitation Year.

              For the purposes of determining these Limitations on Allocations, any nondeductible employee contributions made under a defined benefit plan will be considered to be a separate defined contribution plan and will be considered to be part of the Annual Additions for the appropriate Limitation Year.

              Annual Additions for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee Contributions as Annual Additions.

       (E) Notwithstanding the foregoing, at the election of the Plan Administrator, in computing the Defined Contribution Plan Fraction with respect to any Plan Year ending after December 31, 1982, the denominator shall be an amount equal to the product of:

              (1) The denominator of the Defined Contribution Plan Fraction, computed in accordance with the rules in effect for the Plan Year ending in 1982; and

              (2)    the transition fraction, which is a fraction

                     (a)    the numerator of which is the lesser of:

                            (i)    $51,875, or

                            (ii) 1.4 times 25% of the Compensation of the Participant for the Plan Year ending in 1981, and

                     (b)    the denominator of which is the lesser of:

                            (i)    $41,500, or

                            (ii) 25% of the Compensation of the Participant for the Plan Year ending in 1981.

                                   ARTICLE VI
                            DISTRIBUTION OF BENEFITS

6.1 DISTRIBUTIONS IN GENERAL. Each Participant may elect, with his Spouse's consent if required, a distribution in the form of an Annuity, a single sum payment in cash or in property, or a combination of the above. All distributions are subject to the provisions of Article VIII, Joint and Survivor Annuity Requirements.

6.2 TIMING OF DISTRIBUTIONS. If the value of a Participant's Vested Interest exceeds (or at the time of any prior distribution exceeded) $3,500 and is immediately distributable (as defined in Section 8.5), the Participant and his Spouse, if required, must consent to the distribution before it is made.

       Instead of consenting to a distribution, the Participant may make a written election to defer the distribution for a specified period of time ending no later than the Participant's Normal Retirement Age. Such election to defer shall be irrevocable.

       If the Participant and Spouse, if applicable, do not consent to a distribution or if no election to defer is made within 90 days after receiving a written explanation of the optional forms of benefit available pursuant to Income Tax Regulation 1.411(a)(11), all benefits shall be deferred to, and distribution shall be made as of the Participant's Normal Retirement Age. The distribution will be made in the form of a single sum cash payment (in the case of a Participant's meeting the requirements of Section 8.1 (A)) or in accordance with Section 8.2 (in the case of a Participant's not meeting the requirements of Section
       8.1 (A)), unless the Participant elects another form of benefit within the 90-day period prior to the date the distribution is made.

       A Participant whose actual retirement date is on or after his Normal Retirement Age may not elect to defer distribution of his benefit beyond the date of his actual retirement.

       If the value of a Participant's Vested Interest is $3,500 or less at the time it becomes payable, the distribution shall be made in the form of a single sum cash payment and shall be made upon such Participant's Termination of Employment. Such a distribution may not be deferred.

       Unless the Participant elects otherwise, the payment of benefits under this Plan to the Participant shall begin not later than the 60th day after the close of the Plan Year in which the later of (A) or (B), below, occurs:

       (A) the date on which the Participant attains his Normal Retirement Age or age 62, if later; or

       (B) the date on which the Participant terminates his Service (including Termination of Employment, death or Disability) with the Employer.

       Notwithstanding the foregoing, the failure of a Participant and Spouse, if required, to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy the above paragraph.

6.3 DISTRIBUTION LIMITATION. Elective Deferral Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions, and income allocable to each, are not distributable to a Participant or a Beneficiary, in accordance with such Participant's or Beneficiary's election, earlier than upon the Participant's Termination of Employment, death, or disability.

       Such amounts may also be distributed upon:

       (A) Termination of the Plan without the establishment or maintenance of a successor plan.

              For purposes of this paragraph, a successor plan is any other defined contribution plan maintained by the same employer. However, if fewer than two percent of the Employees who are eligible under the Plan at the time of its termination are or were eligible under another defined contribution plan at any time during the 24 month period beginning 12 months before the time of the termination, the other plan is not a successor plan. The term "defined contribution plan" means a plan that is a defined contribution plan as defined in section 414(i) of the Code, but does not include an employee stock ownership plan as defined in section 4975(e) or 409 of the Code or a simplified employee pension as defined in section 408(k) of the Code. A plan is a successor plan only if it exists at the time the Plan is terminated or within the period ending 12 months after distribution of all assets from the Plan.

              A distribution may be made under this paragraph only if it is a lump sum distribution. The term "lump sum distribution" has the same meaning provided in section 402(e)(4) of the Code, without regard to subparagraphs (A)(i) through (iv), (B), and (H) of that section.

       (B) The disposition by the Employer to an unrelated corporation of substantially all the assets (within the meaning of section 409(b)(2) of the Code) used in the trade or business of the Employer if the Employer continues to maintain this Plan after the disposition. However, a distribution may be made under this paragraph only to an Employee who continues employment with the corporation acquiring such assets.

              In addition, this requirement is satisfied only if the purchaser does not maintain the Plan after the disposition. A purchaser maintains the plan of the seller if it adopts the plan or otherwise becomes an employer whose employees accrue benefits under the Plan. A purchaser also maintains the Plan if the Plan is merged or consolidated with, or any assets or liabilities are transferred from the Plan to a plan maintained by the purchaser in a transaction subject to section 414(l)(1) of the Code. A purchaser is not treated as maintaining the Plan merely because the Plan that it maintains accepts rollover contributions of amounts distributed by the Plan.

              For purposes of this paragraph, the sale of "substantially all" the assets used in a trade or business means the sale of at least 85 percent of the assets.

              A distribution may be made under this paragraph only if it is a lump sum distribution. The term "lump sum distribution" has the same meaning provided in section 402(e)(4) of the Code, without regard to subparagraphs (A)(i) through (iv), (B), and (H) of that section.

       (C) The disposition by the Employer to an unrelated entity or individual of the Employer's interest in a subsidiary (within the meaning of section 409(d)(3) of the Code) if the Employer continues to maintain this Plan. However, a distribution may be made under this paragraph only to an Employee who continues employment with such subsidiary.

              In addition, this requirement is satisfied only if the purchaser does not maintain the Plan after the disposition. A purchaser maintains the plan of the seller if it adopts the plan or otherwise becomes an employer whose employees accrue benefits under the Plan. A purchaser also maintains the Plan if the Plan is merged or consolidated with, or any assets or liabilities are transferred from the Plan to a plan maintained by the purchaser in a transaction subject to section 414(l)(1) of the Code. A purchaser is not treated as maintaining the Plan merely because the Plan that it maintains accepts rollover contributions of amounts distributed by the Plan.

              A distribution may be made under this paragraph only if it is a lump sum distribution. The term "lump sum distribution" has the same meaning provided in section 402(e)(4) of the Code, without regard to subparagraphs (A)(i) through (iv), (B), and (H) of that section.

       (D) In the case of Elective Deferral Contributions only, the attainment of age 59-1/2, as described in Section 10.1 of the Plan.

       (E) In the case of Elective Deferral Contributions only, the hardship of the Participant, as described in Section 10.3 of the Plan.

6.4 COMMENCEMENT OF DISTRIBUTIONS. Notwithstanding the provisions of the preceding Timing of Distributions Section, distributions to a Participant will commence no later than the date determined in accordance with the provisions of this Section.

       Distribution to a Participant must commence no later than the required beginning date. The first required beginning date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.

       The required beginning date of a Participant who attains age 70-1/2 before January 1, 1988, shall be the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs, provided the Participant was not a 5% owner in the Plan Year ending in the year in which the Participant attained age 66-1/2 or any later Plan Year. A Participant is treated as a 5% owner for purposes of this section if such Participant is a 5% owner as defined in section 416(i) of the Code (determined in accordance with section 416 but without regard to whether the Plan is Top-Heavy). The required beginning date of a Participant who is a 5% owner during any year beginning after December 31, 1979, is the first day of April following the later of:

       (A)    the calendar year in which the Participant attained age 70-1/2, or

       (B) the earlier of the calendar year with or within which ends the Plan Year in which the Participant becomes a 5% owner, or the calendar year in which the Participant retires.

       Once distributions have begun to a 5% owner under this section, they must continue to be distributed, even if the Participant ceases to be a 5% owner in a subsequent year. Distribution to such Participant must commence no later than the first day of April following the calendar year in which the Participant's Termination of Employment occurs.

       If distribution to any Participant is made in other than a single sum payment, the second payment shall be distributed no later than the December 31 following the April 1 by which the first payment was required to be distributed. Each succeeding payment shall be distributed no later than each December 31 thereafter.

6.5    DISTRIBUTION REQUIREMENTS.

       (A) Except as otherwise provided in Article VIII, the requirements of this Section shall apply to any distribution of a Participant's Accrued Benefit.

       (B) All distributions required under this Article shall be determined and made in accordance with the Income Tax Regulations under section 401(a)(9), including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the regulations.

       (C) Limits on Settlement Options. Distributions, if not made in a lump sum, may only be made over one of the following periods (or a combination thereof):

              (1)    the life of the Participant,

              (2)    the life of the Participant and a designated Beneficiary,

              (3) a period certain not extending beyond the life expectancy of the Participant, or

              (4) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

       (D) Minimum Amounts to be Distributed. If the Participant's entire Vested Interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire Vested Interest by the life expectancy of the Participant or the joint and last survivor expectancy of the Participant and designated Beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in section 1.72-9 of the Income Tax Regulations. For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually; however, the life expectancy of a Beneficiary other than the Participant's Spouse may not be recalculated.

              (1) If the Participant's Spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

              (2) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year, shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Participant's Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in subsection (d)(1) above as the relevant divisor without regard to regulations section 1.401(a)(9)-2.

              (3) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

6.6 NON-TRANSFERABLE. The Participant's right to any Annuity payments, benefits, and refunds is not transferable and shall be free from the claims of all creditors to the fullest extent permitted by law.

6.7 DEATH DISTRIBUTION PROVISIONS. If the Participant dies before distribution of his Vested Interest commences, the following provisions shall apply:

       (A) If a distribution is to be made to a Beneficiary other than the Surviving Spouse:

              (1) If the present value of the Participant's Vested Interest exceeds (or at the time of any prior distribution exceeded) $3,500, unless the Beneficiary elects another form of distribution, that portion of the Participant's Vested Interest payable to the Beneficiary will be distributed in the form of a single sum cash payment within a reasonable period of time after the Plan Administrator is notified of the Participant's death.

              (2) If the present value of the Participant's Vested Interest is $3,500 or less at the time it becomes payable, the distribution shall always be made in the form of a single sum cash payment and shall be paid within a reasonable period of time after the Plan Administrator is notified of the Participant's death.

       (B) If the distribution is to be made to a Beneficiary who is the Surviving Spouse, such distribution will be made in accordance with the following:

              (1) If the Participant had never elected a life Annuity form of distribution under the Plan:

                     (a) If the present value of the Participant's Vested Interest exceeds (or at the time of any prior distribution exceeded) $3,500, unless the surviving spouse elects another form of distribution, that portion of the Participant's Vested Interest payable to the Surviving Spouse will be distributed in the form of a single sum cash payment within a reasonable period of time after the Plan Administrator is notified of the Participant's death.

                     (b) If the present value of the Participant's Vested Interest payable to the Surviving Spouse is $3,500 or less at the time it becomes payable, the distribution shall always be made in the form of a single sum cash payment and shall be made within a reasonable period of time after the Plan Administrator is notified of the Participant's death.

              (2) If the Participant had previously elected a life Annuity form of distribution under the Plan:

                     (a) If the present value of the Participant's Vested Interest exceeds (or at the time of any prior distribution exceeded) $3,500 and is immediately distributable (as defined in Section 8.5), the Surviving Spouse must consent to the distribution before it is made. If the Surviving Spouse does not consent to a distribution, all benefits shall be deferred to a date that complies with the terms of
                            Section 6.8 (B).

                            The distribution shall be made in accordance with the provisions of Section 8.3.

                     (b) If the present value of the Participant's Vested Interest is $3,500 or less at the time it becomes payable, the distribution shall always be made in the form of a single sum cash payment and shall be paid within a reasonable period of time after the Plan Administrator is notified of the Participant's death.

6.8 DEATH DISTRIBUTION COMMENCEMENT DATE. Upon the death of the Participant, the following distribution provisions shall take effect:

       (A) If the Participant dies after distribution of his entire Vested Interest has commenced, the remaining portion of such Vested Interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

              In no event shall distribution of the Participant's remaining Vested Interest be made in a lump sum after the Participant's death unless such distribution is consented to, in writing, by the Participant's Surviving Spouse, if any.

       (B) If the Participant dies before distribution of his Vested Interest commences, the Participant's entire Vested Interest will be distributed no later than five years after the Participant's death except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

              (1) If any portion of the Participant's Vested Interest is payable to a designated Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the designated Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary), commencing no later than one year after the Participant's death;

              (2) If the designated Beneficiary is the Participant's Surviving Spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the date on which the Participant would have attained age 70-1/2. However, the Surviving Spouse may elect, at any time following the Participant's death, to defer the date on which distributions will begin until no later than the date on which the Participant would have attained age 70-1/2 and, if the Spouse dies before payments begin, subsequent distributions shall be made as if the Spouse had been the Participant.

       (C) For purposes of (B) above, payments will be calculated by use of the return multiples specified in section 1.72-9 of the Income Tax Regulations. Life expectancy of a Surviving Spouse may be recalculated annually; however, in the case of any other designated Beneficiary, such life expectancy will be calculated at the time payment first commences without further recalculation.

       (D)    For purposes of this Section (Death Distribution Commencement
              Date) any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

6.9    TRANSITIONAL RULE.

       (A) Notwithstanding the other requirements of this Article and subject to the requirements of Article VIII, distribution on behalf of any Employee may be made in accordance with all of the following requirements (regardless of when such distribution commences):

              (1) The distribution by the Plan is one which would not have disqualified such Plan under Internal Revenue Code section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

              (2) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the trust is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

              (3) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

              (4) The Employee had accrued a benefit under the Plan as of December 31, 1983.

              (5) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

       (B) A distribution upon death will not be covered by this Transitional Rule unless the information in the designation contains the required information described above with respect to the distribution to be made upon the death of the Employee.

       (C) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in Subsections (A) (1) and (A) (5).

       (D) If a designation is revoked, any subsequent distribution must satisfy the requirements of Internal Revenue Code section 401(a)(9) as amended. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

6.10   ALTERNATE PAYEE SPECIAL DISTRIBUTION. Distributions pursuant to Section
       16.8 may be made without regard to the age or employment status of the Participant.

                                  ARTICLE VI-A
                                DIRECT ROLLOVERS

6A.1 Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover, except as otherwise provided by the Employer's administrative procedures as permitted by regulations. In addition, a Distributee's election of a Direct Rollover shall be subject to the following requirements:

       (A) If the Distributee elects to have only a portion of an Eligible Rollover Distribution paid to an Eligible Retirement Plan in a Direct Rollover, that portion must be equal to at least $500.

       (B) If the entire amount of a Distributee's Eligible Rollover Distribution is $500 or less, the distribution may not be divided. Instead, the entire amount must either be paid to the Distributee or to an Eligible Retirement Plan in a Direct Rollover.

       (C) A Distributee may not elect a Direct Rollover if the Distributee's Eligible Rollover Distributions during a year are reasonably expected by the Plan Administrator to total less than $200 (or any lower minimum amount specified by the Plan Administrator).

       (D) A Distributee's election to make or not make a Direct Rollover with respect to one payment in a series of periodic payments shall apply to all subsequent payments in the series, except that a Distributee shall be permitted at any time to change, with respect to subsequent payments in the series of periodic payments, a previous election to make or not make a Direct Rollover. A change of election shall be accomplished by the Distributee notifying the Plan Administrator of the change. Such notice must be in the form and manner prescribed by the Plan Administrator.

6A.2   Definitions.

       (A) Direct Rollover: A Direct Rollover is a payment by the plan to the Eligible Retirement Plan specified by the Distributee.

       (B) Distributee: A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's Spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

       (C) Eligible Retirement Plan: An Eligible Retirement Plan is an individual retirement account described in section 408(a) of the code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or an individual retirement annuity.

       (D) Eligible Rollover Distribution: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                                   ARTICLE VII
                               RETIREMENT BENEFITS

7.1 NORMAL RETIREMENT. A Participant who attains his Normal Retirement Age shall have a Vesting Percentage of 100%. If a Participant retires from the active Service of the Employer on his Normal Retirement Date, he shall be entitled to receive a distribution of the entire value of his Participant's Account as of his Normal Retirement Date.

7.2 LATE RETIREMENT. A Participant may continue in the Service of the Employer after his Normal Retirement Age, and in such event he shall retire on his Late Retirement Date. Such Participant shall continue as a Participant under this Plan until such Late Retirement Date. The Participant shall have a Vesting Percentage of 100% and shall be entitled to receive a distribution of the entire value of his Participant's Account as of his Late Retirement Date.

7.3 DISABILITY RETIREMENT. A Participant who retires from the Service of the Employer on account of Disability shall have a Vesting Percentage of 100% and shall be entitled to receive a distribution of the entire value of his Participant's Account as of his Disability Retirement Date.

                                  ARTICLE VIII
                     JOINT AND SURVIVOR ANNUITY REQUIREMENTS

8.1 GENERAL. The provisions of this Article shall take precedence over any conflicting provision in this Plan.

       The provisions of this Article shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in Section 8.7, unless:

       (A) upon the death of the Participant the Participant's entire Vested Interest will be paid to the Participant's Surviving Spouse, but if there is no Surviving Spouse, or, if the Surviving Spouse has already consented in a manner conforming to a Qualified Election, then to the Participant's designated Beneficiary;

       (B) the Participant does not elect payments in the form of a Life Annuity and has not previously elected payments in the form of a Life Annuity under the Plan, and

       (C) as to the Participant, the Plan is not a direct or indirect transferee of a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus, or profit-sharing plan which would otherwise provide for a Life Annuity form of payment to the Participant.

8.2 PAYMENT OF QUALIFIED JOINT AND SURVIVOR ANNUITY. Unless an optional form of benefit is selected pursuant to a Qualified Election within the ninety-day period ending on the first day on which all events have occurred which entitle the Participant to a benefit, a married Participant's Vested Interest will be paid in the form of a Qualified Joint and Survivor Annuity.

       An unmarried Participant will be provided a single Life Annuity unless the Participant elects another form of benefit during the applicable Election Period.

8.3 PAYMENT OF QUALIFIED PRERETIREMENT SURVIVOR ANNUITY. Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a married Participant dies before his Annuity Starting Date, then the Participant's entire Vested Interest shall be applied toward the purchase of an immediate Annuity for the life of the Surviving Spouse. As an alternative to receiving the benefit in this form of an Annuity, the Surviving Spouse may elect to receive a single cash payment or any other form of payment provided for in the Plan within a reasonable time after the Participant's death.

8.4    DEFINITIONS.

       (A) Election Period: The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from Service prior to the first day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the Election Period shall begin on the date of separation.

              A Participant who has not attained age 35 as of the end of a Plan Year, may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor Annuity in such terms as are comparable to the explanation required under Section 8.6 (A). Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Article.

       (B) Qualified Election: A waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall not be effective unless: (a) the Participant's Spouse consents in writing to the election; (b) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (c) the Spouse's consent acknowledges the effect of the election; and (d) the Spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that such written consent cannot be obtained because:

              (1)    there is no Spouse;

              (2)    the Spouse cannot be located;

              (3) the Participant is legally separated or has been abandoned within the meaning of local law, and the Participant has a court order to such effect;

              (4) of other circumstances as the Secretary of the Treasury may by regulations prescribe, the Participant's election to waive coverage will be considered a Qualified Election.

              Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in
              Section 8.6 below.

       (C) Qualified Joint and Survivor Annuity: An immediate Annuity for the life of the Participant with a survivor Annuity for the life of the Spouse which is not less than 50% and not more than 100% of the amount of the Annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's entire Vested Interest. If no survivor Annuity percentage has been specified in an election, the percentage payable to the Spouse will be 50%.

              Notwithstanding the above paragraph, a Qualified Joint and Survivor Annuity for an unmarried Participant shall mean an Annuity for the life of the Participant.

       (D) Qualified Preretirement Survivor Annuity: A survivor Annuity for the life of the Spouse in the amount which can be purchased with the Participant's entire Vested Interest.

       (E) Spouse (Surviving Spouse): The Spouse or Surviving Spouse of the Participant. A former Spouse may be treated as the Spouse or Surviving Spouse to the extent provided under a Qualified Domestic Relations Order as described in Internal Revenue Code section 414(p).

8.5 CONSENT REQUIREMENTS. Only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the account balance is immediately distributable. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy section 401(a)(9) or section 415 of the Code. An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or Surviving Spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62.

8.6    NOTICE REQUIREMENTS.

       (A) In the case of a Qualified Joint and Survivor Annuity as described in Section 8.4 (C), the Plan Administrator shall, no less than 30 days and no more than 90 days prior to the Annuity Starting Date, provide each Participant with a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity;
              (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit;
              (iii) the rights of a Participant's Spouse; (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity; (v) a general description of the eligibility conditions and other material features of the optional forms of benefit; and (vi) sufficient additional information to explain the relative values of the optional forms of benefit available to them under this Plan.

       (B) If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required provided that:

              (1) the plan administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

              (2) the participant, after receiving the notice, affirmatively elects a distribution.

       (C) In the case of a Qualified Preretirement Survivor Annuity as described in Section 8.4 (D), the Plan Administrator shall provide each Participant within the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 8.6 (A) to a Qualified Joint and Survivor Annuity.

              If a Participant enters the Plan after the first day of the Plan Year in which the Participant attained age 32, the Plan Administrator shall provide notice no later than the close of the second Plan Year succeeding the entry of the Participant in the Plan.

              If a Participant enters the Plan after he has attained age 35, the Plan Administrator shall provide notice within a reasonable period of time following the entry of the Participant in the Plan.

              If a Participant's Termination of Employment occurs before the Participant attains age 35, the Plan Administrator shall provide notice within one year of such Termination of Employment.

8.7    TRANSITIONAL RULES.

       (A) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous Sections of this Article must be given the opportunity to elect to have the prior Sections of this Article relating to the Qualified Preretirement Survivor Annuity apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 Years of Service for vesting purposes when he separated from Service.

       (B) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any Service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with Section 8.7 (D).

       (C)    The respective opportunities to elect (as described in Sections
              8.7 (A) and 8.7 (B) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

       (D) Any Participant who has elected pursuant to Section 8.7 (B) of this Article and any Participant who does not elect under Section
              8.7 (A) or who meets the requirements of Section 8.7 (A) except that such Participant does not have at least 10 Years of Service for vesting purposes when he separates from Service, shall have his benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a Life Annuity:

              (1) Automatic Joint and Survivor Annuity. If benefits in the form of a Life Annuity become payable to a married Participant who:

                     (a) begins to receive payments under the Plan on or after Normal Retirement Age; or

                     (b) dies on or after Normal Retirement Age while still working for the Employer; or

                     (c) begins to receive payments on or after the Qualified Early Retirement Age; or

                     (d) separates from Service on or after attaining Normal Retirement Age (or the Qualified Early Retirement
                            Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

                     then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least six months before the Participant attains Qualified Early Retirement Age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

              (2) Election of Early Survivor Annuity: A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the election period, to have a survivor Annuity payable on death. If the Participant elects the survivor Annuity, payments under such Annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (1) the 90th day before the Participant attains the Qualified Early Retirement Age, or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

              (3)    For purposes of this Section 8.7 (D) :

                     (a)    Qualified Early Retirement Age is the latest of:

                            (i) the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits; or

                            (ii) the first day of the 120th month beginning before the Participant reaches Normal Retirement Age; or

                            (iii)  the date the Participant begins
                                   participation.

                     (b) Qualified Joint and Survivor Annuity is an Annuity for the life of the Participant with a survivor Annuity for the life of the Spouse as described in
                            Section 8.4 (C).

                                   ARTICLE IX
                            TERMINATION OF EMPLOYMENT

9.1 DISTRIBUTION. As of a Participant's Termination of Employment, he shall be entitled to receive a distribution of his entire Vested Interest. Such distribution shall be further subject to the terms and conditions of
       Article VI.

       If at the time of his Termination of Employment the Participant's Vesting Percentage is not 100% and the Participant does not take a distribution from the portion of his Vested Interest subject to the Vesting Percentage, the nonvested portion of his Participant's Account will become a Forfeiture upon the date the Participant incurs five consecutive One-Year Breaks in Service.

       If at the time of his Termination of Employment the Participant's Vesting Percentage is not 100% and such Participant does take a distribution from the portion of his Vested Interest subject to the Vesting Percentage, or if the Participant's Vesting Percentage is 0%, the nonvested portion of his Participant's Account will become a Forfeiture immediately

       If the Participant, whose nonvested portion of his Participant's Account became a Forfeiture in accordance with the terms of the preceding paragraph, is later rehired by the Employer and re-enrolls in the Plan before incurring five consecutive One-Year Breaks in Service, then the amount of the Forfeiture shall be restored by the Employer and shall be included as part of that portion of his Participant's Account subject to the Vesting Percentage.

       In addition, such rehired Participant shall be entitled to repay the portion of the distribution made at his Termination of Employment that was derived from Employer Contributions. The portion of the repayment that is attributable to amounts that were subject to the Vesting Percentage shall, upon repayment, be included as part of that portion of his Participant's Account subject to the Vesting Percentage and will no longer be considered a distribution for purposes of determining the Participant's Vested Interest. Such repayment must be made before the Participant has incurred five consecutive One-Year Breaks in Service following the date he received the distribution or five years after the Participant is re-employed by the Employer, whichever date is earlier.

9.2 NO FURTHER RIGHTS OR INTEREST. A Participant shall have no further interest in or any rights to any portion of his Participant's Account that becomes a Forfeiture due to his Termination of Employment once the Participant incurs five consecutive One-Year Breaks in Service in accordance with Article II.

9.3 APPLICATION OF FORFEITURES. Any Forfeiture arising in accordance with the provisions of Section 9.1 shall be credited and allocated to the Participants' Accounts in the manner set forth in Section 4.8 for the reallocation of Forfeitures.

       The provisions of the preceding sentence notwithstanding, in the event that a former Participant is rehired by the Employer and the Employer is required by the provisions of Section 9.1 of this Plan to restore the amount of a separate account that had been created upon such Participant's prior Termination of Employment and later forfeited, Forfeitures, if any, will first be used to restore such separate account to its value as of such Participant's prior Termination of Employment date. In the event that the available Forfeitures are not sufficient to make such restoration, the Employer will make an additional contribution sufficient to make such restoration.

                                    ARTICLE X

                                   WITHDRAWALS

10.1 WITHDRAWAL AFTER AGE 59-1/2. A Participant who has attained age 59-1/2, may elect to withdraw from his Participant's Account, once each Plan Year, an amount which is equal to any whole percentage (not exceeding 100%) of his Vested Interest in his Participant's Account attributable to:

       -      Elective Deferral Contributions, including earnings

       -      Matching Contributions, including earnings

       -      Nonelective Contributions, including earnings

       -      Additional Matching Contributions, including earnings.

10.2 WITHDRAWAL FOR SERIOUS FINANCIAL HARDSHIP OF CONTRIBUTIONS OTHER THAN ELECTIVE DEFERRAL CONTRIBUTIONS. In the event a Participant suffers a Serious Financial Hardship, such Participant may withdraw a portion of his Vested Interest attributable to the following to meet such need:

       - Matching Contributions that are not designated as Qualified Matching Contributions, including earnings

       - Nonelective Contributions that are not designated as Qualified Nonelective Contributions, including earnings.

       - Additional Matching Contributions that are not designated as Qualified Matching Contributions, including earnings

       In no event may any such withdrawal exceed the amount required to meet the immediate financial need created by the Serious Financial Hardship.

       Such Serious Financial Hardship must be shown by positive evidence submitted to the Plan Administrator that the hardship is of sufficient magnitude to impair the Participant's financial security. Withdrawals shall be determined in a consistent and nondiscriminatory manner, and shall not affect the Participant's right under the Plan to make additional withdrawals or to continue to be a Participant.

10.3 WITHDRAWAL FOR SERIOUS FINANCIAL HARDSHIP OF ELECTIVE DEFERRAL CONTRIBUTIONS. Distributions of Elective Deferral Contributions may be made to a Participant in the event of a hardship. For purposes of this section, a distribution is made on account of hardship only if the distribution is made both on account of an immediate and heavy financial need of the Employee and is necessary to satisfy the financial need. In addition, any distribution on account of hardship shall be limited to the distributable amount described in paragraph (C) of this section.

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

       (A) The following are the only financial needs considered immediate and heavy for purposes of this section:

              (1) Expenses for medical care described in section 213(d) of the Code previously incurred by the Employee, the Employee's Spouse, or any dependents of the Employee (as defined in section 152 of the Code) or necessary for these persons to obtain medical care described in section 213(d) of the Code;

              (2) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, his Spouse, children, or dependents (as defined in section 152 of the Code);

              (3) Costs directly related to the purchase of a principal residence for the Employee (excluding mortgage payments); or

              (4) Payments necessary to prevent the eviction of the Employee from the Employee's principal residence or foreclosure on the mortgage on that residence.

       (B) The Participant shall specify on the application for a hardship withdrawal whether the Participant elects the provision of (1) or
              (2) below to be used in determining the necessity of the hardship.

              (1) A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if all of the following requirements are satisfied:

                     (a) The hardship distribution is not in excess of the amount of the immediate and heavy financial need of the Employee. The amount of an immediate and heavy financial need may include the amounts necessary to apply any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

                     (b) The Employee had obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer.

                     (c) The Employee is suspended from making Elective Deferral Contributions to the Plan for at least 12 months after receipt of the hardship distribution In addition, the Employee must be prohibited under the terms of the plan or an otherwise enforceable agreement from making Elective Deferral Contributions and Employee Contributions to all other plans maintained by the Employer for at least 12 months after receipt of the hardship distribution.

                            For this purpose, the phrase "all other plans of the Employer" means all qualified and nonqualified plans of deferred compensation maintained by the Employer. The phrase includes a stock option, stock purchase, or similar plan, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of section 125 of the Code. However, it does not include the mandatory employee contribution part of a defined benefit plan. It also does not include a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of section 125 of the Code.

                     (d) The Employee may not make Elective Deferral Contributions to the Plan for the Employee's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 402(g) of the Code for such taxable year less the amount of such Employee's Elective Deferral Contributions for the taxable year of the hardship distribution. In addition, all other plans maintained by the Employer must limit the Employee's Elective Deferral Contributions for the next taxable year to the applicable limit under section 402(g) of the Code for that year minus the Employee's Elective Deferral Contributions for the year of the hardship distribution.

              (2) A distribution will be treated as necessary to satisfy a financial need if the Employer relies upon the Employee's written representation, unless the Employer has actual knowledge to the contrary, that the need cannot reasonably be relieved:

                     (a) Through reimbursement or compensation by insurance or otherwise;

                     (b)    By liquidation of the Employee's assets;

                     (c) By cessation of Elective Deferral Contributions under the Plan; or

                     (d) By other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.

                     A need cannot reasonably be relieved by one of the actions listed above if the effect would be to increase the amount of the need.

                     The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

       (C) The distributable amount is equal to the Employee's total Elective Deferral Contribution as of the date of distribution, reduced by the amount of previous distributions of Elective Deferral Contributions on account of hardship. The Employee's total Elective Deferral Contributions shall not include income allocable to such Elective Deferral Contributions.

10.4 WITHDRAWAL OF PRIOR EMPLOYEE CONTRIBUTIONS. A Participant may elect to withdraw from his Participant's Account, at any time, an amount equal to any whole percentage (not exceeding 100%) of his Vested Interest in his Participant's Account attributable to the value of his Prior Employee Contributions, including earnings.

10.5 WITHDRAWAL OF ROLLOVER CONTRIBUTIONS. Once during a Plan Year a Participant may elect to withdraw from his Participant's Account an amount up to 100% of the value of that portion of his account attributable to his Rollover Contributions as defined in Article IV. Such an election shall become effective in accordance with the Notification Section below.

10.6 NOTIFICATION. The Participant shall notify the Administrator in writing of his election to make a withdrawal under the preceding provisions of this Article X. Any such election shall be effective as of the date specified in such notice, which date must be at least 15 days after such notice is filed. Payment of the withdrawal shall be subject to the terms and conditions of Article VI.

10.7 NON-REPAYMENT. Withdrawals made in accordance with this Article X may not be repaid.

10.8 SPOUSAL CONSENT TO WITHDRAWAL. Prior to obtaining a withdrawal in accordance with this Article X, a married Participant must obtain spousal consent in accordance with the provisions of Article VIII unless such Participant meets the requirements set forth in Sections 8.1 (A), (B) and
       (C).

                                   ARTICLE XI
                      FIDUCIARY DUTIES AND RESPONSIBILITIES

11.1 GENERAL FIDUCIARY STANDARD OF CONDUCT. Each Fiduciary of the Plan shall discharge his duties hereunder solely in the interest of the Participants and their Beneficiaries and for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Each Fiduciary shall act with the care, skill, prudence, and diligence under the circumstances that a prudent man acting in a like capacity and familiar with such matters would use in conducting an enterprise of like character and with like aims, in accordance with the documents and instruments governing this Plan, insofar as such documents and instruments are consistent with this standard.

11.2 SERVICE IN MULTIPLE CAPACITIES. Any Person or group of persons may serve in more than one fiduciary capacity with respect to this Plan.

11.3 LIMITATIONS ON FIDUCIARY LIABILITY. Nothing in this Plan shall be construed to prevent any Fiduciary from receiving any benefit to which he may be entitled as a Participant or Beneficiary in this Plan, so long as the benefit is computed and paid on a basis which is consistent with the terms of this Plan as applied to all other Participants and Beneficiaries. Nor shall this Plan be interpreted to prevent any Fiduciary from receiving any reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of his duties with the Plan; except that no Person so serving who already receives full-time pay from an Employer shall receive compensation from this Plan, except for reimbursement of expenses properly and actually incurred.

11.4 INVESTMENT MANAGER. When an Investment Manager has been appointed, he is required to acknowledge in writing that he has undertaken a Fiduciary responsibility with respect to the Plan.

                                   ARTICLE XII
                                THE ADMINISTRATOR

12.1 DESIGNATION AND ACCEPTANCE. The Employer shall designate a person or persons to serve as Administrator under the Plan and such person, by joining in the execution of this Plan and Trust Agreement accepts such appointment and agrees to act in accordance with the terms of the Plan.

12.2 DUTIES AND AUTHORITY. The Administrator shall administer the Plan in a nondiscriminatory manner for the exclusive benefit of Participants and their Beneficiaries.

       The Administrator shall perform all such duties as are necessary to operate, administer, and manage the Plan in accordance with the terms thereof, including but not limited to the following:

       (A) To determine all questions relating to a Participant's coverage under the Plan;

       (B) To maintain all necessary records for the administration of the Plan;

       (C) To compute and authorize the payment of retirement income and other benefit payments to eligible Participants and Beneficiaries;

       (D) To interpret and construe the provisions of the Plan and to make regulations which are not inconsistent with the terms thereof; and

       (E) To advise or assist Participants regarding any rights, benefits, or elections available under the Plan.

       The Administrator shall take all such actions as are necessary to operate, administer, and manage the Plan as a retirement program which is at all times in full compliance with any law or regulation affecting this Plan.

       The Administrator may allocate certain specified duties of plan administration to an individual or group of individuals who, with respect to such duties, shall have all reasonable powers necessary or appropriate to accomplish them.

12.3 EXPENSES AND COMPENSATION. All expenses of administration may be paid out of the Trust fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust fund. However, the Employer may reimburse the Trust fund for any administration expense incurred. Any administration expense paid to the Trust fund as a reimbursement shall not be considered an Employer Contribution. Nothing shall prevent the Administrator from receiving reasonable compensation for services rendered in administering this Plan, unless the Administrator already receives full-time pay from any Employer adopting the Plan.

12.4 INFORMATION FROM EMPLOYER. To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to this Plan as the Administrator may require.

12.5 ADMINISTRATIVE COMMITTEE; MULTIPLE SIGNATURES. In the event that more than one person has been duly nominated to serve on the Administrative Committee and has signified in writing the acceptance of such designation, the signature(s) of one or more persons may be accepted by an interested party as conclusive evidence that the Administrative Committee has duly authorized the action therein set forth and as representing the will of and binding upon the whole Administrative Committee. No person receiving such documents or written instructions and acting in good faith and in reliance thereon shall be obliged to ascertain the validity of such action under the terms of this Plan and Trust. The Administrative Committee shall act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting.

12.6 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR. The Administrator, or any member of the Administrative Committee, may resign at any time by delivering to the Employer a written notice of resignation, to take effect at a date specified therein, which shall not be less than 30 days after the delivery thereof, unless such notice shall be waived.

       The Administrator may be removed with or without cause by the Employer by delivery of written notice of removal, to take effect at a date specified therein, which shall be not less than 30 days after delivery thereof, unless such notice shall be waived.

       The Employer, upon receipt of or giving notice of the resignation or removal of the Administrator, shall promptly designate a successor Administrator who must signify acceptance of this position in writing. In the event no successor is appointed, the Board of Directors of the Employer will function as the Administrative Committee until a new Administrator has been appointed and has accepted such appointment.

12.7 INVESTMENT MANAGER. The Administrator may appoint, in writing, an Investment Manager or Managers to whom is delegated the authority to manage, acquire, invest, or dispose of all or any part of the Trust assets. With regard to the assets entrusted to his care, the Investment Manager shall provide written instructions and directions to the Trustee, who shall in turn be entitled to rely upon such written direction. This appointment and delegation shall be evidenced by a signed written agreement.

12.8 DELEGATION OF DUTIES. The Administrator shall have the power, to the extent permitted by law, to delegate the performance of such Fiduciary and non-Fiduciary duties, responsibilities, and functions as the Administrator shall deem advisable for the proper management and administration of the Plan in the best interests of the Participants and their Beneficiaries.

                                  ARTICLE XIII
                              PARTICIPANTS' RIGHTS

13.1 GENERAL RIGHTS OF PARTICIPANTS AND BENEFICIARIES. The Plan is established and the Trust assets are held for the exclusive purpose of providing benefits for such Employees and their Beneficiaries as have qualified to participate under the terms of the Plan.

13.2 FILING A CLAIM FOR BENEFITS. A Participant or Beneficiary or the Employer acting in his behalf, shall notify the Administrator of a claim of benefits under the Plan. Such request shall be in writing to the Administrator and shall set forth the basis of such claim and shall authorize the Administrator to conduct such examinations as may be necessary to determine the validity of the claim and to take such steps as may be necessary to facilitate the payment of any benefits to which the Participant or Beneficiary may be entitled under the terms of the Plan.

       A decision by the Administrator shall be made promptly and not later than 90 days after the Administrator's receipt of the claim of benefits under the Plan, unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered as soon as possible, but not later than 180 days after the initial receipt of the claim of benefits.

13.3 DENIAL OF CLAIM. Whenever a claim for benefits by any Participant or Beneficiary has been denied by a Plan Administrator, a written notice, prepared in a manner calculated to be understood by the Participant, must be provided, setting forth (1) the specific reasons for the denial; (2) the specific reference to pertinent Plan provisions on which the denial is based; (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (4) an explanation of the Plan's claim review procedure.

13.4 REMEDIES AVAILABLE TO PARTICIPANTS. A Participant or Beneficiary may (1) request a review by a Named Fiduciary, other than the Administrator, upon written application to the Plan; (2) review pertinent

       Plan documents; and (3) submit issues and comments in writing to a Named Fiduciary. A Participant or Beneficiary shall have 60 days after receipt by the claimant of written notification of a denial of a claim to request a review of a denied claim.

       A decision by a Named Fiduciary shall be made promptly and not later than 60 days after the Named Fiduciary's receipt of a request for review, unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The decision on review by a Named Fiduciary shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

       A Participant or Beneficiary shall be entitled, either in his own name or in conjunction with any other interested parties, to bring such actions in law or equity or to undertake such administrative actions or to seek such relief as may be necessary or appropriate to compel the disclosure of any required information, to enforce or protect his rights, to recover present benefits due to him, or to clarify his rights to future benefits under the Plan.

13.5 REINSTATEMENT OF BENEFIT. In the event any portion of a distribution which is payable to a Participant or a Beneficiary shall remain unpaid on account of the inability of the Plan Administrator, after diligent effort, to locate such Participant or Beneficiary, the amount so distributable shall be treated as a Forfeiture under the Plan. If a claim is made by the Participant or Beneficiary for any benefit forfeited under this section, such benefit shall be reinstated.

13.6 LIMITATION OF RIGHTS. Participation hereunder shall not grant any Participant the right to be retained in the Service of the Employer or any other rights or interest in the Plan or Trust fund other than those specifically herein set forth.

13.7 PARTICIPANT CONTRIBUTIONS. Each Participant, regardless of his length of Service with the Employer, shall be fully vested (100%) at all times in any portion of his Participant's Account attributable to the following:

       -      Rollover Contributions

       -      Prior Employee Contributions.

13.8 MERGERS OR TRANSFERS. In the case of any merger or consolidation with or transfer of assets or liabilities to any other qualified plan after September 2, 1974, the following conditions must be met:

       (A) The sum of the account balances in each plan shall equal the fair market value (determined as of the date of the merger or transfer as if the plans had then terminated) of the entire plan assets.

       (B) The assets of each plan shall be combined to form the assets of the plan as merged (or transferred).

       (C) Immediately after the merger (or transfer), each Participant in the plan merged (or transferred) shall have an account balance equal to the sum of the account balances the Participant had in the plans immediately prior to the merger (or transfer).

       (D) Immediately after the merger (or transfer) each Participant in the plan merged (or transferred) shall be entitled to the same optional benefit forms as he was entitled to immediately prior to the merger (or transfer).

       In the case of any merger or consolidation with or transfer of assets or liabilities to any defined benefit plan after September 2, 1974, one of the plans before such merger, consolidation, or transfer shall be converted into the other type of plan and either the rules described above, applicable to the merger of two defined contribution plans, or the rules applicable to the merger of two defined benefit plans, as appropriate, shall be applied.

13.9 PARTICIPANT'S ACCOUNT AND VALUATION. A Participant's Account shall be maintained on behalf of each Participant until such account is distributed in accordance with the terms of this Plan. At least once per year, as of the last day of the Plan Year, each Participant's Account shall be adjusted for any earnings, gains, losses, contributions, withdrawals, and expenses, attributable to such Plan Year, in order to obtain a new valuation of the Participant's Account.

13.10 INVESTMENT OF CONTRIBUTIONS. Subject to the terms set forth herein, each Participant and/or Beneficiary shall have the exclusive authority to direct the investment of contributions made to his Participant's Account. In accordance with the procedures established by the Plan Administrator, the Participant and/or Beneficiary shall elect to have a specified percentage invested in one or more investment funds, as long as the designated percentage for each fund is a whole number, and the sum of the percentages allocated is equal to 100%. In addition, the Participant and/or Beneficiary may change such election four times per Plan Year, once during each calendar quarter, subject to rules established by the Employer with respect to transactions by persons subject to Section 16 of the Securities Exchange Act of 1934 as amended. All investment changes are subject to the rules of the investment fund(s) in which the Participant's Account is or is to be invested.

13.11 INVESTMENT OF CONTRIBUTIONS IN PARTICIPANT'S EMPLOYER STOCK ACCOUNT. Notwithstanding anything to the contrary contained herein, only Nonelective Contributions and earnings thereon earned prior to actual investment in the Participant's Employer Stock Account and dividends on the shares of stock of Blyth Industries, Inc. held in the Participant's Employer Stock Account may be invested in the Participant's Employer Stock Account.

       This Plan is intended to be an eligible individual account plan, as defined in Section 407(d)(3) of ERISA, and can acquire and hold qualifying employer securities, as defined in Section 407(d)(5) of ERISA.

       Until the adoption by the Securities and Exchange Commission of amendments to the rules promulgated under Section 16 of the securities Exchange Act of 1934, as amended, pursuant to which an employee benefit plan which is not subject to shareholder approval under Rule 16b-3 need not set forth in writing the amount of securities to be awarded or the method by which such amount is to be determined in order for the exemption provided by Rule 16b-3 to be available, the maximum number of shares of stock of Blyth Industries, Inc. which may be purchased pursuant to the Plan in any one year is 1,000,000 shares. After such adoption, there shall be no such limitation.

13.12 TRANSFERS BETWEEN INVESTMENT FUNDS. A Participant and/or Beneficiary may designate amounts invested pursuant to Section 13.10 to be transferred between the investment funds four times per Plan Year, once during each calendar quarter, in accordance with the procedures established by the Plan Administrator; provided that no amounts may be transferred into the Participant's Employer Stock Account.

       Notwithstanding the above, the transfer of amounts between investment funds shall be subject to the rules of the investment funds in which the Participant's Account is invested or is to be invested and shall also be subject to rules established by the Employer with respect to transactions by Participants and/or Beneficiaries subject to Section 16 of the Securities Exchange Act of 1934, as amended.

                                   ARTICLE XIV
                      AMENDMENT OR TERMINATION OF THE PLAN

14.1 AMENDMENT OF PLAN. The Employer shall have the right from time to time to modify or amend, in whole or in part, any or all provisions of the Plan, provided that a Board of Directors' resolution pursuant to such modification or amendment shall first be adopted and provided further that the modification or amendment is signed by the Employer, the Administrator and the Trustee. Upon any such modification or amendment the Administrator and the Trustee shall be furnished a copy thereof. No amendment shall deprive any Participant or Beneficiary of any Vested Interest hereunder. Any Participant having not less than three Years of Service shall be permitted to elect, in writing, to have his Vesting Percentage computed under the Plan without regard to such amendment.

       The period during which the election must be made by the Participant shall begin no later than the date the Plan Amendment is adopted and end no later than after the latest of the following dates:

       (A)    The date which is 60 days after the day the amendment is adopted;
              or

       (B) The date which is 60 days after the day the amendment becomes effective; or

       (C) The date which is 60 days after the day the Participant is issued written notice of the amendment by the Employer or Administrator.

       Such written election by a Participant shall be made to the Administrator.

       No amendment to the Plan shall decrease a Participant's Account balance or eliminate an optional form of distribution. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under Internal Revenue Code section 412(c)(8). Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant's Vested Interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

14.2 CONDITIONS OF AMENDMENT. The Employer shall not make any amendment which would cause the Plan to lose its status as a qualified plan within the meaning of section 401(a) of the Code.

14.3 TERMINATION OF THE PLAN. The Employer intends to continue the Plan indefinitely for the benefit of its Employees, but reserves the right to terminate the Plan at any time by resolution of its Board of Directors. Upon such termination, the liability of the Employer to make contributions hereunder shall terminate.

14.4 FULL VESTING. Upon the termination or partial termination of the Plan, or upon complete discontinuance of Employer contributions, the rights of all affected Participants in and to the amounts credited to each such Participant's Account shall be 100% vested and nonforfeitable.

14.5 DISTRIBUTIONS UPON PLAN TERMINATION. If this Plan is terminated and the Employer does not maintain or establish another defined contribution plan, pursuant to Code section 401(k)(10)(A)(i), each Participant shall receive a total distribution, in the form of a lump-sum distribution as defined in Code section 401(k)(10)(B)(ii), of his Participant's Account in accordance with the terms and conditions of Article VI.

       However, if this Plan is terminated and the Employer does maintain or establish another defined contribution plan as discussed in the above paragraph, or if the Plan is only partially terminated, each Participant shall receive a total distribution of his Participant's Account, excluding any amounts attributable to Elective Deferral Contributions and contributions made by the Employer designated as 401(k) contributions in accordance with the terms and conditions of Article VI. In such a situation, any amounts in a Participant's Account attributable to Elective Deferral Contributions and contributions made by the Employer designated as 401(k) contributions may be distributed only upon the occurrence of an event described in Article VI.

       No Participant and/or spousal consent will be required for a distribution where no successor plan exists. However, if the Employer does maintain a successor plan, Participant and/or spousal consent is required for a distribution exceeding $3,500. The Participant's Account will be transferred to such successor plan if the required consents are not received.

14.6 APPLICATION OF FORFEITURES. Upon the termination of the Plan, any Forfeitures which have not been allocated as of such termination shall be allocated and credited to each Participant's Account of the then Active Participants in the same manner as the last contribution made by the Employer under the Plan.

14.7 APPROVAL BY THE INTERNAL REVENUE SERVICE. Notwithstanding any other provisions of this Plan, the Employer's adoption of this Plan is subject to the condition precedent that the Employer's Plan shall be approved and qualified by the Internal Revenue Service as meeting the requirements of section 401(a) of the Internal Revenue Code and that the Trust established hereunder shall be entitled to exemption under the provisions of section 501(a). In the event the Plan initially fails to qualify and the Internal Revenue Service issues a final ruling that the Employer's Plan or Trust fails to so qualify as of the Effective Date, all liability of the Employer to make further contributions hereunder shall cease. The Plan Administrator, Trustee and any other Named Fiduciary shall be notified immediately by the Employer, in writing, of such failure to qualify. Upon such notification, the value of the Participants' Accounts shall be distributed in cash to the Employer, subject to the terms and conditions of Article VI.

       That portion of such distribution which is attributable to Participant Contributions as specified in Section 13.7, if any, shall be paid to the Participant, and the balance of such distribution shall be paid to the Employer.

14.8 SUBSEQUENT UNFAVORABLE DETERMINATION. If the Employer is notified subsequent to initial favorable qualification that the Plan is no longer qualified within the meaning of section 401(a) of the Internal Revenue Code, or that the Trust is no longer entitled to exemption under the provisions of section 501(a), and if the Employer shall fail within a reasonable time to make any necessary changes in order that the Plan and/or Trust shall so qualify, the Participants' Accounts shall be fully vested and nonforfeitable and shall be disposed of as if the Plan had terminated, in the manner set forth in this Article XIV.

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                                   ARTICLE XV
                              SUBSTITUTION OF PLANS

15.1 SUBSTITUTION OF PLANS. Subject to the provisions of Section 13.8 the Employer may substitute an individually designed plan or a master or prototype plan for this Plan without terminating this Plan as embodied herein and this shall be deemed to constitute an amendment and restatement in its entirety of this Plan as heretofore adopted by the Employer; provided, however, that the Employer shall have certified to the Trustee that this Plan is being continued on a restated basis which meets the requirements of section 401(a) of the Internal Revenue Code and ERISA.

15.2 TRANSFER OF ASSETS. Upon 90 days' written notification from the Employer and the Trustee that a different plan meeting the requirements set forth in Section 15.1 above has been executed and entered into by the Administrator and the Employer, and after the Trustee has been furnished the Employer's certification in writing that the Employer intends to continue the Plan as a qualified Plan under section 401(a) of the Internal Revenue Code and ERISA, assets which represent the value of all Participant's Accounts may be transferred in accordance with the instructions received from or on behalf of the Employer. The Trustee may rely fully on the representations or directions of the Employer with respect to any such transfer and shall be fully protected and discharged with respect to any such transfer made in accordance with such representations, instructions, or directions.

                                   ARTICLE XVI

                                  MISCELLANEOUS

16.1 NON-REVERSION. This Plan has been established by the Employer for the exclusive benefit of the Participants and their Beneficiaries. Except as otherwise provided in Sections 14.7, 16.7, and 16.8, under no circumstances shall any funds contributed hereunder, at any time, revert to or be used by the Employer, nor shall any such funds or assets of any kind be used other than for the benefit of the Participants or their Beneficiaries.

16.2 GENDER AND NUMBER. When necessary to the meaning hereof, and except when otherwise indicated by the context, either the masculine or the neuter pronoun shall be deemed to include the masculine, the feminine, and the neuter, and the singular shall be deemed to include the plural.

16.3 REFERENCE TO THE CODE AND ERISA. Any reference to any section of the Internal Revenue Code, ERISA, or to any other statute or law shall be deemed to include any successor law of similar import.

16.4 GOVERNING LAW. The Plan and Trust shall be governed and construed in accordance with the laws of the state where the Trustee has its principal office if the Trustee is a corporation or an association, otherwise under the laws of the state where the Employer has its principal office.

16.5 COMPLIANCE WITH THE CODE AND ERISA. This Plan is intended to comply with all requirements for qualification under the Internal Revenue Code and ERISA, and if any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan being so qualified.

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       If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions, and this Plan shall be construed and enforced as if such provision had not been included.

16.6 NON-ALIENATION. It is a condition of the Plan, and all rights of each Participant shall be subject thereto, that no right or interest of any Participant in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no right or interest of any Participant in the Plan shall be liable for or subject to any obligation or liability of such Participant. The preceding sentence shall not preclude the enforcement of a federal tax levy made pursuant to section 6331 of the Code or the collection by the United States on a judgement resulting from an unpaid tax assessment.

16.7 CONTRIBUTION RECAPTURE. Notwithstanding any other provisions of this Plan, (1) in the case of a contribution which is made by an Employer by a mistake of fact, Section 16.1 shall not prohibit the return of such contribution to the Employer within one year after the payment of the contribution, and (2) if a contribution is conditioned upon the deductibility of the contribution under section 404 of the Code, then, to the extent the deduction is disallowed, Section 16.1 shall not prohibit the return to the Employer of such contribution (to the extent disallowed) within one year after the disallowance of the deduction. The amount which may be returned to the Employer is the excess of (1) the amount contributed over (2) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned. Furthermore, if the withdrawal of the amount attributable to the mistaken contribution would cause the balance of the individual account of any Participant to be reduced to less than the balance which would have been in the account had the mistaken amount not been contributed, then the amount to be returned to the Employer would have to be limited so as to avoid such reduction.

16.8 QUALIFIED DOMESTIC RELATIONS ORDERS. Notwithstanding any other provisions of this Plan, the Participant's Account may be segregated and distributed pursuant to a Qualified Domestic Relations Order within the meaning of Internal Revenue Code section 414(p). The Plan Administrator shall establish procedures for determining if a Domestic Relations Order is qualified within the meaning of section 414(p).

                                  ARTICLE XVI-A
                              TOP-HEAVY PROVISIONS

16A.1 DEFINITIONS. The following definitions are atypical terms used only in this Article XVI-A.

       (A) Compensation. The term Compensation, whenever used in this Article XVI-A, means Compensation as defined in Article V of the Plan, but includes the amount of any elective contributions made by the Employer on the Employee's behalf to a cafeteria plan established in accordance with the provisions of Code section 125, a qualified cash or deferred arrangement in accordance with the provisions of Code section 402(e)(3), a simplified employee pension plan in accordance with the provisions of Code section 402(h), or a tax sheltered annuity plan maintained in accordance with the provisions of Code section 403(b).

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

       (B) Key Employee. The term Key Employee means any Employee or former Employee (including deceased Employees) of the Employer who at any time during the Plan Year or the four preceding Plan Years was:

              (1) An officer of the Employer, but in no event if there are more than 500 Employees, shall more than 50 Employees be considered Key Employees. If there are less than 500 Employees, in no event shall the greater of three Employees or 10% of all Employees, be taken into account under this Subsection as Key Employees. If the number of officers is limited by the terms of the preceding sentence, the Employees with the highest Compensation will be considered to be officers.

                     In no event shall an officer whose annual Compensation is less than 50% of the dollar limitation in effect under Code section 415(b)(1)(A) as adjusted from time to time, be a Key Employee for any such Plan Year.

                     In making a determination under this Subsection, Employees who have not completed six months of Service by the end of the applicable Plan Year, Employees who normally work less than 17-1/2 hours per week, Employees who normally work less than six months during a year, Employees who have not attained 21, and nonresident aliens who receive no earned income from U.S. sources, shall be excluded.

                     Also excluded under the above paragraph are Employees who are covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement. Such Employees will be excluded only if retirement benefits were the subject of good faith bargaining, 90% of the Employees of the Employer are covered by the agreement, and the Plan covers only Employees who are not covered by the agreement.

              (2) One of the 10 Employees who has annual Compensation greater than the amount in effect under Internal Revenue Code section 415(c)(1)(A) and who owns (or is considered to own within the meaning of Internal Revenue Code section 318, as modified by section 416(i)(1)(B)(iii)) both more than 1/2% interest and the largest interest in the Employer. If two or more Employees own equal interests in the Employer, the ranking of ownership share will be in descending order of such Employees' Compensation. If the Employer is other than a corporation, the term "interest" as used herein shall refer to capital or profits interest.

              (3) An Employee who owns (or is considered to own within the meaning of Internal Revenue Code section 318, as modified by section 416(i)(1)(B)(iii)) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer. If the Employer is other than a corporation, an Employee who owns, or is considered to own, more than 5% of the capital or profits interest in the Employer. The determination of 5% ownership shall be made separately for each member of a controlled group of corporations (as defined in Code section 414(b)), or of a group of trades or businesses (whether or not incorporated) that are under common control (as defined in Code section 414(c)), or of an affiliated service group (as defined in Code section 414(m)).

              (4) An Employee who owns (or is considered to own within the meaning of Internal Revenue Code section 318, as modified by section 416(i)(1)(B)(iii)) more than 1% of the outstanding stock of the Employer or stock possessing more than 1% of the total combined voting power of all stock of the Employer, and whose annual Compensation is more than $150,000. If the Employer is other than a corporation, an Employee who owns, or is considered to own, more

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

                     than 1% of the capital or profits interest in the Employer, and whose annual Compensation is more than $150,000.

              For the purposes of paragraphs (2), (3) and (4) above, if an Employee's ownership interest changes during a given Plan Year, his ownership interest for that Plan Year is the largest interest owned at any time during the Plan Year.

              The Beneficiary of any deceased Employee who was a Key Employee shall be considered a Key Employee for the same period as the deceased Employee would have been so considered.

       (C) Non-Key Employee. The term Non-Key Employee means any Employee or former Employee of the Employer who is not a Key Employee. The Beneficiary of any deceased Employee who is a Non-Key Employee shall be considered a Non-Key Employee for the same period as the deceased Employee would have been so considered.

       (D) Determination Date. The term Determination Date means, with respect to a Plan Year, the last day of the preceding Plan Year, or, in the case of the first Plan Year of a plan, the last day of the first Plan Year.

       (E) Valuation Date. The term Valuation Date means, with respect to a Plan Year, the last day of the preceding Plan Year and is the date on which Account Balances are valued for the purpose of determining the Plan's Top-Heavy status.

       (F) Account Balance. The term Account Balance means the value of the Participant's Account standing to the credit of a Participant, a former Participant, or the Beneficiary of a former Participant, as the case may be, as of the Valuation Date. Such Account Balance shall include any contributions due as of the Determination Date and all distributions made to the Participant (or former Participant or Beneficiary, as the case may be) during the Plan Year or the preceding four Plan Years, except for distributions of Related Rollovers. However, the Account Balance shall not include any deductible Employee Contributions made pursuant to Internal Revenue Code section 219 or Unrelated Rollovers made to the Plan after December 31, 1983.

              A Related Rollover is a Rollover Contribution or Transfer that either was not initiated by the Employee or was made to a plan maintained by the same Employer.

              An Unrelated Rollover is a Rollover Contribution or Transfer that was initiated by the Employee and was made from a plan maintained by one employer to a plan maintained by another employer.

              For purposes of this Subsection (F), the term Employer shall include all employers that are required to be aggregated in accordance with Internal Revenue Code sections 414(b), (c) or (m).

       (G) Required Aggregation Group. The term Required Aggregation Group means all of the plans of the Employer which cover a Key Employee, including any such plan maintained by the Employer pursuant to the terms of a collective bargaining agreement, and each other plan of the Employer which enables any plan in which a Key Employee participates to satisfy the requirements of Internal Revenue Code sections 401(a)(4) or 410.

       (H) Permissive Aggregation Group. The term Permissive Aggregation Group means all of the plans of the Employer which are included in the Required Aggregation Group plus any plans of the Employer which provide comparable benefits to the benefits provided by the plans in the Required Aggregation

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

              Group and are not included in the Required Aggregation Group, but which satisfy the requirements of Internal Revenue Code sections 401(a)(4) and 410 when considered together with the Required Aggregation Group, including any plan maintained by the Employer pursuant to a collective bargaining agreement which does not include a Key Employee.

       (I) Top-Heavy Plan. The Plan is Top-Heavy if it meets the requirements of Section 16A.2.

       (J) Super Top-Heavy Plan. The Plan is Super Top-Heavy if it meets the requirements of Section 16A.3.

       (K) Terminated Plan. A plan shall be considered to be a Terminated Plan if it:

              (1)    has been formally terminated;

              (2) has ceased crediting service for benefit accruals and vesting; or

              (3) has been or is distributing all plan assets to Participants (or Beneficiaries) as soon as administratively possible.

              With the exception of the Minimum Employer Contribution Requirements and the Minimum Vesting Requirements, the Top-Heavy provisions of this Article XVI-A will apply to any Terminated Plan which was maintained at any time during the five years ending on the Determination Date.

       (L) Frozen Plan. A plan shall be considered to be a Frozen Plan if all benefit accruals have ceased but all assets have not been distributed to Participants or Beneficiaries. The Top-Heavy provisions of this Article XVI-A will apply to any such Frozen Plan.

16A.2 TOP-HEAVY PLAN STATUS. This Plan shall be determined to be Top-Heavy if, as of the Determination Date, the aggregate of the Account Balances of Key Employees exceeds 60% of the aggregate of the Account Balances of all Employees covered by the Plan. The determination of whether the Plan is Top-Heavy shall be made after aggregating all plans in the Required Aggregation Group, and after aggregating any other plans which are in the Permissive Aggregation Group, if such permissive aggregation thereby eliminates the Top-Heavy status of any plan within such Required Aggregation Group.

       In determining whether this Plan is Top-Heavy, the Account Balance of a former Key Employee who is now a Non-Key Employee will be disregarded. Likewise, for Plan Years beginning after December 31, 1984, the Account Balance of any Employee who has not performed an Hour of Service during the five-year period ending on the Determination Date will be excluded.

16A.3 SUPER TOP-HEAVY PLAN STATUS. This Plan shall be determined to be Super Top-Heavy if, as of the Determination Date, the Plan would meet the test specified in Section 16A.2 above, if 90% were substituted for 60% in each place where it appears. The Plan may be permissively aggregated in order to avoid being Super Top-Heavy.

16A.4 TOP-HEAVY REQUIREMENTS. Notwithstanding anything in the Plan to the contrary, if the Plan is Top-Heavy with respect to any Plan Year beginning after December 31, 1983, then the Plan shall meet the following requirements for such Plan Year:

       (A) Compensation Limit. The annual Compensation of each Participant taken into account under the Plan shall not exceed $150,000; however, such dollar limitation shall be adjusted to take into account any

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

              adjustments made by the Secretary of the Treasury or his delegate pursuant to Internal Revenue Code section 416(d)(2).

       (B) Minimum Employer Contribution Requirements. A Minimum Employer Contribution of 3% of each Eligible Employee's Compensation will be made on behalf of each Eligible Employee in the Plan.

              If the actual Employer Contribution made or required to be made for Key Employees is less than 3%, the Minimum Employer Contribution required hereunder shall not exceed the percentage contribution made for the Key Employee for whom the percentage of Employer Contributions and Forfeitures relative to the first $150,000 of Compensation is the highest for the Plan Year after taking into account contributions or benefits under other qualified plans in the Plan's Required Aggregation Group.

              However, if a Participant in this Plan is also a participant in a defined benefit plan maintained by the Employer, such Participant shall receive the Top-Heavy minimum benefit under the defined benefit plan in lieu of the Minimum Employer Contribution described herein. Such minimum benefit will be equal to the Participant's average yearly Compensation during his five highest-paid consecutive years, multiplied by the lesser of 2% per Year of Service or 20%. Compensation periods and Years of Service to be taken into account in the calculation of this benefit shall be subject to any limitations set forth in the defined benefit plan.

              For any Limitation Year in which this Plan is Top-Heavy but not Super Top-Heavy, the Minimum Employer Contribution shall be increased to 4% of each Eligible Employee's Compensation in order to preserve the use of the factor 1.25 in the denominators of the fractions described in Section 5.4 (B) (1) and Section 5.4 (D)
              (1). A Participant who receives the Top-Heavy minimum benefit in lieu of the Minimum Employer Contribution shall receive an increased minimum benefit equal to the Participant's average yearly Compensation during his five highest-paid consecutive years, multiplied by the lesser of 3% per Year of Service or 20% plus one percentage point (to a maximum of 10 percentage points) for each year that this Plan is maintained. Compensation periods and Years of Service to be taken into account in the calculation of this increased minimum benefit shall be subject to any limitations set forth in the defined benefit plan.

              For any Limitation Year in which this Plan is Super Top-Heavy, the factor of 1.25 in the denominators of the fractions described in Sections 5.4 (B) (1) and 5.4 (D) (1) shall be reduced to 1.0. The Minimum Employer Contribution payable in such years shall be 3% of each Eligible Employee's Compensation and the defined benefit Top-Heavy minimum benefit shall be average Compensation multiplied by the lesser of 2% per Year of Service or 20%.

              Eligible Employees are all Non-Key Employees who are Participants in the Plan as of the last day of the Plan Year regardless of whether they had completed 1,000 Hours of Service during the Plan Year. Also included are Non-Key Employees who would have been Participants as of the last day of the Plan Year except:

              - The Employee's Compensation was below a required minimum level; or

              - The Employee chose not to make Elective Deferral Contributions when he was eligible to do so. In computing the Minimum Employer Contribution under this Subsection for Plan Years beginning after December 31, 1984, Forfeitures allocated to a Participant's Account shall be included in the Minimum Employer Contribution.

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                                  ARTICLE XVII
                                 TRUST AGREEMENT

17.1 CREATION AND ACCEPTANCE OF TRUST. The Trustee, by joining in the execution of the Plan and trust agreement, accepts the Trust hereby created and agrees to act in accordance with the express terms and conditions herein stated.

17.2 TRUSTEE CAPACITY; CO-TRUSTEES. The Trustee may be a bank, trust company or other corporation possessing trust powers under applicable state or federal law or one or more individuals or any combination thereof.

       When two or more persons serve as Trustee, they are specifically authorized, by a written agreement between themselves, to allocate specific responsibilities, obligations or duties among themselves. An original copy of such written agreement is to be delivered to the Administrator.

17.3 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE. Any Trustee may resign at any time by delivering to the Administrator a written notice of resignation, to take effect at a date specified therein, which shall not be less than 30 days after the delivery thereof, unless such notice shall be waived.

       The Trustee may be removed with or without cause by the Board of Directors by delivery of a written notice of removal, to take effect at a date specified therein, which shall not be less than 30 days after delivery thereof, unless such notice shall be waived.

       In the case of the resignation or removal of a Trustee, the Trustee shall have the right to a settlement of its account, which may be made, at the option of the Trustee, either (1) by judicial settlement in an action instituted by the Trustee in a court of competent jurisdiction, or (2) by written agreement of settlement between the Trustee and the Administrator.

       Upon such settlement, all right, title and interest of such Trustee in the assets of the Trust and all rights and privileges under this Agreement theretofore vested in such Trustee shall vest in the successor Trustee, and thereupon all future liability of such Trustee shall terminate; provided, however, that the Trustee shall execute, acknowledge and deliver all documents and written instruments which are necessary to transfer and convey the right, title and interest in the Trust assets, and all rights and privileges to the successor Trustee.

       The Board of Directors, upon receipt of notice of the resignation or removal of the Trustee, shall promptly designate a successor Trustee, whose appointment is subject to acceptance of this Trust in writing and shall notify in writing the insurance company of such successor Trustee.

17.4 TAXES, EXPENSES AND COMPENSATION OF TRUSTEE. The Trustee shall deduct from and charge against the Trust fund any taxes paid by it which may be imposed upon the Trust fund or the income thereof or which the Trustee is required to pay with respect to the interest of any person therein.

       The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Employer and the Trustee. An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust fund unless paid or advanced by the Employer.

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

17.5 TRUSTEE ENTITLED TO CONSULTATION. The Trustee shall be entitled to advice of counsel, which may be counsel for the Plan or the Employer, in any case in which the Trustee shall deem such advice necessary. With the exception of those powers and duties specifically allocated to the Trustee by the express terms of this Plan, it shall not be the responsibility of the Trustee to interpret the terms of the Plan or Trust and the Trustee may request, and is entitled to receive guidance and written direction from the Administrator on any point requiring construction or interpretation of the Plan documents.

17.6 RIGHTS, POWERS AND DUTIES OF TRUSTEE. The Trustee shall have the following rights, powers, and duties:

       (A) The Trustee shall be responsible for the safekeeping and administering of the assets of this Plan and Trust in accordance with the provisions of this Agreement and any amendments thereto. The duties of the Trustee under this Agreement shall be determined solely by the express provisions of this Agreement and no further duties or responsibility shall be implied. Subject to the terms of this Plan and Trust, the Trustee shall be fully protected and shall incur no liability in acting in reliance upon the written instructions or directions of the Administrator or a duly designated Investment Manager or any other Named Fiduciary.

       (B) The Trustee shall have all powers necessary or convenient for the orderly and efficient performance of its duties hereunder, including but not limited to those specified in this section. The Trustee may appoint one or more administrative agents or contract for the performance of such administrative and service functions as it may deem necessary for the effective installation and operation of the Plan and Trust.

       (C) The Trustee shall have the power to collect and receive any and all monies and other property due hereunder and to give full discharge and acquittance therefor; to settle, compromise or submit to arbitration any claims, debits or damages due or owing to or from the Trust; to commence or defend suits or legal proceedings wherever, in its judgment, any interest of the Trust requires it; and to represent the Trust in all suits or legal proceedings in any court of law or equity or before any other body or tribunal. It shall have the power generally to do all acts, whether or not expressly authorized, which the Trustee in the exercise of its Fiduciary responsibility may deem necessary or desirable for the protection of the Trust and the assets thereof.

       (D) The Trustee may temporarily hold cash balances and shall be entitled to deposit any such funds received in a bank account or bank accounts in the name of the Trust in any bank or banks selected by the Trustee, including the banking department of the Trustee, pending disposition of such funds in accordance with the Trust. Any such deposit may be made with or without interest.

       (E) The Trustee shall deal with any assets of this Trust held or received under this Plan only in accordance with the written directions from the Administrator. The Trustee shall be under no duty to determine any facts or the propriety of any action taken or omitted by it in good faith pursuant to instructions from the Administrator.

       (F) If the whole or any part of the Trust shall become liable for the payment of any estate, inheritance, income or other tax which the Trustee shall be required to pay, the Trustee shall have full power and authority to pay such tax out of any monies or other property in its hands for the account of the person whose interest hereunder is so liable. Prior to making any payment, the Trustee may require such releases or other documents from any lawful taxing authority as it shall deem necessary. The Trustee

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

              shall not be liable for any nonpayment of tax when it distributes an interest hereunder on instructions from the Administrator.

       (G) The Trustee shall keep a full, accurate and detailed record of all transactions of the Trust which the Administrator shall have the right to examine at any time during the Trustee's regular business hours. Following the close of the fiscal year of the Trust, or as soon as practical thereafter, the Trustee shall furnish the Administrator with a statement of account. This account shall set forth all receipts, disbursements and other transactions effected by the Trustee during said year.

              The Administrator shall promptly notify the Trustee in writing of its approval or disapproval of the account. The Administrator's failure to disapprove the account within 60 days after receipt shall be considered an approval. The approval by the Administrator shall be binding as to all matters embraced in any statement to the same extent as if the account of the Trustee had been settled by judgment or decree of a court of competent jurisdiction under which the Trustee, Administrator, Employer and all persons having or claiming any interest in the Trust were parties; provided, however, that the Trustee may have its account judicially settled if it so desires.

       (H) If, at any time, there shall be a dispute as to the person to whom payment or delivery of monies or property should be made by the Trustee, or regarding any action to be taken by the Trustee, the Trustee may postpone such payment, delivery or action, retaining the funds or property involved, until such dispute shall have been resolved in a court of competent jurisdiction or the Trustee shall have been indemnified to its satisfaction or until it has received written direction from the Administrator.

       (I) Anything in this instrument to the contrary notwithstanding, it shall be understood that the Trustee shall have no duty or responsibility with respect to the determination of matters pertaining to the eligibility of any Employee to become or remain a Participant hereunder, the amount of benefit to which any Participant or Beneficiary shall be entitled hereunder, all such responsibilities being vested in the Administrator. The Trustee shall have no duty to collect any contribution from the Employer and shall not be concerned with the amount of any contribution nor the application of the contribution formula.

17.7 EVIDENCE OF TRUSTEE ACTION. In the event that the Trustee is comprised of two or more Trustees, then those Trustees may designate one such Trustee to transmit all decisions of the Trustee and to sign all necessary notices and other reports on behalf of the Trustee. All notices and other reports bearing the signature of the individual Trustee so designated shall be deemed to bear the signatures of all the individual Trustees and all parties dealing with the Trustee are entitled to rely on any such notices and other reports as authentic and as representing the action of the Trustee.

17.8 INVESTMENT POLICY. This Plan has been established for the sole purpose of providing benefits to the Participants and their Beneficiaries. In determining its investments hereunder, the Trustee shall take account of the advice provided by the Administrator as to funding policy and the short and long range needs of the Plan based on the evident and probable requirements of the Plan as to the time benefits shall be payable and the requirements therefore.

17.9 PERIOD OF TRUST. If it shall be determined that the applicable state law requires a limitation on the period during which the Employer's Trust shall continue, then such Trust shall not continue for a period longer than 21 years following the death of the last of those Participants including future Participants who are living at the effective date hereof. At least 180 days prior to the end of the twenty-first year as described in the first sentence of this Section, the Employer, the Administrator and the Trustee shall provide for the establishment of a successor trust and transfer of Plan assets to the successor trustee. If the applicable state law requires no such limitation, then this Section shall not be operative.

                                  AMENDMENT TO

         BLYTH INDUSTRIES, INC. PROFIT SHARING RETIREMENT PLAN AND TRUST

WHEREAS, Candle Corporation of America, Partylite Gifts, Inc., Aromatic Industries, Inc. and Candle Corporation of America Hong Kong, Ltd. (hereinafter collectively referred to as the "Employer") established the Blyth Industries, Inc. Profit Sharing Retirement Plan and Trust (hereinafter referred to as the "Plan") effective April 30, 1980 for the benefit of its eligible Employees and their Beneficiaries; and

WHEREAS, the Employer reserved the right to amend the Plan under the terms thereof; and

WHEREAS, the Employer desires to delete the waiver of participation option under the Plan;

WHEREAS, the Employer desires to change the Plan's definition of Compensation to include only Compensation for the period of time that an Employee was eligible to participate in the Plan;

WHEREAS, the Employer desires to change vesting to a more liberal schedule; and

WHEREAS, the Employer desires to increase the maximum amount which may be contributed as an Elective Deferral Contribution; and

WHEREAS, the Employer desires to reflect that Elective Deferral Contributions are being contributed weekly to the Plan; and

WHEREAS, the Employer desires to change the amount of Matching Contribution being contributed to the Plan; and

WHEREAS, the Employer desires to clarify how forfeitures will be reallocated;
and

WHEREAS, the Employer desires to permit withdrawals at any time following attainment of age 59-1/2; and

WHEREAS, the Employer desires to add a loan feature to the Plan; and

WHEREAS, the Employer desires to permit more frequent investment changes and transfers; and

NOW THEREFORE, the Plan is hereby amended effective January 1, 1996 as follows:

1.     Section 3.5 of the Plan is hereby deleted in its entirety.

NOW THEREFORE, the Plan is hereby amended effective January 1, 1997 as follows:

1. Section 1.15 (B) of the Plan is hereby deleted in its entirety and replaced with the following:

       "Compensation shall include only that Compensation which is actually paid to the Participant during the determination period. Except as provided elsewhere in the Plan, the determination period shall be the Plan Year. However, for the Plan Year in which an Employee begins participation in the Plan and the Plan Year in which an Employee ends participation in the Plan, the determination period is the portion of the Plan Year during which the Employee is a Participant in the Plan."

NOW THEREFORE, the Plan is hereby amended effective February 1, 1997 as follows:

1. Section 1.67 of the Plan is hereby deleted in its entirety and replaced with the following:

       "VESTING PERCENTAGE. The term Vesting Percentage means the percentage used to determine a Participant's Vested Interest in contributions made by the Employer, plus the earnings thereon, credited to his Participant's Account that are not 100% immediately vested. The Vesting Percentage for each Participant shall be determined in accordance with the following schedule based on Years of Service with the Employer:


                                YEARS OF SERVICE                            VESTING PERCENTAGE
                                ----------------                            ------------------
                                Less than 2                                           0%
                                2 but less than 3                                    20%
                                3 but less than 4                                    40%
                                4 but less than 5                                    60%
                                5 but less than 6                                    80%
                                6 or more                                           100%

       However, if an Active Participant dies or becomes disabled prior to attaining his Normal Retirement Age, his Vesting Percentage shall be 100%."

2. The first paragraph of Section 4.1 is deleted in its entirety and replaced with the following:

       "ELECTIVE DEFERRAL CONTRIBUTIONS. Each Active Participant may enter into a written Salary Deferral Agreement with the Employer in an amount equal to not less than 1% nor more than 15% of his Compensation for the Contribution Period. In consideration of such agreement, the Employer will make a contribution for each Contribution Period on behalf of the Participant in an amount equal to the total amount by which the Participant's Compensation from the Employer was deferred during the Contribution Period pursuant to the Salary Deferral Agreement then in effect. Elective Deferral Contributions shall be paid by the Employer to the Trust not less frequently than weekly, but in no event later than 90 days following the date the amounts were deferred."

3.     Section 4.2 is amended by the addition of the following:

       "The Employer may contribute a true-up contribution for each Participant at the end of the Plan Year so that the total Matching Contribution for each Participant is calculated on an annual basis rather than a quarterly basis."

4.     Section 4.8 is deleted in its entirety and replaced with the following:

       "ALLOCATION OF FORFEITURES. Forfeitures available for reallocation in accordance with Section 9.3 shall be allocated to each Participant, eligible to receive a Nonelective Contribution as described in Section 4.4, in the proportion that the Participant's Compensation bears to the Compensation of all such Participants, subject to the Limitations on Allocations specified in Article V."

5.     Section 10.1 is deleted in its entirety and replaced with the following:

       "WITHDRAWAL AFTER AGE 59-1/2. A Participant who has attained age 59-1/2, may elect to withdraw from his Participant's Account, at any time, an amount which is equal to any whole percentage (not exceeding 100%) of his Vested Interest in his Participant's Account attributable to:

       -      Elective Deferral Contributions, including earnings

       -      Matching Contributions, including earnings

       -      Nonelective Contributions, including earnings

       -      Additional Matching Contributions, including earnings."

6.     Article X-A is added to the Plan as follows:

                                  "ARTICLE X-A

                                      LOANS

10A.1 LOANS TO PARTICIPANTS. The Plan Administrator may make a bona fide loan to a Participant, in an amount which, when added to the outstanding balance of all other loans to the Participant from all qualified plans of the Employer, does not exceed the lesser of $50,000 reduced by the excess of the Participant's highest outstanding loan balance during the 12 months preceding the date on which the loan is made over the outstanding loan balance on the date the new loan is made, or 50% of the Participant's Vested Interest in his Participant's Account. Loans may be taken from the Participant's Vested Interest in his Participant's Account attributable to Elective Deferral and Rollover Contributions. Notwithstanding any provisions in this paragraph to the contrary, loans may not exceed a Participant's Vested Interest attributable to these specific types of contributions.

       The loan shall be made under such terms, security interest, and conditions as the Plan Administrator deems appropriate, provided; however, that all loans granted hereunder:

       (A) are available to all Participants and Beneficiaries, who are parties-in-interest pursuant to section 3(14) of ERISA, on a reasonably equivalent basis;

       (B) are not made available to Highly Compensated Employees on a basis greater than the basis made available to other Employees;

       (C)    bear a reasonable rate of interest;

       (D)    are adequately secured;

       (E)    unless a Participant meets the requirements set forth in Sections
              8.1 (A), (B) and (C), are made only after a Participant obtains the consent of his Spouse, if any, to use his Participant's Account as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan.

              A new consent shall be required if the Participant's Account is used for renegotiation, extension, renewal or other revision of the loan.

       (F) are made in accordance with and subject to all of the provisions of this Article.

10A.2 LOAN PROCEDURES. The Plan Administrator shall establish a written set of procedures, set forth in the summary plan description, by which all loans will be administered. Such rules, which are incorporated herein by reference, will include, but not be limited to, the following:

       (A) the person or persons authorized to administer the loan program, identified by name or position;

       (B)    the loan application procedure;

       (C)    the basis for approving or denying loans;

       (D)    any limits on the types of loans permitted;

       (E)    the procedure for determining a "reasonable" interest rate;

       (F)    acceptable collateral;

       (G)    default conditions; and

       (H) steps which will be taken to preserve Plan assets in the event of default."

7.     Section 13.10 is deleted in its entirety and replaced with the following:

       "INVESTMENT OF CONTRIBUTIONS. Subject to the terms set forth herein, each Participant and/or Beneficiary shall have the exclusive authority to direct the investment of contributions made to his Participant's Account. In accordance with the procedures established by the Plan Administrator, the Participant and/or Beneficiary shall elect to have a specified percentage invested in one or more investment funds, as long as the designated percentage for each fund is a whole number, and the sum of the percentages allocated is equal to 100%. In addition, the Participant and/or Beneficiary may change such election from time to time pursuant to the procedures established by the Plan Administrator and subject to rules established by the Employer with respect to transactions by persons subject to Section 16 of the Securities Exchange Act of 1934 as amended. All investment changes are subject to the rules of the investment fund(s) in which the Participant's Account is or is to be invested."

8.     Section 13.12 is deleted in its entirety and replaced with the following:

       "TRANSFERS BETWEEN INVESTMENT FUNDS. A Participant and/or Beneficiary may designate amounts invested pursuant to Section 13.10 to be transferred between the investment funds from time to time pursuant to the procedures established by the Plan Administrator; provided that no amounts may be transferred into the Participant's Employer Stock Account.

       Notwithstanding the above, the transfer of amounts between investment funds shall be subject to the rules of the investment funds in which the Participant's Account is invested or is to be invested and shall also be subject to rules established by the Employer with respect to transactions by Participants and/or Beneficiaries subject to Section 16 of the Securities Exchange Act of 1934, as amended."

IN WITNESS WHEREOF, the Employer, the Administrator and the Trustee(s) have hereunto affixed their signatures.


Executed at _______________________         on ____________________________________________


                                                              CANDLE CORPORATION OF AMERICA

___________________________________         By ____________________________________________
              Witness

                                            Title _________________________________________

Executed at _______________________         on ____________________________________________


                                                                      PARTYLITE GIFTS, INC.

___________________________________         By ____________________________________________
              Witness

                                            Title _________________________________________

Executed at _______________________         on ____________________________________________


                                                                  AROMATIC INDUSTRIES, INC.

___________________________________         By ____________________________________________
              Witness

                                            Title _________________________________________

Executed at _______________________         on ____________________________________________


                                              CANDLE CORPORATION OF AMERICA HONG KONG, LTD.

___________________________________         By ____________________________________________
              Witness

                                            Title __________________________________________


Accepted this _______ day of ___________________, ________.

__________________________________           By ____________________________________________
              Witness                                           Administrator

Accepted this _______ day of ___________________, ________.

__________________________________           By ____________________________________________
              Witness                                              Trustee

__________________________________           By ____________________________________________
              Witness                                              Trustee

                                 IMPORTANT NOTE

Neither Connecticut General Life Insurance Company nor any of its employees can provide you with legal advice in connection with the execution of this document. Prior to execution of this document, you should consult your attorney on whether this document is appropriate for you.

                                  AMENDMENT TO
         BLYTH INDUSTRIES, INC. PROFIT SHARING RETIREMENT PLAN AND TRUST

WHEREAS, Candle Corporation of America, Partylite Gifts, Inc., and Aromatic Industries, Inc. (hereinafter collectively referred to as the "Employer") established the Blyth Industries, Inc. Profit Sharing Retirement Plan and Trust (hereinafter referred to as the "Plan") effective April 30, 1980 for the benefit of its eligible Employees and their Beneficiaries; and

WHEREAS, the Employer reserved the right to amend the Plan under the terms thereof; and

WHEREAS, the Employer desires to delete the waiver of participation option under the Plan;

NOW THEREFORE, the Plan is hereby amended effective January 1, 1996 as follows:

1.     Section 3.5 of the Plan is hereby deleted in its entirety.

IN WITNESS WHEREOF, the Employer and the Administrator have hereunto affixed their signatures.

Executed at _______________________          on ____________________________________________


                                                               CANDLE CORPORATION OF AMERICA

___________________________________          By ____________________________________________
             Witness

                                             Title _________________________________________

Executed at _______________________          on ____________________________________________


                                                                       PARTYLITE GIFTS, INC.

___________________________________          By ____________________________________________
             Witness

                                             Title _________________________________________


Executed at _______________________          on ____________________________________________


                                                                   AROMATIC INDUSTRIES, INC.

___________________________________          By ____________________________________________
             Witness

                                             Title _________________________________________

Accepted this _______ day of ___________________, ________.

__________________________________           By ____________________________________________
             Witness                                            Administrator

                                 IMPORTANT NOTE

Neither Connecticut General Life Insurance Company nor any of its employees can provide you with legal advice in connection with the execution of this document. Prior to execution of this document, you should consult your attorney on whether this document is appropriate for you.

                                  AMENDMENT TO
         BLYTH INDUSTRIES, INC. PROFIT SHARING RETIREMENT PLAN AND TRUST

WHEREAS, Candle Corporation of America, Partylite Gifts, Inc., Aromatic Industries, Inc. and Candle Corporation of America Hong Kong, Ltd. (hereinafter collectively referred to as the "Employer") established the Blyth Industries, Inc. Profit Sharing Retirement Plan and Trust (hereinafter referred to as the "Plan") effective April 30, 1980 for the benefit of its eligible Employees and their Beneficiaries; and

WHEREAS, the Employer reserved the right to amend the Plan under the terms thereof; and

WHEREAS, the Employer desires to change the Plan's definition of Compensation to include only Compensation for the period of time that an Employee was eligible to participate in the Plan;

NOW THEREFORE, the Plan is hereby amended effective January 1, 1997 as follows:

1. Section 1.15 (B) of the Plan is hereby deleted in its entirety and replaced with the following:


"(B) Compensation shall include only that Compensation which is actually paid to the Participant during the determination period. Except as provided elsewhere in the Plan, the determination period shall be the Plan Year. However, for the Plan Year in which an Employee begins participation in the Plan and the Plan Year in which an Employee ends participation in the Plan, the determination period is the portion of the Plan Year during which the Employee is a Participant in the Plan. "

IN WITNESS WHEREOF, the Employer and the Administrator have hereunto affixed their signatures.

Executed at _______________________          on ____________________________________________


                                                               CANDLE CORPORATION OF AMERICA

___________________________________          By ____________________________________________
             Witness

                                             Title _________________________________________


Executed at _______________________          on ____________________________________________


                                                                       PARTYLITE GIFTS, INC.

___________________________________          By ____________________________________________
             Witness

                                             Title _________________________________________

Executed at _______________________          on ____________________________________________


                                                                   AROMATIC INDUSTRIES, INC.

___________________________________          By ____________________________________________
             Witness

                                             Title _________________________________________

Executed at _______________________          on ____________________________________________


                                               CANDLE CORPORATION OF AMERICA HONG KONG, LTD.

___________________________________          By ____________________________________________
             Witness

                                             Title _________________________________________

Accepted this _______ day of ___________________, ________.

__________________________________           By ____________________________________________
             Witness                                           Administrator

                                 IMPORTANT NOTE

Neither Connecticut General Life Insurance Company nor any of its employees can provide you with legal advice in connection with the execution of this document. Prior to execution of this document, you should consult your attorney on whether this document is appropriate for you.

                                  AMENDMENT TO
         BLYTH INDUSTRIES, INC. PROFIT SHARING RETIREMENT PLAN AND TRUST

WHEREAS, Blyth Industries, Inc. (hereinafter referred to as the "Employer") established the Blyth Industries, Inc. Profit Sharing Retirement Plan and Trust (hereinafter referred to as the "Plan") effective April 30, 1980 for the benefit of its eligible Employees and their Beneficiaries; and

WHEREAS, the Employer reserved the right to amend the Plan under the terms thereof; and

WHEREAS, the Employer desires to change Vesting to a more liberal schedule and to remove the Top Heavy Vesting Schedule, as it is no longer needed;

NOW THEREFORE, the Plan is hereby amended and restated in its entirety effective February 1, 1997 as follows:

1. Section 1.67 of the Plan is hereby deleted in its entirety and replaced with the following:

"1.67 VESTING PERCENTAGE. The term Vesting Percentage means the percentage used to determine a Participant's Vested Interest in contributions made by the Employer, plus the earnings thereon, credited to his Participant's Account that are not 100% immediately vested. The Vesting Percentage for each Participant shall be determined in accordance with the following schedule based on Years of Service with the Employer:

                                YEARS OF SERVICE                            VESTING PERCENTAGE
                                ----------------                            ------------------

                                Less than 2                                           0%
                                2 but less than 3                                    20%
                                3 but less than 4                                    40%
                                4 but less than 5                                    60%
                                5 but less than 6                                    80%
                                6 or more                                           100%

       However, if an Active Participant dies or becomes disabled prior to attaining his Normal Retirement Age, his Vesting Percentage shall be 100%."

2.     Section 16A.4(C) is hereby deleted in its entirety.

IN WITNESS WHEREOF, the Employer, the Administrator and the Trustee have hereunto affixed their signatures.

Executed at _______________________          on ____________________________________________


                                             CANDLE CORPORATION OF AMERICA

___________________________________          By ____________________________________________
             Witness

                                             Title _________________________________________

Executed at _______________________          on ____________________________________________


                                                                       PARTYLITE GIFTS, INC.

___________________________________          By ____________________________________________
             Witness

                                             Title _________________________________________

Executed at _______________________          on ____________________________________________


                                                                   AROMATIC INDUSTRIES, INC.

___________________________________          By ____________________________________________
             Witness

                                             Title _________________________________________

Accepted this _______ day of ___________________, ________.

__________________________________           By ____________________________________________
             Witness                                           Administrator

Accepted this _______ day of ___________________, ________.

__________________________________           By ____________________________________________
             Witness                                              Trustee


__________________________________           By ____________________________________________
             Witness                                              Trustee

__________________________________           By ____________________________________________
             Witness                                              Trustee

                                 IMPORTANT NOTE

Neither Connecticut General Life Insurance Company nor any of its employees can provide you with legal advice in connection with the execution of this document. Prior to execution of this document, you should consult your attorney on whether this document is appropriate for you.

                               MERGER AMENDMENT TO
          NEW IDEAS INTERNATIONAL, INC. 401(K) AND PROFIT SHARING PLAN

WHEREAS, Candle Corporation of America, Partylite Gifts, Inc., Aromatic Industries, Inc. and Candle Corporation of America Hong Kong, Ltd. (hereinafter collectively referred to as the "Employer") established the Blyth Industries, Inc. Profit Sharing Retirement Plan and Trust (hereinafter referred to as the "Plan") effective April 30, 1980 for the benefit of its eligible Employees and their Beneficiaries; and

WHEREAS, New Ideas International, Inc. and Jeanmarie Creations, Inc. (hereinafter referred to as the "Prior Employers") established respectively the New Ideas International, Inc. 401(k) and Profit Sharing Plan and the Jeanmarie Creations, Inc. Savings Plan (hereinafter referred to as the "Prior Plans") effective January 1, 1992 and February 1, 1993, respectively, for the benefit of its eligible Employees and their Beneficiaries; and

WHEREAS, the Prior Employers reserved the right to amend the Prior Plans under the terms thereof; and

WHEREAS, the Prior Employers now desires to merge the Prior Plans into the Plan;

NOW THEREFORE, effective January 1, 1998 (hereinafter referred to as the "Merger Date"), the Prior Plans are amended follows:

1. The terms of the Prior Plans shall no longer apply with respect to Participants under the terms of the Prior Plans who have not yet terminated employment (including terminations on account of retirement, death or disability) and the terms of the Prior Plans with respect to such Participants shall henceforth be as set forth in the Plan.

2. The Plan shall represent a continuation of the Prior Plans and shall not abridge or curtail any rights or privileges accorded to Participants under the Prior Plans.

3. In connection with the merger, all liabilities with respect to the Prior Plans, and together with all assets of the Prior Plans shall be transferred to and made a part of the Plan.

4. Notwithstanding any provision of the Plan to the contrary, a Participant who was a Participant in one of the Prior Plans immediately prior to the Merger Date shall have a Vested Interest in his Participant's account under the Plan on or after the Merger Date of not less than his Vested Interest in his account under the Prior Plan on the day immediately preceding the Merger Date. Any Participant of one of the Prior Plans having not less than three Years of Service shall be permitted to elect, in writing, to have his Vesting Percentage computed under the Plan without regard to this merger amendment.

       In addition, notwithstanding any other provision of the Plan to the contrary, the forms of payment and other Prior Plans' provisions that were available under the Prior Plans immediately prior to the Merger Date which may not be eliminated under Section 411(d)(6) of the Code shall continue to be available to Participants who had an account under one of the Prior Plans on the day immediately preceding the Merger Date with respect to that portion of the Participant's account that is attributable to his service prior to the Merger Date.

5. New Ideas International, Inc. does hereby adopt the Plan and agree to be bound by all of its terms, conditions and amendments.

IN WITNESS WHEREOF, the Employer, New Ideas International, Inc., the Administrator and the Trustee(s) have hereunto affixed their signatures.

Executed at _______________________          on _________________________________________

       CANDLE CORPORATION OF AMERICA

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Executed at _______________________          on _________________________________________

       PARTYLITE GIFTS, INC.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Executed at _______________________          on _________________________________________

       AROMATIC INDUSTRIES, INC.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Executed at _______________________          on _________________________________________

       CANDLE CORPORATION OF AMERICA HONG KONG, LTD.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Executed at _______________________          on _________________________________________


       NEW IDEAS INTERNATIONAL,INC.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Accepted this _______ day of ___________________, ________.

__________________________________           By _________________________________________
             Witness                                          Administrator

Accepted this _______ day of ___________________, ________.

__________________________________           By _________________________________________
             Witness                                             Trustee

Accepted this _______ day of ___________________, ________.

__________________________________           By _________________________________________
             Witness                                             Trustee

                                 IMPORTANT NOTE

Neither Connecticut General Life Insurance Company nor any of its employees can provide you with legal advice in connection with the execution of this document. Prior to execution of this document, you should consult your attorney on whether this document is appropriate for you.

                               MERGER AMENDMENT TO
                     JEANMARIE CREATIONS, INC. SAVINGS PLAN

WHEREAS, Candle Corporation of America, Partylite Gifts, Inc., Aromatic Industries, Inc. and Candle Corporation of America Hong Kong, Ltd. (hereinafter collectively referred to as the "Employer") established the Blyth Industries, Inc. Profit Sharing Retirement Plan and Trust (hereinafter referred to as the "Plan") effective April 30, 1980 for the benefit of its eligible Employees and their Beneficiaries; and

WHEREAS, New Ideas International, Inc. and Jeanmarie Creations, Inc. (hereinafter referred to as the "Prior Employers") established respectively the New Ideas International, Inc. 401(k) and Profit Sharing Plan and the Jeanmarie Creations, Inc. Savings Plan (hereinafter referred to as the "Prior Plans") effective January 1, 1992 and February 1, 1993, respectively, for the benefit of its eligible Employees and their Beneficiaries; and

WHEREAS, the Prior Employers reserved the right to amend the Prior Plans under the terms thereof; and

WHEREAS, the Prior Employers now desires to merge the Prior Plans into the Plan;

NOW THEREFORE, effective January 1, 1998 (hereinafter referred to as the "Merger Date"), the Prior Plans are amended follows:

1. The terms of the Prior Plans shall no longer apply with respect to Participants under the terms of the Prior Plans who have not yet terminated employment (including terminations on account of retirement, death or disability) and the terms of the Prior Plans with respect to such Participants shall henceforth be as set forth in the Plan.

2. The Plan shall represent a continuation of the Prior Plans and shall not abridge or curtail any rights or privileges accorded to Participants under the Prior Plans.

3. In connection with the merger, all liabilities with respect to the Prior Plans, and together with all assets of the Prior Plans shall be transferred to and made a part of the Plan.

4. Notwithstanding any provision of the Plan to the contrary, a Participant who was a Participant in one of the Prior Plans immediately prior to the Merger Date shall have a Vested Interest in his Participant's account under the Plan on or after the Merger Date of not less than his Vested Interest in his account under the Prior Plan on the day immediately preceding the Merger Date. Any Participant of one of the Prior Plans having not less than three Years of Service shall be permitted to elect, in writing, to have his Vesting Percentage computed under the Plan without regard to this merger amendment.

       In addition, notwithstanding any other provision of the Plan to the contrary, the forms of payment and other Prior Plans' provisions that were available under the Prior Plans immediately prior to the Merger Date which may not be eliminated under Section 411(d)(6) of the Code shall continue to be available to Participants who had an account under one of the Prior Plans on the day immediately preceding the Merger Date with respect to that portion of the Participant's account that is attributable to his service prior to the Merger Date.

5. Jeanmarie Creations, Inc. does hereby adopt the Plan and agree to be bound by all of its terms, conditions and amendments.

IN WITNESS WHEREOF, the Employer, Jeanmarie Creations, Inc., the Administrator and the Trustee(s) have hereunto affixed their signatures.

Executed at _______________________          on _________________________________________

       CANDLE CORPORATION OF AMERICA

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Executed at _______________________          on _________________________________________

       PARTYLITE GIFTS, INC.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Executed at _______________________          on _________________________________________

       AROMATIC INDUSTRIES, INC.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Executed at _______________________          on _________________________________________

       CANDLE CORPORATION OF AMERICA HONG KONG, LTD.

___________________________________          By _________________________________________
                  Witness

                                             Title_______________________________________

Executed at _______________________          on _________________________________________


       JEANMARIE CREATIONS,INC.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Accepted this _______ day of ___________________, ________.

__________________________________           By _________________________________________
             Witness                                         Administrator

Accepted this _______ day of ___________________, ________.

__________________________________           By _________________________________________
             Witness                                            Trustee

Accepted this _______ day of ___________________, ________.

__________________________________           By _________________________________________
             Witness                                            Trustee

                                 IMPORTANT NOTE

Neither Connecticut General Life Insurance Company nor any of its employees can provide you with legal advice in connection with the execution of this document. Prior to execution of this document, you should consult your attorney on whether this document is appropriate for you.

                               MERGER AMENDMENT TO
         BLYTH INDUSTRIES, INC. PROFIT SHARING RETIREMENT PLAN AND TRUST

WHEREAS, Candle Corporation of America, Partylite Gifts, Inc., Aromatic Industries, Inc. and Candle Corporation of America Hong Kong, Ltd. (hereinafter collectively referred to as the "Employer") established the Blyth Industries, Inc. Profit Sharing Retirement Plan and Trust (hereinafter referred to as the "Plan") effective April 30, 1980 for the benefit of its eligible Employees and their Beneficiaries; and

WHEREAS, New Ideas International, Inc. and Jeanmarie Creations, Inc. (hereinafter referred to as the "Prior Employers") established respectively the New Ideas International, Inc. 401(k) and Profit Sharing Plan and the Jeanmarie Creations, Inc. Savings Plan (hereinafter referred to as the "Prior Plans") effective January 1, 1992 and February 1, 1993, respectively, for the benefit of its eligible Employees and their Beneficiaries; and

WHEREAS, the Employer reserved the right to amend the Plan under the terms thereof; and

WHEREAS, the Employer now desires to merge the Prior Plans into the Plan; and

NOW THEREFORE, effective January 1, 1998 (hereinafter referred to as the "Merger Date"), the Plan is amended follows:

1. The terms of the Prior Plans shall no longer apply with respect to Participants under the terms of the Prior Plans who have not yet terminated employment (including terminations on account of retirement, death or disability) and the terms of the Prior Plans with respect to such Participants shall henceforth be as set forth in the Plan.

2. The Plan shall represent a continuation of the Prior Plans and shall not abridge or curtail any rights or privileges accorded to Participants under the Prior Plans.

3. In connection with the merger, all liabilities with respect to the Prior Plans, and together with all assets of the Prior Plans shall be transferred to and made a part of the Plan.

4. Notwithstanding any provision of the Plan to the contrary, a Participant who was a Participant in one of the Prior Plans immediately prior to the Merger Date shall have a Vested Interest in his Participant's account under the Plan on or after the Merger Date of not less than his Vested Interest in his account under the Prior Plan on the day immediately preceding the Merger Date. Any Participant of one of the Prior Plans having not less than three Years of Service shall be permitted to elect, in writing, to have his Vesting Percentage computed under the Plan without regard to this merger amendment.

       In addition, notwithstanding any other provision of the Plan to the contrary, the forms of payment and other Prior Plans' provisions that were available under the Prior Plans immediately prior to the Merger Date which may not be eliminated under Section 411(d)(6) of the Code shall continue to be available to Participants who had an account under one of the Prior Plans on the day immediately preceding the Merger Date with respect to that portion of the Participant's account that is attributable to his service prior to the Merger Date.

5.     The Employer does hereby elect to continue the Prior Plans.

6. Section 1.26 of the Plan is deleted in its entirety and is replaced with the following:

       EMPLOYER. The term Employer means Candle Corporation of America, Partylite Gifts, Inc., Aromatic Industries, Inc., Candle Corporation of America Hong Kong, Ltd., New Ideas International, Inc., Jeanmarie Creations, Inc. and any successor organization to such Employer which elects to continue the Plan. In the case of a group of employers which constitutes a controlled group of corporations (as defined in Code section 414(b)), or which constitutes trades or businesses (whether or not incorporated) which are under common control (as defined in Code section 414(c)), or which constitutes an affiliated service group (as defined in Code section 414(m)), all such employers shall be considered a single employer for purposes of participation, vesting, Top-Heavy provisions and determination of Highly Compensated Employees.

7.     Section 2.8 of the Plan is amended by the addition of the following:

       Service with a predecessor organization of the Employer shall be treated as Service with the Employer provided the prior Service is with either a company acquired by a member of the Employer's controlled group or a company from which assets are purchased by the employer; and, provided that the Employee was employed by the selling company at the time of the acquisition of stock or assets by the Employer and that the Employee is hired by the Employer.

8. Section 6.2 is deleted in its entirety and is replaced with the following:

       TIMING OF DISTRIBUTIONS. If the value of a Participant's Vested Interest exceeds (or at the time of any prior distribution exceeded) $5,000 and is immediately distributable (as defined in Section 8.5), the Participant and his Spouse, if required, must consent to the distribution before it is made.

       Instead of consenting to a distribution, the Participant may make a written election to defer the distribution for a specified period of time ending no later than the Participant's Normal Retirement Age. Such election to defer shall be irrevocable.

       If the Participant and Spouse, if applicable, do not consent to a distribution or if no election to defer is made within 90 days after receiving a written explanation of the optional forms of benefit available pursuant to Income Tax Regulation 1.411(a)(11), all benefits shall be deferred to, and distribution shall be made as of the Participant's Normal Retirement Age. The distribution will be made in the form of a single sum cash payment (in the case of a Participant's meeting the requirements of Section 8.1 (A)) or in accordance with Section 8.2 (in the case of a Participant's not meeting the requirements of Section
       8.1 (A)), unless the Participant elects another form of benefit within the 90-day period prior to the date the distribution is made.

       A Participant whose actual retirement date is on or after his Normal Retirement Age may not elect to defer distribution of his benefit beyond the date of his actual retirement.

       If the value of a Participant's Vested Interest is $5,000 or less at the time it becomes payable, the distribution shall be made in the form of a single sum cash payment and shall be made upon such Participant's Termination of Employment. Such a distribution may not be deferred.

       Unless the Participant elects otherwise, the payment of benefits under this Plan to the Participant shall begin not later than the 60th day after the close of the Plan Year in which the later of (A) or (B), below, occurs:

       (A) the date on which the Participant attains his Normal Retirement Age or age 62, if later; or

       (B) the date on which the Participant terminates his Service (including Termination of Employment, death or Disability) with the Employer.

       Notwithstanding the foregoing, the failure of a Participant and Spouse, if required, to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy the above paragraph.

9. Section 6.7 is deleted in its entirety and is replaced with the following:

       DEATH DISTRIBUTION PROVISIONS. If the Participant dies before distribution of his Vested Interest commences, the following provisions shall apply:

       (A) If a distribution is to be made to a Beneficiary other than the Surviving Spouse:

              (1) If the present value of the Participant's Vested Interest exceeds (or at the time of any prior distribution exceeded) $5,000, unless the Beneficiary elects another form of distribution, that portion of the Participant's Vested Interest payable to the Beneficiary will be distributed in the form of a single sum cash payment within a reasonable period of time after the Plan Administrator is notified of the Participant's death.

              (2) If the present value of the Participant's Vested Interest is $5,000 or less at the time it becomes payable, the distribution shall always be made in the form of a single sum cash payment and shall be paid within a reasonable period of time after the Plan Administrator is notified of the Participant's death.

       (B) If the distribution is to be made to a Beneficiary who is the Surviving Spouse, such distribution will be made in accordance with the following:

              (1) If the Participant had never elected a life Annuity form of distribution under the Plan:

                     (a) If the present value of the Participant's Vested Interest exceeds (or at the time of any prior distribution exceeded) $5,000, unless the surviving spouse elects another form of distribution, that portion of the Participant's Vested Interest payable to the Surviving Spouse will be distributed in the form of a single sum cash payment within a reasonable period of time after the Plan Administrator is notified of the Participant's death.

                     (b) If the present value of the Participant's Vested Interest payable to the Surviving Spouse is $5,000 or less at the time it becomes payable, the distribution shall always be made in the form of a single sum cash payment and shall be made within a reasonable period of time after the Plan Administrator is notified of the Participant's death.

              (2) If the Participant had previously elected a life Annuity form of distribution under the Plan:

                     (a) If the present value of the Participant's Vested Interest exceeds (or at the time of any prior distribution exceeded) $5,000 and is immediately distributable (as defined in Section 8.5), the Surviving Spouse must consent to the distribution before it is made. If the Surviving Spouse does not consent to a distribution, all benefits shall be deferred to a date that complies with the terms of
                            Section 6.8 (B).

                            The distribution shall be made in accordance with the provisions of Section 8.3.

                     (b) If the present value of the Participant's Vested Interest is $5,000 or less at the time it becomes payable, the distribution shall always be made in the form of a single sum cash payment and shall be paid within a reasonable period of time after the Plan Administrator is notified of the Participant's death.

IN WITNESS WHEREOF, the Employer, the Administrator and the Trustee(s) have hereunto affixed their signatures.

Executed at _______________________          on _________________________________________

       CANDLE CORPORATION OF AMERICA

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Executed at _______________________          on _________________________________________

       PARTYLITE GIFTS, INC.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Executed at _______________________          on _________________________________________

       AROMATIC INDUSTRIES, INC.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________


Executed at _______________________          on _________________________________________

       CANDLE CORPORATION OF AMERICA HONG KONG, LTD.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Executed at _______________________          on _________________________________________

       NEW IDEAS INTERNATIONAL, INC.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Executed at _______________________          on _________________________________________

       JEANMARIE CREATIONS,INC.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Accepted this _______ day of ___________________, ________.

__________________________________           By _________________________________________
             Witness                                          Administrator

Accepted this _______ day of ___________________, ________.

__________________________________           By _________________________________________
             Witness                                              Trustee


Accepted this _______ day of ___________________, ________.

__________________________________           By _________________________________________
             Witness                                               Trustee

                                 IMPORTANT NOTE

Neither Connecticut General Life Insurance Company nor any of its employees can provide you with legal advice in connection with the execution of this document. Prior to execution of this document, you should consult your attorney on whether this document is appropriate for you.

                               MERGER AMENDMENT TO
          NEW IDEAS INTERNATIONAL, INC. 401(K) AND PROFIT SHARING PLAN

WHEREAS, Candle Corporation of America, Partylite Gifts, Inc., Aromatic Industries, Inc. and Candle Corporation of America Hong Kong, Ltd. (hereinafter collectively referred to as the "Employer") maintain the Blyth Industries, Inc. Profit Sharing Retirement Plan and Trust (hereinafter referred to as the "Plan") for the benefit of its eligible Employees and their Beneficiaries; and

WHEREAS, New Ideas International, Inc. and Jeanmarie Creations, Inc. (hereinafter referred to as the "Prior Employers") established respectively the New Ideas International, Inc. 401(k) and Profit Sharing Plan and the Jeanmarie Creations, Inc. Savings Plan (hereinafter referred to as the "Prior Plans") effective January 1, 1992 and February 1, 1993, respectively, for the benefit of eligible Employees and their Beneficiaries; and

WHEREAS, the Prior Employers reserved the right to amend the Prior Plans under the terms thereof; and

WHEREAS, the Plan is being amended simultaneously herewith to permit the merger of the Prior Plans into it and the Prior Employers now desire to merge the Prior Plans into the Plan;

NOW THEREFORE, effective January 1, 1998 (hereinafter referred to as the "Merger Date"), the Prior Plans are amended follows:

1. The terms of the Prior Plans shall no longer apply with respect to Participants under the terms of the Prior Plans who have not yet terminated employment (including terminations on account of retirement, death or disability) and the terms of the Prior Plans with respect to such Participants shall henceforth be as set forth in the Plan.

2.     (A)    The Plan shall represent a continuation of the Prior Plans and shall not abridge or curtail any rights or privileges accorded to Participants under the Prior Plans.

       (B) Each Employee of the Prior Employers who was a Participant in the respective Prior Plan on December 31, 1997 shall automatically become a Participant in the Plan on January 1, 1998. Each Employee of the Prior Employers who would have become a Participant in a Prior Plan but for the merger shall become a Participant in the Plan when he satisfies the eligibility requirements of the Plan.

       (C) The Service under the Plan of Employees described in (B) above shall be determined in accordance with the provisions of the Plan; provided, however, each such Participant's Service under the Plan attributable to employment prior to January 1, 1998 shall be his Service as determined in accordance with the provisions of the Prior Plan as in effect on December 31, 1997.

3. In connection with the merger, all liabilities with respect to the Prior Plans, and together with all assets of the Prior Plans shall be transferred to and made a part of the Plan.

4. Notwithstanding any provision of the Plan to the contrary, a Participant who was a Participant in one of the Prior Plans immediately prior to the Merger Date shall have a Vested Interest in his Participant's account under the Plan on or after the Merger Date of not less than his Vested Interest in his account under the Prior Plan on the day immediately preceding the Merger Date. Any Participant of one of the Prior Plans having not less than three Years of Service shall be permitted to elect, in writing, to have his Vesting Percentage computed under the Plan without regard to this merger amendment.

       In addition, notwithstanding any other provision of the Plan to the contrary, the forms of payment and other Prior Plans' provisions that were available under the Prior Plans immediately prior to the Merger Date which may not be eliminated under Section 411(d)(6) of the Code shall continue to be available to Participants who had an account under one of the Prior Plans on the day immediately preceding the Merger Date with respect to that portion of the Participant's account that is attributable to his service prior to the Merger Date.

5.     (A)    New Ideas International, Inc. does hereby adopt the Plan and agree to be bound by all of its terms, conditions and amendments.

       (B) All provisions of the Plan shall apply to Employees covered under the Prior Plans and other persons entitled to benefits under the Prior Plan immediately prior to its merger into the Plan to the extent such provisions are not inconsistent with the provisions of this amendment. Unless the context of the Plan or this amendment clearly implies or indicates to the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined in this amendment.

IN WITNESS WHEREOF, the Employer, New Ideas International, Inc., the Administrator and the Trustee(s) have hereunto affixed their signatures.

Executed at _______________________          on _________________________________________

       CANDLE CORPORATION OF AMERICA

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Executed at _______________________          on _________________________________________

       PARTYLITE GIFTS, INC.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________


Executed at _______________________          on _________________________________________

       AROMATIC INDUSTRIES, INC.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Executed at _______________________          on _________________________________________

       CANDLE CORPORATION OF AMERICA HONG KONG, LTD.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Executed at _______________________          on _________________________________________

       NEW IDEAS INTERNATIONAL,INC.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Accepted this _______ day of ___________________, ________.

__________________________________           By _________________________________________
             Witness                                         Administrator

Accepted this _______ day of ___________________, ________.

__________________________________           By _________________________________________
             Witness                                            Trustee


Accepted this _______ day of ___________________, ________.

__________________________________           By _________________________________________
             Witness                                            Trustee

                                 IMPORTANT NOTE

Neither Connecticut General Life Insurance Company nor any of its employees can provide you with legal advice in connection with the execution of this document. Prior to execution of this document, you should consult your attorney on whether this document is appropriate for you.

                               MERGER AMENDMENT TO
                     JEANMARIE CREATIONS, INC. SAVINGS PLAN

WHEREAS, Candle Corporation of America, Partylite Gifts, Inc., Aromatic Industries, Inc. and Candle Corporation of America Hong Kong, Ltd. (hereinafter collectively referred to as the "Employer") maintain the Blyth Industries, Inc. Profit Sharing Retirement Plan and Trust (hereinafter referred to as the "Plan") for the benefit of its eligible Employees and their Beneficiaries; and

WHEREAS, New Ideas International, Inc. and Jeanmarie Creations, Inc. (hereinafter referred to as the "Prior Employers") established respectively the New Ideas International, Inc. 401(k) and Profit Sharing Plan and the Jeanmarie Creations, Inc. Savings Plan (hereinafter referred to as the "Prior Plans") effective January 1, 1992 and February 1, 1993, respectively, for the benefit of eligible Employees and their Beneficiaries; and

WHEREAS, the Prior Employers reserved the right to amend the Prior Plans under the terms thereof; and

WHEREAS, the Plan is being amended simultaneously herewith to permit the merger of the Prior Plans into it and the Prior Employers now desire to merge the Prior Plans into the Plan;

NOW THEREFORE, effective January 1, 1998 (hereinafter referred to as the "Merger Date"), the Prior Plans are amended follows:

1. The terms of the Prior Plans shall no longer apply with respect to Participants under the terms of the Prior Plans who have not yet terminated employment (including terminations on account of retirement, death or disability) and the terms of the Prior Plans with respect to such Participants shall henceforth be as set forth in the Plan.

2.     (A)    The Plan shall represent a continuation of the Prior Plans and shall not abridge or curtail any rights or privileges accorded to Participants under the Prior Plans.

       (B) Each Employee of the Prior Employers who was a Participant in the respective Prior Plan on December 31, 1997 shall automatically become a Participant in the Plan on January 1, 1998. Each Employee of the Prior Employers who would have become a Participant in a Prior Plan but for the merger shall become a Participant in the Plan when he satisfies the eligibility requirements of the Plan.

       (C) The Service under the Plan of Employees described in (B) above shall be determined in accordance with the provisions of the Plan; provided, however, each such Participant's Service under the Plan attributable to employment prior to January 1, 1998 shall be his Service as determined in accordance with the provisions of the Prior Plan as in effect on December 31, 1997.

3. In connection with the merger, all liabilities with respect to the Prior Plans, and together with all assets of the Prior Plans shall be transferred to and made a part of the Plan.

4. Notwithstanding any provision of the Plan to the contrary, a Participant who was a Participant in one of the Prior Plans immediately prior to the Merger Date shall have a Vested Interest in his Participant's account under the Plan on or after the Merger Date of not less than his Vested Interest in his account under the Prior Plan on the day immediately preceding the Merger Date. Any Participant of one of the Prior Plans having not less than three Years of Service shall be permitted to elect, in writing, to have his Vesting Percentage computed under the Plan without regard to this merger amendment.

       In addition, notwithstanding any other provision of the Plan to the contrary, the forms of payment and other Prior Plans' provisions that were available under the Prior Plans immediately prior to the Merger Date which may not be eliminated under Section 411(d)(6) of the Code shall continue to be available to Participants who had an account under one of the Prior Plans on the day immediately preceding the Merger Date with respect to that portion of the Participant's account that is attributable to his service prior to the Merger Date.

5.     (A)    Jeanmarie Creations, Inc. does hereby adopt the Plan and agree to be bound by all of its terms, conditions and amendments.

       (B) All provisions of the Plan shall apply to Employees covered under the Prior Plans and other persons entitled to benefits under the Prior Plan immediately prior to its merger into the Plan to the extent such provisions are not inconsistent with the provisions of this amendment. Unless the context of the Plan or this amendment clearly implies or indicates to the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined in this amendment.

IN WITNESS WHEREOF, the Employer, Jeanmarie Creations, Inc., the Administrator and the Trustee(s) have hereunto affixed their signatures.

Executed at _______________________          on _________________________________________

       CANDLE CORPORATION OF AMERICA

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Executed at _______________________          on _________________________________________

       PARTYLITE GIFTS, INC.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________


Executed at _______________________          on _________________________________________

       AROMATIC INDUSTRIES, INC.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Executed at _______________________          on _________________________________________

       CANDLE CORPORATION OF AMERICA HONG KONG, LTD.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Executed at _______________________          on _________________________________________

       JEANMARIE CREATIONS,INC.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Accepted this _______ day of ___________________, ________.

__________________________________           By _________________________________________
             Witness                                         Administrator

Accepted this _______ day of ___________________, ________.

__________________________________           By _________________________________________
             Witness                                            Trustee


Accepted this _______ day of ___________________, ________.

__________________________________           By _________________________________________
             Witness                                            Trustee

                                 IMPORTANT NOTE

Neither Connecticut General Life Insurance Company nor any of its employees can provide you with legal advice in connection with the execution of this document. Prior to execution of this document, you should consult your attorney on whether this document is appropriate for you.

                               MERGER AMENDMENT TO
         BLYTH INDUSTRIES, INC. PROFIT SHARING RETIREMENT PLAN AND TRUST

WHEREAS, Candle Corporation of America, Partylite Gifts, Inc., Aromatic Industries, Inc. and Candle Corporation of America Hong Kong, Ltd. (hereinafter collectively referred to as the "Employer") maintain the Blyth Industries, Inc. Profit Sharing Retirement Plan and Trust (hereinafter referred to as the "Plan") for the benefit of its eligible Employees and their Beneficiaries; and

WHEREAS, New Ideas International, Inc. and Jeanmarie Creations, Inc. (hereinafter referred to as the "Prior Employers") established respectively the New Ideas International, Inc. 401(k) and Profit Sharing Plan and the Jeanmarie Creations, Inc. Savings Plan (hereinafter referred to as the "Prior Plans") effective January 1, 1992 and February 1, 1993, respectively, for the benefit of eligible Employees and their Beneficiaries; and

WHEREAS, the Employer reserved the right to amend the Plan under the terms thereof; and

WHEREAS, the Employer now desires to merge the Prior Plans into the Plan; and

NOW THEREFORE, effective January 1, 1998 (hereinafter referred to as the "Merger Date"), the Plan is amended follows:

1. The terms of the Prior Plans shall no longer apply with respect to Participants under the terms of the Prior Plans who have not yet terminated employment (including terminations on account of retirement, death or disability) and the terms of the Prior Plans with respect to such Participants shall henceforth be as set forth in the Plan.

2.     (A)    The Plan shall represent a continuation of the Prior Plans and shall not abridge or curtail any rights or privileges accorded to Participants under the Prior Plans.

       (B) Each Employee of the Prior Employers who was a Participant in the respective Prior Plan on December 31, 1997 shall automatically become a Participant in the Plan on January 1, 1998. Each Employee of the Prior Employers who would have become a Participant in a Prior Plan but for the merger shall become a Participant in the Plan when he satisfies the eligibility requirements of the Plan.

       (C) The Service under the Plan of Employees described in (B) above shall be determined in accordance with the provisions of the Plan; provided, however, each such Participant's Service under the Plan attributable to employment prior to January 1, 1998 shall be his Service as determined in accordance with the provisions of the Prior Plan as in effect on December 31, 1997.

3. In connection with the merger, all liabilities with respect to the Prior Plans, and together with all assets of the Prior Plans shall be transferred to and made a part of the Plan.

4. Notwithstanding any provision of the Plan to the contrary, a Participant who was a Participant in one of the Prior Plans immediately prior to the Merger Date shall have a Vested Interest in his Participant's account under the Plan on or after the Merger Date of not less than his Vested Interest in his account under the Prior Plan on the day immediately preceding the Merger Date. Any Participant of one of the Prior Plans having not less than three Years of Service shall be permitted to elect, in writing, to have his Vesting Percentage computed under the Plan without regard to this merger amendment.

       In addition, notwithstanding any other provision of the Plan to the contrary, the forms of payment and other Prior Plans' provisions that were available under the Prior Plans immediately prior to the Merger Date which may not be eliminated under Section 411(d)(6) of the Code shall continue to be available to Participants who had an account under one of the Prior Plans on the day immediately preceding the Merger Date with respect to that portion of the Participant's account that is attributable to his service prior to the Merger Date.

5.     (A)    The Employer does hereby elect to continue the Prior Plans.

       (B) All provisions of the Plan shall apply to Employees covered under the Prior Plans and other persons entitled to benefits under the Prior Plan immediately prior to its merger into the Plan to the extent such provisions are not inconsistent with the provisions of this amendment. Unless the context of the Plan or this amendment clearly implies or indicates to the contrary, a word, term or phrase used or defined in the Plan is similarly used or defined in this amendment.

6. Section 1.26 of the Plan is deleted in its entirety and is replaced with the following:

       EMPLOYER. The term Employer means Candle Corporation of America, Partylite Gifts, Inc., Aromatic Industries, Inc., Candle Corporation of America Hong Kong, Ltd., New Ideas International, Inc., Jeanmarie Creations, Inc. and any successor organization to such Employer which elects to continue the Plan. In the case of a group of employers which constitutes a controlled group of corporations (as defined in Code section 414(b)), or which constitutes trades or businesses (whether or not incorporated) which are under common control (as defined in Code section 414(c)), or which constitutes an affiliated service group (as defined in Code section 414(m)), all such employers shall be considered a single employer for purposes of participation, vesting, Top-Heavy provisions and determination of Highly Compensated Employees.

7.     Section 2.8 of the Plan is amended by the addition of the following:

       Service with a predecessor organization of the Employer shall be treated as Service with the Employer provided the prior Service is with either a company acquired by a member of the Employer's controlled group or a company from which assets are purchased by the employer; and, provided that the Employee was employed by the selling company at the time of the acquisition of stock or assets by the Employer and that the Employee is hired by the Employer.

8. The first paragraph of Section 4.1 is deleted in its entirety and replaced with the following:

       ELECTIVE DEFERRAL CONTRIBUTIONS. Each Active Participant may enter into a written Salary Deferral Agreement with the Employer in an amount equal to not less than 1% nor more than 15% of his Compensation for the Contribution Period. In consideration of such agreement, the Employer will make a contribution for each Contribution Period on behalf of the Participant in an amount equal to the total amount by which the Participant's Compensation from the Employer was deferred during the Contribution Period pursuant to the Salary Deferral Agreement then in effect. Elective Deferral Contributions shall be paid by the Employer to the Trust not less frequently than weekly, but in no event later than the 15th business day of the month following the month in which the amounts would otherwise have been payable to the Participant in cash.

9. Section 6.2 is deleted in its entirety and is replaced with the following:

       TIMING OF DISTRIBUTIONS. If the value of a Participant's Vested Interest exceeds (or at the time of any prior distribution exceeded) $5,000 and is immediately distributable (as defined in Section 8.5), the Participant and his Spouse, if required, must consent to the distribution before it is made.

       Instead of consenting to a distribution, the Participant may make a written election to defer the distribution for a specified period of time ending no later than the Participant's Normal Retirement Age. Such election to defer shall be irrevocable.

       If the Participant and Spouse, if applicable, do not consent to a distribution or if no election to defer is made within 90 days after receiving a written explanation of the optional forms of benefit available pursuant to Income Tax Regulation 1.411(a)(11), all benefits shall be deferred to, and distribution shall be made as of the Participant's Normal Retirement Age. The distribution will be made in the form of a single sum cash payment (in the case of a Participant's meeting the requirements of Section 8.1 (A)) or in accordance with Section 8.2 (in the case of a Participant's not meeting the requirements of Section
       8.1 (A)), unless the Participant elects another form of benefit within the 90-day period prior to the date the distribution is made.

       A Participant whose actual retirement date is on or after his Normal Retirement Age may not elect to defer distribution of his benefit beyond the date of his actual retirement.

       If the value of a Participant's Vested Interest is $5,000 or less at the time it becomes payable, the distribution shall be made in the form of a single sum cash payment and shall be made upon such Participant's Termination of Employment. Such a distribution may not be deferred.

       Unless the Participant elects otherwise, the payment of benefits under this Plan to the Participant shall begin not later than the 60th day after the close of the Plan Year in which the later of (A) or (B), below, occurs:

       (A) the date on which the Participant attains his Normal Retirement Age or age 62, if later; or

       (B) the date on which the Participant terminates his Service (including Termination of Employment, death or Disability) with the Employer.

       Notwithstanding the foregoing, the failure of a Participant and Spouse, if required, to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy the above paragraph.

10. Section 6.7 is deleted in its entirety and is replaced with the following:

       DEATH DISTRIBUTION PROVISIONS. If the Participant dies before distribution of his Vested Interest commences, the following provisions shall apply:

       (A) If a distribution is to be made to a Beneficiary other than the Surviving Spouse:

              (1) If the present value of the Participant's Vested Interest exceeds (or at the time of any prior distribution exceeded) $5,000, unless the Beneficiary elects another form of distribution, that portion of the Participant's Vested Interest payable to the Beneficiary will be distributed in the form of a single sum cash payment within a reasonable period of time after the Plan Administrator is notified of the Participant's death.

              (2) If the present value of the Participant's Vested Interest is $5,000 or less at the time it becomes payable, the distribution shall always be made in the form of a single sum cash payment and shall be paid within a reasonable period of time after the Plan Administrator is notified of the Participant's death.

       (B) If the distribution is to be made to a Beneficiary who is the Surviving Spouse, such distribution will be made in accordance with the following:

              (1) If the Participant had never elected a life Annuity form of distribution under the Plan:

                     (a) If the present value of the Participant's Vested Interest exceeds (or at the time of any prior distribution exceeded) $5,000, unless the surviving spouse elects another form of distribution, that portion of the Participant's Vested Interest payable to the Surviving Spouse will be distributed in the form of a single sum cash payment within a reasonable period of time after the Plan Administrator is notified of the Participant's death.

                     (b) If the present value of the Participant's Vested Interest payable to the Surviving Spouse is $5,000 or less at the time it becomes payable, the distribution shall always be made in the form of a single sum cash payment and shall be made within a reasonable period of time after the Plan Administrator is notified of the Participant's death.

              (2) If the Participant had previously elected a life Annuity form of distribution under the Plan:

                     (a) If the present value of the Participant's Vested Interest exceeds (or at the time of any prior distribution exceeded) $5,000 and is immediately distributable (as defined in Section 8.5), the Surviving Spouse must consent to the distribution before it is made. If the Surviving Spouse does not consent to a distribution, all benefits shall be deferred to a date that complies with the terms of
                            Section 6.8 (B).

                            The distribution shall be made in accordance with the provisions of Section 8.3.

                     (b) If the present value of the Participant's Vested Interest is $5,000 or less at the time it becomes payable, the distribution shall always be made in the form of a single sum cash payment and shall be paid within a reasonable period of time after the Plan Administrator is notified of the Participant's death.

IN WITNESS WHEREOF, the Employer, the Administrator and the Trustee(s) have hereunto affixed their signatures.

Executed at _______________________          on _________________________________________

       CANDLE CORPORATION OF AMERICA

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________


Executed at _______________________          on _________________________________________

       PARTYLITE GIFTS, INC.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Executed at _______________________          on _________________________________________

       AROMATIC INDUSTRIES, INC.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Executed at _______________________          on _________________________________________

       CANDLE CORPORATION OF AMERICA HONG KONG, LTD.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Executed at _______________________          on _________________________________________

       NEW IDEAS INTERNATIONAL, INC.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________


Executed at _______________________          on _________________________________________

       JEANMARIE CREATIONS,INC.

___________________________________          By _________________________________________
             Witness

                                             Title_______________________________________

Accepted this _______ day of ___________________, ________.

__________________________________           By _________________________________________
             Witness                                          Administrator

Accepted this _______ day of ___________________, ________.

__________________________________           By _________________________________________
             Witness                                             Trustee

Accepted this _______ day of ___________________, ________.

__________________________________           By _________________________________________
             Witness                                             Trustee

                                 IMPORTANT NOTE

Neither Connecticut General Life Insurance Company nor any of its employees can provide you with legal advice in connection with the execution of this document. Prior to execution of this document, you should consult your attorney on whether this document is appropriate for you.

                                  AMENDMENT TO
         BLYTH INDUSTRIES, INC. PROFIT SHARING RETIREMENT PLAN AND TRUST

WHEREAS, Candle Corporation of America, Partylite Gifts, Inc., Aromatic Industries, Inc. and Candle Corporation of America Hong Kong, Ltd. (hereinafter collectively referred to as the "Employer") established the Blyth Industries, Inc. Profit Sharing Retirement Plan and Trust (hereinafter referred to as the "Plan") effective April 30, 1980 for the benefit of its eligible Employees and their Beneficiaries; and

WHEREAS, the Employer reserved the right to amend the Plan under the terms thereof; and

WHEREAS, the Employer desires to amend the Plan;

NOW THEREFORE, the Plan is hereby amended, effective July 1, 1998, as follows:

1. All references in Section 6.2 of the Plan to the irrevocability of an election to defer distribution shall be null and void.

2. All references in Section 6.2 of the Plan to the ability to defer distribution only to Normal Retirement Date shall be null and void.

3. Section 6.2 of the Plan shall be deleted and replaced in its entirety by the following:

       "TIMING OF DISTRIBUTIONS. If the value of a Participant's Vested Interest exceeds (or at the time of any prior distribution exceeded) $5,000 and is immediately distributable (as defined in Section 8.5), the Participant and his Spouse, if required, must consent to the distribution before it is made.

       Instead of consenting to a distribution, the Participant may make a written election to defer the distribution for a specified period of time subject to the requirements of Section 6.4.

       If the Participant and Spouse, if applicable, do not consent to a distribution or if no election to defer is made within 90 days after receiving a written explanation of the optional forms of benefit available pursuant to Income Tax Regulation 1.411(a)(11), all benefits shall be deferred to, and distribution shall commence, no later than April 1 of the calendar year following the year the Participant attains age 70 1/2.

       Unless the Participant elects otherwise, the payment of benefits under this Plan to the Participant shall begin no later than the 60th day after the close of the Plan Year in which the latest of (A), (B) or (C), below, occurs:

       (A) the date on which the Participant attains the earlier of his Normal Retirement Age or age 65, or

       (B) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or

       (C) the date on which the Participant terminates his Service (including Termination of Employment, death or Disability) with the Employer.

       Notwithstanding the foregoing, the failure of a Participant and Spouse, if required, to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer distribution to the April 1 of the calendar year following the year the Participant attains age 70 1/2.

       The Employer may elect that all Participants that defer distribution shall be responsible for all fees and expenses associated with maintaining his Participant's Account in a deferred status.

       By submitting a written request, a Participant, with his Spouse's consent, if applicable, may elect at any time prior to the actual payment of benefits to take a full distribution of his vested amount. The payment of benefits shall be made as soon as practicable under the distribution form the Participant has elected.

       A Participant who continues to maintain an account balance under the Plan may elect to withdraw an amount which is equal to any whole percentage (not to exceed 100%) from his Participant's Account. Such an election may be made in accordance with and subject to the provisions of Article X. Such Participant as described herein shall have the authority to direct the transfer of his Vested Interest in accordance with Article XIII of the Plan.

       If the value of a Participant's Vested Interest has always been $5,000 or less, the distribution shall be made in the form of a single sum cash payment and shall be made upon such Participant's Termination of Employment. Such a distribution may not be deferred.

       All distributions are subject to the provisions of Article VIII."

IN WITNESS WHEREOF, the Employer, the Administrator and the Trustee(s) have hereunto affixed their signatures.

Executed at ______________________________ on ____________________

                                                     CANDLE CORPORATION OF AMERICA

__________________________________           By __________________________________
             Witness

                                             Title _______________________________

Executed at ______________________________ on ____________________

                                                             PARTYLITE GIFTS, INC.

__________________________________           By __________________________________
             Witness

                                             Title _______________________________

Executed at ______________________________ on ____________________

                                                         AROMATIC INDUSTRIES, INC.


__________________________________           By __________________________________
             Witness

                                             Title _______________________________

Executed at ______________________________ on ____________________

                                     CANDLE CORPORATION OF AMERICA HONG KONG, LTD.

__________________________________           By __________________________________
             Witness

                                             Title _______________________________

Accepted this __________ day of ______________________________, 19____.

__________________________________           By __________________________________
             Witness                                     Administrator

Accepted this __________ day of ______________________________, 19____.

__________________________________           By __________________________________
             Witness                                        Trustee

Accepted this __________ day of ______________________________, 19____.

__________________________________           By __________________________________
             Witness                                        Trustee

                                 IMPORTANT NOTE

Neither Connecticut General Life Insurance Company nor any of its employees can provide you with legal advice in connection with the execution of this document. Prior to execution of this document, you should consult your attorney on whether this document is appropriate for you.